As filed with the Securities and Exchange Commission on May 15, 2007

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM SB-2

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE QUANTUM GROUP, INC.

(Name of Small Business Issuer in Its Charter)

Nevada	8742	20-0774748
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

3420 Fairlane Farms Road, Suite C

Wellington, Florida 33414

(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business)

Noel J. Guillama
Chief Executive Officer
The Quantum Group, Inc.
3420 Fairlane Farms Road, Suite C
Wellington, Florida 33414
(561) 798-9800

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Joel D. Mayersohn, Esq.	Ralph V. DeMartino, Esq.
Arnstein & Lehr LLP	Alec Orudjev, Esq.
200 East Las Olas Boulevard, Suite 1700	Cozen O’Connor
Fort Lauderdale, Florida 33301	1627 I Street, NW, Suite 1100
(954) 713-7600	Washington, DC 20006
(202) 912-4800

As soon as practicable after the effective date of this registration statement.

(Approximate Date of Proposed Sale to the Public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units each consisting of two shares of Common Stock, par value .001 per share (“Common Stock”), and two Common Stock Purchase Warrants (“Warrant”) (2)	2,645,000	$6.50 (3)	$17,192,500	$527.81
Shares of Common Stock included as part of the Units (2)	5,290,000	—	—	—
Warrants included as part of the Units (2)	5,290,000	—	—	—
Shares of Common Stock underlying the Warrants included in the Units (2)(5)	5,290,000	3.25 (4)	17,192,500	527.81
Representative’s Unit Purchase Option (“UPO”)	115,000	.00022	100.0003
Units underlying the UPO, each consisting of two shares of Common Stock and two Warrants	115,000	6.50 (5)	747,500	22.95
Shares of Common Stock included as part of the UPO	230,000	—	—	—
Warrants included as part of the UPO	230,000	—	—	—

TOTAL			$35,132,600	$1,078.57

(1)

The number of units to be registered and the per unit price will depend on the market price of our Common Stock.

(2)

Includes 345,000 Units, and 690,000 shares of Common Stock and 690,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Estimated at $6.50 per unit, for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)

Estimated at $3.25 per share, for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(5)

Estimated at $6.50 per unit, for purposes of calculating the registration fee in accordance with Rule 457(g)(2) under the Securities Act.

The information in this prospectus is not complete and may be changed. These securities may not be sold, except pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2007

PRELIMINARY PROSPECTUS

healthcare solutions for a new generation SM

The Quantum Group, Inc.

2,300,000 Units

•

We are selling units in a best efforts underwriting.

•

Each unit consists of 2 shares of our common stock and 2 five-year warrants to purchase 1 share of our common stock.

•

The common stock offered by this prospectus will initially trade as a unit, until separated, at which time they will each trade separately.

•

Each warrant may be exercised to purchase 1 share of common stock at an exercise price equal to 75% of the unit price, beginning on the date the units are separated through the date which is five years after the date of this prospectus.

•

We may redeem the warrants at a price of $0.01 per warrant, upon 30 days' notice, so long as the closing bid price of our common stock as reported by the principal exchange or trading market on which our common stock trades equals or exceeds 175% of the unit offering price for 20 consecutive trading days ending on the third day prior to the day on which notice is given.

•

The separation of the units into shares of common stock and warrants will occur upon the earlier of (i) 90 days from the date of effectiveness of the registration statement, of which this prospectus is a part, or (ii) such time as the representative of the underwriters determines that separate trading should occur. The units will cease to exist at that time.

•

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol ‘‘QNTM.’’ Currently, no public market exists for our units or warrants. The last sales price of our common stock on May 12, 2007 was $7.00 per share.

Investing in our units involves a high degree of risk. You should only purchase these securities if you can afford a complete loss of your investment. You should read this entire prospectus carefully, including the section entitled ‘‘Risk Factors’’ beginning on page 6, which describes some factors you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds, Before Expenses to Us
Per Unit (1)
Total

We have granted the underwriters a 45-day option to purchase up to an additional 345,000 units to cover over-allotments. If the option is exercised in full, the total price to the public, underwriting discounts and commissions, and proceeds to us will be $____, $____ and $____, respectively. The units are being offered by the several underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions.

Newbridge Securities Corporation

The date of this prospectus is ________ __, 2007

TRADITIONAL MODEL

CMS/Medicare
HMO
MSO
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.
Dr.'s are contracted directly with the HMO, and are managed by the MSO

QUANTUM MODEL

CMS/Medicare
Dr.'s are contracted directly with Quantum/ Renaissance
HMO #1
HMO #2
HMO #3
HMO #4
HMO #5
Renaissance
HEALTH SYSTEMS
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.
DR.

Until ________ __, 2007 (25 days after the date of this prospectus), all dealers effecting transactions in the securities offered by this prospectus, whether or not participating in the offering, may be required to deliver a copy of this prospectus. Dealers may also be required to deliver a copy of this prospectus when acting as underwriters and for their unsold allotments or subscriptions.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

1

SUMMARY FINANCIAL DATA

4

RISK FACTORS

6

FORWARD-LOOKING STATEMENTS

16

USE OF PROCEEDS

17

DILUTION

18

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

19

DIVIDEND POLICY

19

DETERMINATION OF OFFERING PRICE

19

CAPITALIZATION

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

21

BUSINESS

25

MANAGEMENT

42

EXECUTIVE COMPENSATION

46

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

50

DESCRIPTION OF SECURITIES

52

UNDERWRITING

55

WHERE YOU CAN FIND MORE INFORMATION

58

LEGAL MATTERS

58

EXPERTS

58

INDEX TO FINANCIAL STATEMENTS

F-1

References in this prospectus to “we,” “us,” “our,” “the company” and “Quantum” refer to The Quantum Group, Inc.

You should rely only on the information contained in this prospectus and in any prospectus supplement we may file after the date of this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. These securities will not be offered in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement is accurate only as of the date on the front cover of this prospectus or any supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors” on Page 6. In addition, some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding the Forward Looking Statements.”

The Company

Overview

The Quantum Group, Inc. is a healthcare services company headquartered in Wellington, Florida. Our business model is to become Florida’s leading provider of support services to the healthcare industry in three complementary areas: providing leading edge healthcare to consumers; supplying support services for physicians, managed care organizations (MCOs), healthcare facilities and physician associations; and developing provider technology solutions to create a more effective and responsive healthcare system.

To serve the various business requirements, The Quantum Group is organized into three distinct yet integrated operating divisions:

•

Renaissance Health Systems (RHS)

•

Quantum Provider Support Services (PSS)

•

Quantum Medical Technology (QMT)

In the past year we negotiated full risk contracts with five MCOs, three of which are operational and the other two are in development.  Under a full risk contract, the Company will receive a monthly fee for each patient that chooses one of the Company’s physicians as their primary care physician. The fixed fee is based on a percentage of the premium the HMO receives. Revenue under this agreement is generally recorded in the period services are rendered at the rates then in effect, with quarterly adjustments. The direct medical costs are a combination of actual medical costs paid by the HMO plus a reserve for future medical costs incurred but not reported (IBNR).  One of the contracts require 300 members prior to the contract becoming full risk, which has not been achieved to date.  The other two contracts started in January 2007 and are full risk from inception.

Added services we expect to begin marketing in late 2007 includes medical staffing, payroll support services, group purchasing, and physician receivable financing to our billing customers.

RHS will continue to expand its provider network, by increasing the number of total physicians participating to a goal of 2,500 by December 31, 2007, developing a new Community Health System (CHS) in each of the targeted northern counties of Florida, adding two to three more MCO contracts, and expanding its credentialing services to hospitals. In the developing CHS counties, we will continue to add physicians to create a fully marketable network.

In 2006, our subsidiary, QMT, completed the overall design of its enterprise system of technology solutions for the physicians, hospitals, payers, and RHS. The system comprises nine different areas of services or solutions which will be provided. Each of the nine services or solutions are supported by technology solutions which are integrated to the enterprise system, which provide expanded communications, lower cost of technology services, greater information storage, and ease of use. By December 2006, QMT was providing to its sister companies utilization management, credentialing, electronic medical record (EMR) and billing software solutions. During 2007, it is anticipated that we will add a patient portal, a personal health record (PHR), receivable financing reconciliation, third party payor adjudication, disease management and several other additional solutions.

Market Opportunity

The Quantum Group operates in the healthcare industry in the state of Florida. According to the predictions of Robert W. Fogel, Nobel laureate, University of Chicago Graduate School of Business, by the year 2030 about 25 percent of the National GDP will be spent on healthcare, making it “the driving force in the economy, just as railroads drove the economy at the start of the 20th century.” (New York Times, August 22, 2006). Currently, healthcare accounts for 16% of GDP. The industry’s significant growth is largely attributed to the needs of the Baby Boomer generation who begin turning 65 in the year 2012 and will begin to utilize the federally-funded Medicare program. This generation will include more than 78 million 65-and-older Americans by the year 2030.1

In the state of Florida alone, the healthcare industry amounts to $95+ billion annually.2

Corporate Offices

Our principal executive offices are located at 3420 Fairlane Farms Road, Suite C, Wellington, Florida 33414 and our telephone number is (561) 798-9800. Our website address is www.QuantumMD.com. The website does not form a part of this prospectus.

Significant Risks

Our business is subject to substantial risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors. We have not authorized anyone to give you information or to make any presentation other than those contained in this prospectus.

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1

The Henry J. Kaiser Family Foundation. (2005, April). Medicare: Medicare Spending and Financing.

2

Centers for Medicare & Medicaid Services. (2007, February) Healthcare Expenditures by State.

The Offering

Securities offered

2,300,000 units, with each unit consisting of 2 shares of our common stock and 2 five-year warrants to purchase 1 share of our common stock. The common stock and the warrants will initially trade as a unit, until separated. The separation of the units shall occur on the earlier of: (i) 90 days from the date of effectiveness of the registration statement of which this prospectus forms a part, or (ii) such time as the representative of the underwriters determines that separate trading should occur. The units will cease to exist at that time. We expect to notify the unit holders of the separation of the units 5 days prior thereto through the issuance of a news release.

Warrant terms

Each warrant is exercisable to purchase 1 share of our common stock at an exercise price of 75% of the unit offering price, subject to redemption rights.

Redemption of warrants

At any time, we may redeem all of the warrants issued in this offering at a price of $0.01 per warrant, upon 30-days notice, so long as the closing bid price of our common stock as reported by the principal exchange or trading market on which our common stock trades equals or exceeds 175% of the unit offering price for 20 consecutive trading days ending on the third day prior to the day on which notice is given.

Over-allotment option

345,000 units

Common stock outstanding after this

Offering

6,507,430 shares

Use of proceeds

We intend to use the net proceeds from this offering for repayment of convertible debentures; further development of the healthcare delivery networks and physician support services; acquisitions and working capital.

OTC Bulletin Board symbol

QNTM

Risk factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in our securities.

The number of shares of our common stock outstanding after this offering is based on 1,907,430 shares outstanding as of May 4, 2007 and excludes the following:

•

up to 4,600,000 shares issuable in this offering;

•

up to 4,600,000 shares issuable upon exercise of warrants issued in this offering;

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up to 690,000 shares included in units issuable upon exercise of the underwriters’ unit purchase option and up to an additional 690,000 shares issuable upon the exercise of warrants included in units issuable upon the exercise of the unit purchase option;

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up to 88,567 shares of common stock issuable upon exercise of additional outstanding warrants, at a weighted average exercise price of $8.25 per share;

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up to 213,273 shares of common stock issuable upon exercise of vested options at a weighted average exercise price of $7.05 per share;

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up to 2,659,341 shares of common stock and up to 2,659,341 shares issuable upon conversion of warrants which are issuable upon conversion of outstanding convertible debentures into units;

•

up to 1,407,926 shares of common stock issuable upon conversion of Bridge Shares into units at offering price;

•

up to 197,600 shares of common stock reserved for future issuance shares or option grants under our 2003 Incentive Equity and Option Plan.

SUMMARY FINANCIAL DATA

You should read the following summary financial data together with our financial statements and related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis” and “Risk Factors” sections included elsewhere in this prospectus. The summary financial data set forth below for the years ended October 31, 2006 and 2005, are derived from, and are qualified by reference to, our financial statements that have been audited by Daszkal Bolton, LLP, our independent registered public accounting firm, and are included elsewhere in this prospectus. Historical results are not necessarily indicative of future results. The Pro Forma amounts gives effect to the 1 for 25 reverse split, effectuated by the Company on March 29, 2007. The Pro Forma net loss per share and weighted average shares outstanding have been adjusted to retroactively reflect the reverse stock split.

Statements of Operations Data:

	Three months ended January 31,	Year ended October 31,
	2007	2006	2005
	(unaudited)	(restated)
Net revenues	$421,177	$95,253	$1,119
Direct costs	$283,961	$82,210	$1,119
Gross profit	$137,216	$13,043	$—
Total operating expenses	$1,085,469	$2,931,350	$1,820,226
Loss from operations	$948,253	$2,918,307	$1,820,226
Total non-operating expenses	$1,068,987	$1,754,453	$33,394
Net loss	$2,017,240	$4,672,760	$1,853,620
Net loss per share – basic and fully diluted	$1.56	$4.72	$2.29
Weighted average shares outstanding	1,289,850	989,140	810,454

Balance Sheet Data:

	Three months ended January 31,	Year ended October 31,
	2007	2006	2005
	(unaudited)	(restated)
Total assets	$1,066,213	$1,091,861	$733,444
Total liabilities	$4,639,039	$3,454,721	$1,334,214
Working capital deficiency	$3,695,831	$2,651,549	$1,126,671
Shareholders' deficit	$3,572,826	$2,362,860	$600,770

Pro Forma Balance Sheet Data:

	As of January 31, 2007

	Actual	Sale of Convertible Debt (1)	Pro Forma	This Offering (2)	Pro Forma as Adjusted (1) (2)

Total assets	$1,066,213	$3,461,250	$4,527,463	$12,831,500	$17,358,963
Total liabilities	$4,639,039	$2,268,742	$6,907,781	$—	$6,907,781
Working capital (deficiency)	$(3,695,831)	$1,192,508	$(2,503,323)	$12,831,500	$10,328,177
Shareholders' equity (deficit)	$(3,572,826)	$1,192,508	$(2,380,318)	$12,831,500	$10,451,182

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(1)

Gives effect to the sale of $3,991,000 Bridge units and the conversion of $334,000 of loans into Bridge units sold or converted subsequent to January 31, 2007. Each $50,000 Bridge unit consists of a $50,000 8% Secured Convertible Debt (Debt) and 6,061 shares of the Company’s common stock. The Debt can be converted into offering units at a price equal to 70% of the offering price.

(2)

Gives effect to the sale of an aggregate of 2,300,000 units in this offering at a proposed offering price of $6.50 per unit, resulting in our receiving net proceeds of $12,831,500; does not give effect to the issuance of shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing units. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially and/or adversely affected. In that case, the trading price of our securities could decline and investors in our securities could lose all or part of their investment.

Risks Relating to Our Business

We have a need for substantial additional financing.

Our inability to obtain sufficient additional financing would have a material adverse effect on our ability to implement our business plan and, as a result, could require us to diminish or suspend activities. Though we expect that this proposed secondary public offering will be fully subscribed, we can give no assurance that it will happen. The timing, size and completion of this offering will be critical in the repayment of outstanding debt, as well as to continued operations through 2007 and into 2008. We cannot be sure that these events will transpire as we have planned, and delays or changes can place us at risk of default, inability to provide services under contract and/or require us to reduce operations substantially.

We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.

Since inception in 2001 through January 31, 2007, we have incurred a net loss from operations of more than $7,000,000 and a total net loss of more than $10,000,000. We do not expect our operations to be profitable in fiscal year ended October 31, 2007. If we fail to generate profits from our operations, we will not be able to sustain our business or to repay outstanding promissory notes and loans. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern.

We have a limited operating history from which an evaluation of our future prospects can be made, particularly our ability to develop a market for our products and services.

We have been a development stage company through July 31, 2006 and have just begun to report revenue from our operations. We have experienced significant negative cash flow from operations from inception and there can be no assurance that even if and when we achieve profits from operations that we will achieve a positive cash flow. There is a limited financial history of operations from which to evaluate our future prospects, including our ability to develop a wide base of customers for our services. We may encounter unanticipated problems, expenses and delays in marketing our services and securing additional customers. If we are not successful in developing multiple product lines such as medical billing, insurance services, managed care contracting, and/or employee leasing in the next 24 months, our ability to generate sufficient revenue to sustain our operations will be adversely and materially affected.

Our independent auditors have issued a going concern opinion, which has raised substantial doubt about our ability to continue as a going concern.

The independent auditors’ report for the year ended October 31, 2006 includes an explanatory paragraph in their audit opinion stating that our recurring losses from operations since inception and working capital deficiency raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We remain in need of substantial additional investment capital to fund our operations.

We are subject to changes in the reimbursement rates for our provider services as well as uncertainty about the ability to collect the appropriate fees for services provided by us.

We are now, and will be in the future, dependent on reimbursements from third parties such as state and federal agencies and managed care organizations for the services which we provide. Reduction in reimbursement rates or fees could force us to stop, change or reduce operations.

We are dependent on key personnel and the loss of such personnel could have a material negative impact on our business.

Implementation of our business strategy is largely dependent on the efforts of two senior officers, Noel J. Guillama, Chief Executive Officer, and Donald B. Cohen, Chief Financial Officer. Furthermore, as a small company, we will likely be dependent on other executive and non-executive management and the entire Board of Directors as we grow. If, for some reason, Mr. Guillama or Mr. Cohen were not available to provide services to the Company, we believe that other individuals, within and outside the Company, could assume the operational responsibility while a permanent CEO or CFO, respectively, is found. However, the Company would be severely limited and its operations adversely affected, if a suitable replacement is not found in a timely manner. We have Key Man Life Insurance on Mr. Guillama in the amount of $6,300,000. Competition for highly qualified personnel is intense and we have very limited resources. The loss of any executive officer or other key employee or the failure to attract and retain other skilled employees could have a material adverse impact upon our business, operations or financial condition. Due to the Company’s active commitments, it is possible that in the near future the Company may not have the personnel resources available to effectively manage and control the care of patients. At which time this shortage of personnel resources could jeopardize the contracted relationships with the MCOs or increase the Company’s medical loss ratio, or both.

We face technology challenges and, if we cannot meet these challenges, our business will be negatively impacted.

We face challenges in technology development, deployment and use; medical malpractice exposure; and the fluctuation of medical costs vs. medical payments. We are depending on the use of electronic healthcare records to facilitate communication with our providers and more importantly to monitor and control our medical costs to patients by reducing unnecessary care, fraud, over utilization in the treatment of our patients, paying our providers and reporting to the payers. If we are not able to make the appropriate investment in such technology, we may not be able to create the necessary spread in gross margins between medical costs and medical payments, which may require that we redesign our model and/or experience substantial and unsustainable medical costs, jeopardizing our contracts and our business relationships.

We have secured convertible debentures due May 30, 2007 and June 30, 2007, which if not paid or converted by the maturity date, would be in default.

We have $6,050,000 in secured convertible debentures, which are secured by all the assets of Company. If we are unable to repay these obligations and the lenders do not convert into our common stock, we could be obligated to forfeit all our assets.

If we are unable to implement effective internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the price of our common stock.

The Sarbanes-Oxley Act of 2002 (SOX), which became law in July 2002, has required changes in corporate governance, securities disclosure and compliance practices of public companies. In response to the requirements of SOX, the Securities and Exchange Commission and major stock exchanges have promulgated new rules and listing standards covering a variety of subjects. We anticipate that our compliance with these new rules and listing standards is likely to increase our general and administrative costs, and we expect these expenses will continue to increase in the future. There is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or the securities exchange on which we may be trading at that time, and such actions may be injurious to our reputation and affect our financial condition and decrease the value and liquidity of our securities, including our common stock. We expect that SOX and these other laws, rules and regulations will increase legal and financial compliance costs and will make our corporate governance activities more difficult, time consuming and costly.

Violation of the laws and regulations applicable to us could expose us to liability, reduce our revenue and profitability, or otherwise adversely affect our operations and operating results.

The federal and state agencies administering the laws and regulations applicable to us have broad discretion to enforce them. We expect to be subject, on an ongoing basis, to various governmental reviews, audits, and investigations to verify our compliance with our contracts, licenses, and applicable laws and regulations. An adverse review, audit, or investigation could result in any of the following:

•

cancellation of any or all of our MCO contracts;

•

loss of our right to participate in the Medicare Advantage program;

•

forfeiture or recoupment of amounts we have been paid pursuant to our contracts or performance bonds;

•

imposition of significant civil or criminal penalties, fines, or other sanctions on us and our key employees;

•

damage to our reputation in existing and potential markets;

•

increased restrictions on marketing our products and services; and

•

inability to obtain approval for future products and services, geographic expansions, or acquisitions.

Claims relating to medical malpractice and other litigation could cause us to incur significant expenses. From time to time, we may be party to various litigation matters, some of which could seek monetary damages. Managed care organizations and their affiliates may be sued directly for alleged negligence, including in connection with the credentialing of network providers or for alleged improper denials or delay of care. In addition, Congress and several states have considered, or are considering, legislation that would expressly permit managed care organizations to be held liable for negligent treatment decisions or benefits coverage determinations. Of the states in which we anticipate future operations, only Texas has enacted legislation relating to health plan liability for negligent treatment decisions and benefits coverage determinations. In addition, our providers involved in medical care decisions may be exposed to the risk of medical malpractice claims. A material percentage of these providers do not have malpractice insurance. As a result of increased costs or inability to secure malpractice insurance, the percentage of physicians who do not have malpractice insurance may increase.

In recent years physicians, hospitals and other providers in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories. Many of these lawsuits involve large claims and substantial defense costs. Once funding is secured, the Company expects to secure professional liability insurance coverage, on a claim made basis, in amounts that exceed the requirements as mandated by the State of Florida, but which may not be adequate to protect the Company's assets.

We are dependent on MCO contracts at capitated rates which are subject to yearly renewal and there is no assurance that these contracts can be renewed at favorable rates.

We intend to have a substantial part of our revenues derived from agreements with MCOs that provide for the receipt of capitated fees. Capitated fees are a negotiated percentage of total premiums collected by an insurer or payer source to cover the partial or complete healthcare services delivered to a patient. The fees are determined on a per capita basis paid monthly by managed care organizations. MCO enrollees may come from the integration or acquisition of healthcare providing entities, additional affiliated physicians and increased enrollment in each contract/region serviced by the Company. The Company intends to enter into MCO agreements which generally will be for one-year terms and subject to annual negotiation of rates, covered benefits and other terms or conditions. MCO agreements are often negotiated and executed in arrears. There can be no assurance that such agreements will be entered into, or renewed, or if entered into and/or renewed that they will contain favorable reimbursement terms to the Company and its affiliated providers. There can be no assurance that the Company will be successful in identifying, acquiring and integrating MCO entities or increasing the number of MCO enrollees. Once acquired, a decline in enrollees in MCOs could also have a material adverse effect on the Company's profitability.

Our profitability is based on our ability to control of healthcare costs.

Under the MCO agreements the Company, through its affiliated providers, will generally be responsible for the provision of all covered hospital benefits as well as outpatient benefits regardless of whether the affiliated providers directly provide the healthcare services associated with the covered benefits. To the extent that enrollees require more care than is anticipated, or require supplemental healthcare which is not otherwise reimbursed by the MCO, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If revenue is insufficient to cover costs, the Company's operating results could be adversely affected. As a result, the success of the Company will depend in large part on the effective management of healthcare costs through various methods, including utilization management, competitive pricing for purchased services and favorable agreements with payers. Recently, many providers have experienced pricing pressures with respect to negotiations with MCOs. There can be no assurance that these pricing pressures will not have a material, adverse impact on the operating results of the Company. Changes in healthcare practices, inflation, new technologies, major epidemics, natural disasters and numerous other factors affecting the delivery and cost of healthcare are beyond the control of the Company and may adversely affect its operating results.

In connection with hospital covered benefits, the Company will enter into a per diem arrangement with a hospital, or hospitals, whereby the Company will pay the hospital service provider a flat per diem fee for which the hospital will provide all hospital directed services. In some cases, the Company would be required to pay a percentage of usual and customary hospital charges if a capitated patient is seen or admitted in a hospital not under contract to the Company. The Company intends to seek additional hospital providers to provide covered services to MCO enrollees assigned to its affiliated physicians. To the extent that enrollees require more care than is anticipated or require supplemental care that is not otherwise reimbursed by the MCOs, aggregate capitation rates may be insufficient to cover the costs associated with the treatment of enrollees. If such revenue is insufficient, the Company's operating results could be adversely affected.

We have entered into management agreements where we are at full risk of the operations and therefore could expose us to material deficits if revenues generated are less than expenses.

The Company has entered into two management agreements with medical billing and collection organizations through our subsidiary, QMed BILLING, and has accepted a supervisory management role in the operations. To the extent that revenues do not cover the overhead of these companies, the Company is required to make up any shortfall and this may expose the Company to material deficits.

Our failure to estimate incurred but not reported (IBNR) claims accurately will affect our reported financial results.

Our medical care costs include estimates of our IBNR claims. These claims are for medical costs that are incurred in one month, but not submitted for payment until a subsequent month. We estimate our medical expense liabilities using actuarial methods based on historical data adjusted for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors, and in consultation with our MCO Partners. Actual conditions, however, could differ from those we assume in our estimation process. We continually review and update our estimation methods and the resulting accruals to make adjustments, if necessary, to medical expenses when the criteria used to determine the IBNR estimate changes and when actual claim costs are ultimately determined. As a result of the uncertainties associated with the factors used in these assumptions, the actual amount of medical expense that we incur may be materially more or less than the amount of IBNR originally estimated. If our estimates of IBNR are inadequate, in the future our reported results of operations will be negatively impacted. Further, our inability to estimate IBNR accurately may also affect our ability to take timely corrective actions or otherwise establish appropriate premium pricing, further exacerbating the extent of any adverse effect on our results.

The MCO agreements often contain shared-risk provisions under which additional revenue can be earned or economic penalties can be incurred based upon the utilization of hospital physicians and ancillary services by MCO enrollees. These estimates are based upon resource consumption, utilization, and associated costs incurred by MCO enrollees compared to budgeted costs. Differences between actual contract settlements and amounts estimated as receivable or payable relating to MCO risk-sharing arrangements are generally reconciled annually, which may cause fluctuations from amounts previously accrued.

Our revenues are subject to third-party reimbursement and therefore any reductions in those reimbursements could significantly reduce our revenues and profitability.

Healthcare providers that render services on a fee-for-service basis (as opposed to a capitated plan), typically submit bills to various third-party payers, such as governmental programs (e.g., Medicare and Medicaid), private insurance plans and managed care plans, for the healthcare services provided to their patients.  A portion of our future revenues is likely to be derived from payments made by these third-party payers.  These third-party payers increasingly are negotiating the prices charged for healthcare services with the goal of lowering reimbursement and utilization rates.  Our success depends, in part, on the effective management of healthcare costs.

This includes controlling utilization of specialty care physicians and other ancillary providers and purchasing services from third-party providers at competitive prices. There can be no assurance that payments under governmental programs, or from other third-party payers, will remain at present levels. Third-party payers can deny reimbursement if they determine that treatment was not performed in accordance with the cost-effective treatment methods established by such payers, was determined to be experimental, or for other reasons.

Our inability to retain the Medicare Advantage Members, or our MCO partners, or increase our membership could adversely affect our results of operations.

A reduction in the number of members in our affiliated Medicare Advantage plans, or the failure to increase our membership, could adversely affect our results of operations. In addition to competition, factors that could contribute to the loss of, or failure to attract and retain, members include:

•

negative accreditation results or loss of licenses or contracts to our affiliated MCOs;

•

negative publicity and news coverage relating to us, our affiliated MCOs or the managed healthcare industry in general; and

•

litigation or threats of litigation against us or our contracted healthcare providers or our affiliated MCOs.

A disruption in our healthcare provider networks could have an adverse effect on our operations and profitability.

Our operations and future profitability are dependent, in part, upon our ability to contract with healthcare providers and provider networks on favorable terms. In any particular service area, healthcare providers, or provider networks, could refuse to contract with us, demand higher payments, or take other actions that could result in higher healthcare costs, disruption of benefits to our members, or create difficulties in meeting our regulatory or accreditation requirements. In some service areas, healthcare providers may have significant market positions. If healthcare providers refuse to contract with us, use their market position to negotiate unfavorable contracts, or place us at a competitive disadvantage, then our ability to market products, or to be profitable in those service areas, could be adversely affected. Our provider networks could also be disrupted by the financial insolvency of a large provider group. Any disruption in our provider network could result in a loss of membership or higher healthcare costs.

Our inability or failure to properly maintain effective and secure management information systems, successfully update or expand processing capability, or develop new capabilities to meet our business needs could result in operational disruptions and other adverse consequences.

Our business will depend significantly on effective and secure information systems. Once completed, the information gathered and processed by our management information systems will assist us in, among other things, marketing and sales tracking, billing, claims processing, medical management, medical care cost and utilization trending, financial and management accounting, reporting, planning and analysis and e-commerce. In the future, these systems could support on-line customer service functions, provider and member administrative functions, and support tracking and extensive analyses of medical expenses and outcome data. These information systems and applications require continual maintenance, upgrading and enhancement to meet our operational needs and handle our expansion and growth. Any inability or failure to properly maintain management information systems, successfully update or expand processing capability, or develop new capabilities to meet our business needs in a timely manner could result in operational disruptions, loss of existing customers, difficulty in attracting new customers, impairment of the implementation of our growth strategies, delays in settling disputes with customers and providers, regulatory problems, increases in administrative expenses, loss of our ability to produce timely and accurate reports, and other adverse consequences. To the extent a failure in maintaining effective information systems occurs, we may need to contract for these services with third-party management companies, which may be on less favorable terms to us and significantly disrupt our operations and information flow. Furthermore, our business requires the secure transmission of confidential information over public networks. Because of the confidential health information we store and transmit, security breaches could expose us to a risk of regulatory action, litigation, possible liability and loss. Our security measures may be inadequate to prevent security breaches and our business operations and profitability would be adversely affected by cancellation of contracts, loss of members, and potential criminal and civil sanctions if security breaches occur.

Our business will suffer if we fail to successfully integrate any potential acquisition or technologies in the future.

Part of our business plan is to acquire, license or joint venture other organizations’ products, services and/or technology. If we are unable to acquire and/or successfully integrate the acquisitions, this could have a material impact on our business model and/or development.

Consequently, we may not be successful in integrating acquired businesses or technologies and therefore might not be able to achieve anticipated revenue and/or cost benefits. We also cannot guarantee that these acquisitions will result in sufficient revenues or earnings to justify our investment in, or expenses related to, these acquisitions, or that any synergies will develop. The healthcare technology industry is consolidating and we expect that we will face intensified competition for acquisitions. If we fail to execute our acquisition strategy successfully for any reason, our business could suffer significantly.

Failure to satisfy HIPAA Compliance may subject the Company to fines and restrictions.

The portion of the Health Insurance Portability and Accountability Act of 1966 (HIPAA) that deals with patient privacy became effective April 14, 2003. These new federal health privacy regulations set a national floor of privacy protections that will reassure patients that their medical records are kept confidential. The rules, intended to ensure appropriate privacy safeguards, are in place as we utilize information technologies to improve the quality of patient care.

The new protections give patients greater access to their own medical records and more control over how their personal information is used by their health plans and healthcare providers. Patients are required to receive a notice explaining how their health plans, doctors, pharmacies and other healthcare providers use, disclose and protect their personal information. Patients now have the ability to see and copy their health records and to request corrections of any errors included in their records. Patients may file complaints about privacy issues with their health plans or providers or with the Office for Civil Rights.

If the Company, and/or its affiliates, is found in violation of HIPAA regulations, the Company could face substantial fines and restrictions including the loss of its MCO contracts.

We are subject to business disruption, which can negatively impact our business.

We are subject to business disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns. Potential damages from such disruptions are impossible to anticipate and could overwhelm our operations, systems and resources. We also operate in an area of Florida that is subject to tropical hurricanes. During the 2005 hurricane season, we were closed for a total of 10 days and operated on generator power for an additional 15 days. The Company has taken reasonable precautions and will continue to expand our hurricane and disaster preparedness, but such interruptions or loss of facilities, resources or records could severely impact our business.

Industry Risks

The healthcare industry is highly regulated and failure to comply with laws or regulations, or a determination that in the past we have failed to comply with laws or regulations, could have an adverse effect on our financial condition and results of operations.

The healthcare services that we and our affiliated professionals intend to provide are subject to extensive federal, state and local laws and regulations governing various matters such as the licensing and certification of our facilities and personnel, the conduct of our operations, our billing and coding policies and practices, our policies and practices with regard to patient privacy and confidentiality and prohibitions on payments for the referral of business and self-referrals. If we fail to comply with these laws, or a determination is made that in the past we have failed to comply with these laws, our financial condition and results of operations could be adversely affected. Changes to healthcare laws or regulations may restrict our existing operations, limit the expansion of our business or impose additional compliance requirements. These changes could have the effect of reducing our opportunities or continued growth and imposing additional compliance costs on us that may not be recoverable through price increases.

Federal anti-kickback laws and regulations prohibit certain offers, payments or receipts of remuneration in return for referring Medicare, Medicaid or other government-sponsored healthcare program patients or patient care opportunities or purchasing, leasing, ordering, arranging for, or recommending any service or item for which payment may be made by a government-sponsored healthcare program. Federal physician self-referral legislation, known as the Stark Law, prohibits Medicare or Medicaid payments for certain services furnished by a physician who has a financial relationship with various physician-owned or physician-interested entities. These laws are broadly worded and, in the case of the anti-kickback law, have been broadly interpreted by federal courts, and potentially subject many business arrangements to government investigation and prosecution which can be costly and time consuming. Violations of these laws are punishable by monetary fines, civil and criminal penalties, exclusion from participation in government-sponsored healthcare programs and forfeiture of amounts collected in violation of such laws, which could have an adverse effect on our business and results of operations. Florida also has anti-kickback and self-referral laws, imposing substantial penalties for violations.

Competition in our industry may limit our ability to maintain or attract members, which could adversely affect our results of operations.

We operate in a highly competitive environment subject to significant changes as a result of business consolidations, new strategic alliances, and aggressive marketing practices by other managed care organizations that compete with us for members. Our principal competitors for contracts, members, and providers vary by local service area and are comprised of national, regional, and local managed care organizations that serve Medicare recipients, including, among others, UnitedHealth Group, Humana, Inc., Metcare Healthplan, America’s Health Choice, Vista Health Plans, Wellcare Healthplans and others. Our failure to maintain or attract members to our MCO Partners could adversely affect our results of operations. We believe changes resulting from the Medicare Modernization Act (MMA) may bring additional competitors into our Medicare Advantage service areas. In addition, we face competition from other managed care companies that often have greater financial and other resources, larger enrollments, broader ranges of products and benefits, broader geographical coverage, more established reputations in the national market and our markets, greater market share, larger contracting scale, and lower costs. Such competition may negatively impact our enrollment, financial forecasts, and profitability.

Negative publicity regarding the managed healthcare industry in general, or us in particular, could adversely affect our results of operations or business.

Negative publicity regarding the managed healthcare industry in general, any of our MCO Partners, or us in particular, may result in increased regulation and legislative review of industry practices that further increase our costs of doing business and adversely affect our results of operations by:

•

requiring us to change our products and services;

•

increasing the regulatory burdens under which we operate;

•

adversely affecting our ability to market our products or services; or

•

adversely affecting our ability to attract and retain members.

Government Healthcare Reform could negatively impact our revenues.

As a result of the continued escalation of healthcare costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be introduced in the U.S. Congress and state legislatures relating to healthcare reform, which include, but are not limited to, national healthcare insurance. There can be no assurance as to the ultimate content, timing or effect that any healthcare reform legislation will have on Medicare Advantage structure and government payment of medical costs. It is impossible at this time to estimate the impact of potential legislation that may be material to the Company, its operations and profitability. However, if such or similar legislation is enacted, our business operations may be adversely affected.

Risks Relating to this Offering

Future sales of our common stock, including those purchased in this offering, may cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock or the availability of a substantial number of such shares for sale could result in a decline of prevailing market price of our common stock. Upon completion of this offering, we will have outstanding 6,507,430 shares of common stock.

Sales in the public market of a substantial number of any of the securities mentioned in this paragraph could depress the market price of our securities and impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that we deem necessary or appropriate.

There has been a limited public market for our securities and our stock price could be volatile and could decline following this offering, resulting in a substantial loss in your investment.

We have had limited public market activity of our securities. An active trading market for our securities may not develop or if it develops it may not be sustained, which could affect your ability to sell your securities and could depress the market price of your securities. The stock market can be highly volatile. As a result, the market price of our common stock can be similarly volatile, and investors in our common stock may experience a decrease in the value of their stock, including decreases unrelated to our operating performance or prospects. The market price of our common stock after the offering will likely vary and is likely to be highly volatile and subject to wide fluctuations in response to various factors, many of which are beyond our control. These factors include:

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variations in our operating results;

•

changes in the general economy and in the local economies in which we operate;

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the departure of any of our key executive officers and directors;

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the level and quality of securities analysts’ coverage for our common stock;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•

changes in the federal, state, and local commerce and transportation regulations to which we are subject; and

•

future sales of our common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our Board of Directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We have substantial discretion as to how to use a portion of the net proceeds we will receive from this offering, and our use of these proceeds may not have favorable results.

While we currently intend to use the net proceeds of our offering of shares under this prospectus as set forth in “Use of Proceeds” below, a significant portion of the proceeds will be used for working capital purposes at our discretion. In addition, unforeseen circumstances may cause us to use the net offering proceeds for different purposes or in different amounts as compared to our current plan. The effect of our offering of shares will be to increase the capital resources available to our management, and our management will allocate these capital resources as it determines is necessary in order to enhance stockholder value. You will be relying on the judgment of our management and Board with regard to the use of these net proceeds, and the results of its investments may not be favorable. We cannot guarantee that the proceeds, if any, received will improve our operations.

The redemption of the warrants issued in this offering may require potential investors to sell or exercise the warrants at a time that may be disadvantageous for them.

Until the expiration of the warrants, we may redeem all outstanding warrants, in whole but not in part, upon not less than a 30-days notice, at a price of $.01 per warrant, provided that the closing bid price of our common stock equals or exceeds 175% of the initial unit offering price per unit for 20 consecutive trading days preceding our redemption announcement. The redemption notice must be provided not more than 30 days after conclusion of the 20 consecutive trading days in which the closing bid price of the common stock equals or exceeds 175% of the initial unit-offering price per unit. In the event we exercise our right to redeem the warrants, the warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder thereof will be entitled only to the redemption price of $.01 per warrant.

Notice of redemption of the warrants could force holders to exercise the warrants and, therefore, pay the exercise price at a time when it may be disadvantageous for them to do so, or to sell the warrants at the current market price when they might otherwise wish to hold the warrants, or accept the redemption price, which is likely to be substantially less than the market value of the warrants at the time of redemption. A warrant holder who fails to exercise his or her warrants after a notice of redemption will likely lose money because the redemption price of $.01 is more than likely to be less than the gain that would be realized if the holder exercised his or her warrants.

If a current prospectus, and possibly state blue sky registration, is not in place, then you will not be able to exercise warrants.

Holders of our warrants which are issued in this offering will be able to exercise their warrants only if a current registration statement relating to the shares underlying the warrants is then in effect and, if a state exemption is not otherwise available, only if the shares are qualified for sale under the securities laws of the applicable state or states. Under the terms and provisions of the underwriting agreement by and between our company and the underwriters in this offering, we have undertaken and intend to file and keep current a registration statement covering the shares of common stock issuable upon exercise of the warrants, but we cannot assure you that we will be able to do so. If required, we intend to seek to qualify such shares for sale in those states where the units are to be offered, but we cannot assure you that such qualification will occur. The warrants may be of no value if the current registration statement covering the shares underlying the warrants is not effective and available or, if required, such underlying shares are not or cannot be registered in the applicable states.

Our common stock is traded over the counter, which may result in higher price volatility.

Our common stock is not listed on any stock exchange, but is quoted in the over-the-counter market on the OTC-BB. As such, our common stock may have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the American Stock Exchange. These factors may result in higher price volatility and less market liquidity for the common stock.

Because our common stock has traded below $5.00 per share, and is quoted on the OTC-BB, our stock may be considered a “penny stock” which can adversely affect its liquidity.

Because our common stock has traded at less than $5.00 per share, our common stock may be considered a “penny stock,” and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under this rule, brokers/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any “penny stock” transaction, of a disclosure schedule explaining the “penny stock” market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the “penny stock” rules, other risks associated with trading in “penny stocks” could also be price fluctuations and the lack of a liquid market.

Risks Relating to Our Organization

We are subject to the reporting requirements of the Federal securities laws, which impose additional burdens on us.

We are a public reporting company and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. It may be time-consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. Some members of our management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

When we account for employee stock options using the fair value method, it could significantly increase our general and administrative expenses.

In December 2004, the FASB issued SFAS 123 (revised 2004), “Share-Based Payment” (SFAS 123R), which requires a company to recognize, as an expense, the fair value of stock options and other stock-based compensation beginning in the quarter ending September 30, 2005. In April 2005, the SEC issued “Amendment to Rule 4-01(a) of Regulation S-X Regarding the Compliance Date for Statement of Financial Accounting Standards No. 123 (Revised 2004), Share Based Payment”.  Beginning the fiscal year ending October 31, 2007, we were required to record an expense for our stock-based compensation plans using the fair value method as described in SFAS 123R, which will result in significant and ongoing accounting charges. Stock options are a key part of the compensation packages that we offer our employees. If we are forced to curtail our broad-based option program due to these additional charges, it may become more difficult for us to attract and retain employees.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, which we refer to as the “Securities Act” and Section 21E of the Exchange Act). To the extent that any statements made in this prospectus contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation: our dependence on contract manufacturing of our products; our reliance on a single major mass-market retailer; our ability to develop and market successfully and in a timely manner new products and services; our ability to predict market demand for, and gain market acceptance of, our products and services; the impact of competitive products and services and of alternative technological advances; our ability to raise additional capital to finance our activities; our limited and unprofitable operating history; our ability to operate as a public company; our ability to reduce product return rates; the effect of inventory and price protections required by major retailers; the availability and affordability of digital media content; our ability to protect our proprietary information and to avoid infringement of others’ proprietary rights; our ability to attract and retain qualified senior management and research and development personnel; the reliability and security of our information systems and networks; general economic and business conditions; and other factors described from time to time in our filings with the SEC.

Information regarding market and industry statistics contained in this prospectus is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We will receive net proceeds from our offering of shares under this prospectus of approximately $12,831,500 (approximately $14,849,750 if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. These amounts are based on an assumed offering price of $6.50 per unit.

We intend to use the proceeds of our offering of units as follows:

	Amount		Percent
Repayment of debt	$6,050,000	(1)	47.1%
Expansion of provider network	1,000,000	(2)	7.8%
Letter of credit	500,000	(3)	3.9%
Infrastructure and technology	500,000	(4)	3.9%
Working capital	4,781,500	(5)	37.3%
Net proceeds	$12,831,500		100.0%

———————

(1)

We have $6,050,000 in 8% Secured Convertible Debt maturing on May 30, 2007 and June 30, 2007. These debentures can be converted into units equal to the offering units at a price equal to 70% of the offering price at the option of the holder of the debenture. Should all of the debentures be converted, the Company will issue an additional 2,659,341 shares of common stock and reallocate the proceeds to increase the funds for acquisitions by $500,000-$1,000,000, $500,000 for infrastructure and technology and the balance used for working capital.

(2)

We intend to expand our provider networks into additional counties in the State of Florida and increasing our networks in the existing counties we have networks.

(3)

We have contracts with MCOs which require letters of credit to guarantee expenditures for medical costs in excess of contracted revenue.

(4)

We intend to spend approximately $500,000 to develop enhanced software systems for patient care and physician services. Additionally, we will expand our current office space and add additional satellite offices.

(5)

We intend, from the amounts included in working capital, to allocate funds for acquisitions.  We currently do not have any agreements to acquire other companies.

The amounts and timing of our expenditures will depend on numerous factors, including the results of our sales, marketing activities, competition and the amount of cash generated or used by our operations. Pending the uses described above, we intend to invest the net proceeds in certificates of deposit, short-term obligations of the United States government or other money-market instruments that are rated investment grade or its equivalent. We currently estimate that the proceeds of this offering will be sufficient to enable us to meet our working capital requirements for a minimum of 12 months, depending on the rate of our expansion and our ability to achieve break-even operations.

DILUTION

If you invest in our units in this offering, you will experience dilution in your shares of common stock to the extent of the difference between the offering price attributable to each share of common stock and the pro forma, as adjusted, net tangible book value per share of common stock after this offering. For purposes of the dilution computation and the following tables, we have allocated the full purchase price of a unit to the shares of common stock included in the unit and none to the warrant.

As of January 31, 2007, we had a negative net tangible book value of $3,596,126 or $2.62 per share. The negative net tangible book value per share of common stock is determined by subtracting total liabilities from the total book value of the tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding on the date the book value is determined.

Our pro forma negative net tangible book value at January 31, 2007 was $2,393,787 or $1.26 per share, which reflects the sale Bridge units in the amount $4,325,000, the corresponding issuance of $4,325,000 of 8% Secured Convertible Debt and the issuance of 524,293 shares of common stock, subsequent to January 31, 2007. The pro forma negative net tangible book value per share of common stock is determined by subtracting total pro forma liabilities from the total pro forma tangible assets and dividing the difference by the pro forma number of shares of common stock deemed to be outstanding on the date the tangible book value is determined.

After giving effect to the sale of the Bridge units and the application of the estimated net proceeds from this offering, our as adjusted net tangible value as of January 31, 2007, would have been $10,437,713 or $1.60 per share. This represents an immediate increase in pro forma net tangible value to existing shareholders of $2.86 per share and an immediate dilution to new investors of $1.65 per share. The following table illustrates this per share dilution to new investors purchasing units in this offering.

Assumed offering price per share	$3.25
Pro Forma net tangible book value deficit per share as of January 31, 2007	$(1.26)
Increase per share attributable to new investors	$2.86
Pro Forma, as adjusted, net tangible book value per share after the offering	$1.60
Dilution per share to new investors	$1.65

If the underwriters exercise in full their option to purchase additional units in this offering, the as-adjusted, net tangible book value per share after the offering would be $1.73 per share, the increase in net tangible book value per share to existing shareholders would be $2.99 per share and the dilution to new investors purchasing units in this offering would be $1.52 per share.

The following table sets forth the unaudited pro forma as adjusted basis, as of January 31, 2007, the differences between the total consideration paid and the average price per share paid by existing shareholders and by the new investors purchasing units in this offering before deducting underwriting discounts and estimated offering expenses paid by us:

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price per Share
Existing Shareholders	1,898,084	29.2%	$8,046,561	35.0%	$4.24
New Investors	4,600,000	70.8%	14,950,000	65.0%	$3.25
	6,498,084	100.0%	$22,996,561	100.0%	$3.54

The foregoing discussion and tables assume no exercise of any options or warrants and no issuance of shares reserved for future issuances under our equity plans. As of May 4, 2007, there were vested stock options outstanding to purchase 213,273 shares of our common stock at a weighted average exercise price of $7.05 per share and warrants outstanding to purchase 89,173 at a weighted average exercise price of $8.25 per share. To the extent that any of these options or warrants are exercised, your investment will be further diluted. In addition, we may grant options or warrants in the future, which will cause further dilution to your investment.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC-Bulletin Board under the symbol “QNTM.OB”. Prior to and following this offering, there is no current market for the units or our warrants. The following table sets forth the high and low prices for our common stock for the periods indicated, as reported by the OTC -BB.

Quarter	High	Low
Fiscal Year Ended October 31, 2005
1st Quarter 2005	$25.25	$11.75
2nd Quarter 2005	$15.00	$ 7.50
3rd Quarter 2005	$17.50	$12.50
4th Quarter 2005	$25.25	$17.50

Fiscal Year Ended October 31, 2006
1st Quarter 2006	$21.25	$ 7.50
2nd Quarter 2006	$22.50	$20.00
3rd Quarter 2006	$27.50	$13.50
4th Quarter 2006	$20.00	$ 6.25

Fiscal Year Ended October 31, 2007
1st Quarter 2007	$15.00	$ 4.25
2nd Quarter 2007	$ 5.00	$ 3.25

Trading in our common stock on the OTC-BB market has been limited and sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. The quotations reflect inter-dealer prices, without retail mark-up, markdown, or commissions and may not represent actual transactions.

The last reported sales price of our common stock on the OTC Bulletin Board on May 10, 2007, was $7.00 per share. As of May 10, 2007, we had approximately 1,000 holders of record of our common stock.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our common stock only if and when declared by our Board of Directors and will depend on a number of factors, including but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and in other factors our Board of Directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

DETERMINATION OF OFFERING PRICE

The offering price of our units and the exercise price of the warrants included in the units were arbitrarily determined by our management after consultation with our underwriters and was based upon consideration of various factors including our history and prospects, the background of our management and current conditions in the securities markets. The price of our units does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of our units or exercise price of our warrants be regarded as an indicator of any future market price of our securities.

CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2007. You should read this table in conjunction with “Management’s Discussion and Analysis” and the financial statements and accompanying notes included elsewhere in this prospectus. Such information is set forth on the following basis:

•

 “Actual” is based on our unaudited financial statements as of January 31, 2007.

•

 “Pro Forma” reflects the sale of Bridge units sold subsequent to January 31, 2007.

•

“As Adjusted” gives effect to the sale of units in this offering and the application of the net proceeds from this offering as described under “Use of Proceeds.”

	As of January 31, 2007
	Actual	Pro Forma (1)	Pro Forma as Adjusted (1) (2)

Debt:
Short-term debt:
Notes payable - interim bridge loans	$345,971	$61,971	$61,971
Notes payable - shareholders	409,749	409,749	409,749
Notes payable - credit line	445,182	445,182	445,182
Convertible debentures - net of discount	1,153,816	3,740,227	3,706,558
Loans payable - current portion	90,320	90,320	90,320
Capital lease obligations - current portion	9,221	9,221	9,221
Total short-term debt	2,454,259	4,723,001	4,723,001
Long-term debt:
Loans payable - less current portion	36,604	36,604	36,604
Capital lease obligations	11,968	11,968	11,968
Total long-term debt	48,572	48,572	48,572
Total indebtedness	2,502,831	4,771,573	4,771,573
Shareholders' equity (deficit)
Preferred stock, par value $.001 per share Authorized 30,000,000, none issued or outstanding
	—	—	—
Common Stock, par value $.001 per share 170,000,000 shares authorized Shares issued and outstanding:

Actual: 1,373,791	1,374
Pro Forma: 1,898,084		1,898
As Adjusted: 6,498,084			6,498
Additional paid in capital	6,549,178	7,567,641	20,369,541
Warrants	293,670	477,021	447,021
Deferred compensation	(292,911)	(292,911)	(292,911)
Accumulated deficit	(10,124,137)	(10,124,137)	(10,124,137)
Total shareholders' equity (deficit)	(3,572,826)	(2,367,880)	10,436,013
Total capitalization	$(1,069,995)	$2,403,693	$15,222,756

———————

(1)

Gives effect to the sale of $3,991,000 Bridge units and the conversion of $334,000 of loans into Bridge units sold or converted subsequent to January 31, 2007. Each $50,000 Bridge unit consists of a $50,000 8% Secured Convertible Debt (Debt) and 6,061 shares of the Company’s common stock. The Debt can be converted into offering units at a price equal to 70% of the offering price.

(2)

Gives effect to the sale of an aggregate of 2,300,000 units in this offering at a proposed offering price of $6.50 per unit, resulting in our receiving net proceeds of $12,831,500; does not give effect to the issuance of shares of common stock underlying warrants issued in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this prospectus.

Forward-Looking Statements and Associated Risks

The discussion in this section regarding our business and operations includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding our business. The number one risk of the Company is its ability to attract fresh and continued capital to execute its comprehensive business plan. In addition, the risks included should not be assumed to be the only things that could affect future performance. Additional risks and uncertainties include the potential loss of contractual relationships, changes in the reimbursement rates for those services as well as uncertainty about the ability to collect the appropriate fees for services provided by us. Also, the Company faces challenges in technology development, attracting competent personnel, deployment and use, medical malpractice exposure and the fluctuation of medical costs vs. medical payments. The Company may also be subject to disruptions, delays in collections, or facilities closures caused by potential or actual acts of terrorism or government security concerns.

Going Concern

As shown in the accompanying consolidated financial statements, the Company has incurred recurring losses and negative cash flows from its development and organizational activities and has negative working capital and shareholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that the Company will be able to successfully implement its plans to generate additional investor interest and raise additional capital or, if such plans are successfully implemented, that the Company will achieve its goals.

Furthermore, if the Company is unable to raise additional funds, it may be required to modify its growth and development plans, and even be forced to severely limit development operations.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments to reflect the possible future effects of the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Management’s Discussion and Analysis or Plan of Operation

The Company’s business model is to become a provider of services to the healthcare industry in three complimentary areas: providing healthcare services to consumers; developing new technologies for the healthcare delivery system; and outsourcing administrative responsibilities for physicians, Managed Care Organizations, healthcare facilities and physician associations.

In the past year, we negotiated full risk contracts with five MCOs, three of which are operational and the other two are in development. Under a full risk contract, the Company will receive a monthly fee for each patient that chooses one of the Company’s physicians as their primary care physician. The fixed fee is based on a percentage of the premium the HMO receives. Revenue under this agreement is generally recorded in the period services are rendered at the rates then in effect, with quarterly adjustments. The direct medical costs are a combination of actual medical costs paid by the HMO plus a reserve for future medical costs incurred but not reported (IBNR). One of the contracts requires 300 members prior to the contract becoming full risk, which has not been achieved to date. The other two contracts started in January 2007 and are full risk from inception.

We have also assembled a provider relations department that has negotiated with over 1300 contracted physicians, ancillary providers and hospitals. We have established operations in most of the key Florida markets.

In 2006, we activated the operation of QMed BILLING (QMB) and The Quantum Agency (TQA), providing medical billing and collection and insurance services to the physician and their practice. By December 1, 2006, QMB had contracted to manage two medical billing companies with locations in South and Central Florida. It is our intent to acquire these operations upon completion of the due diligence process. In 2007, QMB will continue to acquire selected billing companies in key cities in Florida. This allows us to centralize processing tasks while maintaining local personalized service to the physicians and hospitals. We are currently in discussions with several sites to provide hospital (Part A) billing. Our billing system will require several modifications to facilitate this expanded service. It is estimated that this will take 6-12 months to accomplish.

In 2006, TQA began actively marketing its insurance agency and insurance programs to physicians throughout Florida. In 2007, TQA plans to expand its services and programs, including products designed for RHS providers.

Added services we expect to begin marketing in late 2007 includes medical staffing, payroll support services, group purchasing and physician receivable financing to our billing customers.

RHS will continue to expand its provider network by increasing the number of total physicians participating, developing a new CHS in each of the targeted northern counties of Florida, adding two or three more MCO contracts, and expanding its credentialing services to hospitals. In the developing CHS counties, we will continue to add physicians to create a fully marketable network.

In 2006, our subsidiary, QMT, completed the overall design of its enterprise system of technology solutions for the physicians, hospitals, payers, and RHS. The system comprises nine different areas of services or solutions which will be provided. Each of the nine services or solutions are supported by technology solutions which are integrated to the enterprise system, which provide expanded communications, lower cost of technology services, greater information storage, and ease of use. By December 2006, QMT was providing to its sister companies utilization management, credentialing, electronic medical record (EMR) and billing software solutions. During 2007, it is anticipated that we will add a patient portal, a personal health record (PHR), receivable financing reconciliation, third party payer adjudication, disease management and several other additional solutions.

Results of Operations

Three months ended January 31, 2007 as compared to the three months ended January 31, 2006

Revenue and Cost of Sales

Currently, approximately 81% of our revenue is derived from our provider support services and is generated from the management agreements we have with three billing companies, one of which was terminated in February 28, 2007. The terminated management agreement generated $26,443 in revenues during the first fiscal quarter. The agreements are full risk contracts whereby the Company accepts full risk of profit or loss from the operations of these billing companies.

	For the three months ended January 31,
	2007	2006
Revenues
Provider systems	$80,476	$871
Provider support services	340,701	—
	421,177	871
Direct Costs
Provider systems	87,076	871
Provider support services	196,885	—
	283,961	871
Gross Profit	$137,216	$—

In the table above, the gross profit from provider support systems was $143,816, or 42% of revenues, and the gross loss from the provider systems was $6,600, or 8.2%. We anticipate that the growth in the provider systems revenue will eventually grow at faster rate than the provider support services and will grow the increase of MCO members assigned to our provider network and, to a lesser degree, the acquisition of providers. The growth in the provider support services will initially be derived from acquisition, management agreements for existing businesses and joint ventures. As we develop our sales and marketing, future growth will be derived from internal growth.

Operating and Non-operating Expenses

	For the three months ended January 31,
	2007	2006

Operating expenses
Salaries and employee costs	$622,672	$395,544
Consulting	86,136	47,840
Occupancy	84,554	17,093
Depreciation & amortization	23,480	9,134
Other general & administrative expenses	268,627	106,555

Total operating expenses	$1,085,469	$576,166

Non-operating expenses
Amortization of debt discount	$599,096	$—
Amortization of financing costs	392,888	—
Interest	77,003	26,543

Total non-operating expenses	$1,068,987	$26,543

Operating expense for the three months ended increased $509,303 or 88.4%. The increase was primarily from an increase in salaries and employee costs of $267,128. The Company has expanded its personnel to service the expansion of the provider network and the corporate staff to support the operations. Non-operating expenses increased due to the amortization of debt discount and financing costs related to the debt financing incurred.

For the fiscal years ended October 31, 2006 (as restated) as compared to October 31, 2005

Revenue and Direct Costs

	For the Fiscal Years Ended October 31,
	2006	2005
	(Restated)
Revenues
Provider systems	$41,203	$1,119
Provider support services	54,050	—
	95,253	1,119
Direct Costs
Provider systems	41,203	1,119
Provider support services	41,007	—
	82,210	1,119
Gross Profit	$13,043	$—

The increase in provider support services was due to the management agreement when we started managing a billing company during the fourth quarter of fiscal 2006. The revenue from the provider systems increase was due to an increase in membership in the one active MCO contract during the periods.

Operating and Non-operating Expenses

	For the fiscal years ended October 31,
	2006	2005
	(Restated)
Operating expenses
Salaries and employee costs	$1,782,497	$1,238,416
Consulting	308,282	169,641
Occupancy	114,492	59,525
Depreciation & amortization	62,126	23,186
Other general & administrative expenses	663,953	329,458

Total operating expenses	$2,931,350	$1,820,226

Non-operating expenses
Amortization of debt discount	$1,152,071	$—
Amortization of financing costs	431,449	—
Interest	170,933	33,394

Total non-operating expenses	$1,754,453	$33,394

Operating expense for the fiscal year ended October 31, 2006 increased $1,111,124 or 61.0% as compared to the fiscal year ended October 31, 2005. The increase was primarily from an increase in salaries and employee costs of $544,081. The Company has expanded its personnel to service the expansion of the provider network and the corporate staff to support the operations. Non-operating expenses increased due to the amortization of debt discount and financing costs related to the debt financing incurred.

Liquidity and Capital Resources

We had negative net working capital as January 31, 2007 of approximately $3,696,000 as compared to negative net working capital of $2,652,000 at for the fiscal year ended October 31, 2006, an increase of $1,044,000. The increase in the negative working capital was primarily due the issuances of 8% Secured Convertible Debentures relating to the sale of Bridge Units during the period. Our working capital needs, over the past year, have been generated from the issuance of notes payable and the issuance of the Debentures. We currently have a total of $6,050,000 in 8% Secured Convertible Debentures which are due May 30, 2007 and June 30, 2007. These debentures will be either converted into common stock at the time of the offering or will be paid off from the proceeds of this offering.

Cash flows generated from the provider systems will be limited over the next year to two years. Currently, the MCOs pay all direct medical costs associated with members assigned to our provider network from the revenue due us. If the revenue exceeds the medical costs, the positive cash flow is retained by the MCO until the reserves required for medical costs incurred but not reported (IBNR) are sufficient to calculate reserve requirements. We believe the working capital to be generated from this offering will be sufficient to bring us to positive cash flow from the provider systems operations.

Our development plan includes the identification of, negotiation with, and acquisition or joint venturing of businesses and services that will allow us to provide comprehensive provider network services including medical management systems, billing and collection, and other complementary services that will allow the small- to medium-size medical organization to provide better care, better medical outcomes and earn more profit. We expect to acquire, or joint venture with, candidate businesses after extensive due diligence. If the candidate business is to be acquired, we expect to secure financing for the acquisition by selling common and/or preferred shares, issuing debt or notes, and by leveraging the potential acquisition.

There is no assurance that we will be able to execute on our plans. To continue our operations and complete the implementation of our current business plan, we will require significant additional long-term financing. There are no assurances that such financing will be available, or if available, it will be on terms acceptable to the Company. Any financing may result in significant dilution.

BUSINESS

Industry information

National Healthcare Industry Overview

Current healthcare spending in the United States accounts for 16% of the nation’s gross domestic product (GDP).1 Healthcare is the only net growth sector over the last 10 years, as Healthcare spending has risen from 13.7% (1995) of GDP to 16% (2005), while housing, food, technology, auto and defense have remained flat as a percent of GDP.2 Furthermore, the Centers for Medicare & Medicaid Services (CMS) announced that healthcare spending has reached almost $2 trillion (2005).3 This represents an average of over $6,697 for each person in the United States.4 By 2015, it is projected that total healthcare spending will be $4.0 trillion (20% of GDP).5 By 2030, predicts Robert W. Fogel, Nobel laureate, University of Chicago Graduate School of Business, about 25 percent of the GDP will be spent on healthcare, making it the driving force in the economy, just as railroads drove the economy at the start of the 20th century.” (New York Times, August 22, 2006)

As the largest industry in 2004, health care provided 13.5 million jobs—13.1 million jobs for wage and salary workers and about 411,000 jobs for self-employed and unpaid family workers. About 92 percent of wage and salary jobs were in private industry; the rest were in State and local government hospitals. The majority of jobs for self-employed and unpaid family workers in healthcare were in offices of physicians, dentists, and other health practitioners—about 282,000 out of the 411,000 total self-employed. Health care jobs are found throughout the country, but they are concentrated in the states with the largest population—in particular, California, New York, Florida, Texas, and Pennsylvania. (US Department of Labor, Bureau of Labor Statistics)

———————

1

Centers for Medicare & Medicaid Services, Office of the Actuary: Data from the National Health Statistics Group. National Health Expenditures Aggregate, Per Capita Amounts, Percent Distribution, and Annual Percent Change by Source of Funds: Calendar Years 2005-1960.

2

Bureau of Economic Analysis. Table 1.5.5. Gross Domestic Product, Expanded Detail. (2006, December 21).

3

Centers for Medicare & Medicaid Services (CMS). CMS Releases U.S. Health Spending Estimates Through 2005. (2007, January)

4

Centers for Medicare & Medicaid Services (CMS). CMS Releases U.S. Health Spending Estimates Through 2005. (2007, January 9).

5

Centers for Medicare & Medicaid Services (CMS). National Health Care Expenditures Projections: 2005-2015. (2006, February).

According to President Bush’s Technology Agenda - Promoting Innovation and Competitiveness, today we spend $300 billion in healthcare that is unnecessary, inappropriate, ineffective or inefficient. Further, a study conducted in 2005 by the Center for Health Statistics, a division of the North Carolina Division of Public Health, concluded that 11% of hospitalizations could have been avoided with primary care intervention. (Triangle Business Journal. 2005, Jan. 14)

Recent Developments Effecting the Future of Healthcare Technology

Attendees at the World Health Care Congress were asked about the most significant opportunities that their organization can pursue during the next two years; 79% responded that greater emphasis on data-driven clinical care or the development of portable shared electronic health records were needed.1

During a speech February 2004 at the World Health Care Congress in Washington, D.C., Health and Human Services Secretary Tommy Thompson said, “Four years into the 21st century, the healthcare industry still depends on pencils, papers, manila folders, and memo sheets as primary tools for getting its work done.” He further said, “The nation’s healthcare delivery system needs to more widely incorporate business practices used in other industries, especially information technology.” In the same speech, Thompson told attendees that supermarket clerks rely on technology to ensure they give customers the right change without mistakes. Yet, the Institute of Medicine estimates that 98,000 patients die, and even more are disabled each year, due to errors that can be largely prevented by technologies such as computerized prescription ordering, drug bar-code systems, and electronic patient medical records. The adoption of those and other technologies in healthcare “could save the U.S. $100 billion” a year through reduced deaths and disabilities. Because the government’s Medicare program makes the federal government “the country’s largest insurance company, the feds are taking a lead role in trying to make it easier for more healthcare providers to adopt these technologies. The ability to share patient information electronically can help doctors and other providers to make better-informed decisions and spot potential mistakes before they happen. However, without data and other technical standards, the sharing of patient information electronically among health providers is often difficult or impossible”.2

Today, there is a greater emphasis than ever placed on issues of patient safety and the prevention of medical errors, competition in clinical care quality and IT innovation, as well as heightened awareness of the urgency to implement digital security measures and compliance strategies. We believe that these factors, combined with changes in federal, state and commercial/private payer reimbursement, slowed growth of Medicare payments, the aging of the U.S. population and the growing acceptance of the Internet and web-based technologies, and spurred by the increasingly vocal demands of consumers for quality care, will result in continued dramatic change in the healthcare industry.

Company Observations of the Industry

Presently, we also see that there are limited resources for physicians or medical providers to turn to for help in meeting all the demands placed on them by the business and the healthcare environment. These are highly paid consultants that could be represented by large accounting and large consulting firms, or the local cottage industry of healthcare consultants that range from HR functions to accounting and tax work, generally specializing in one or two areas and stretching to meet the ever increasing needs of their clients.

The changing business environment has produced an evolving range of strategic and operating options for healthcare entities. In response, healthcare participants are formulating and implementing new strategies and tactics, redesigning business processes and workflows, acquiring better technology to improve operations and patient care, integrating legacy systems with web-based technologies, developing e-commerce abilities and adopting or remodeling customer service, patient care and marketing programs. We believe that healthcare participants will continue to turn to outside consultants to assist in this vast array of initiatives for the following reasons: the pace of change is eclipsing the capacity of their own internal resources to identify, evaluate and implement the full range of options and consultants enable healthcare participants to develop better solutions in less time and can be more cost effective. By employing outside expertise, healthcare providers can often improve their ability to compete by more rapidly deploying new processes.

———————

1

Harris Interactive January 26, 2005

2

Information Week, January 27, 2004, “Thompson: Health Care Needs More IT”

The healthcare consulting industry is highly fragmented and consists primarily of:

•

Larger systems integration firms, including the consulting divisions of the national accounting firms and their spin-offs, which may or may not have a particular healthcare focus or offer healthcare consulting as one of several specialty areas;

•

Healthcare information system vendors that focus on services relating to the software solutions they offer;

•

Healthcare consulting firms, many of which focus on selected specialty areas, such as strategic planning or vendor-specific implementation;

•

Large general management consulting firms that may or may not specialize in healthcare consulting and/or do not offer systems implementation; and

•

Boutique firms that offer one or two specialized services, or who service a particular geographic market.

In response to escalating expenditures in healthcare costs, MCOs have increasingly pressured physicians, hospitals and other providers to contain costs. This pressure has led to the growth of lower cost outpatient care and reduction of hospital admissions and lengths of stay. To further increase efficiency and reduce the incentive to provide unnecessary healthcare services to patients, payers have developed a reimbursement structure called percentage of premium (POP). POP contracts require the payment to healthcare providers of a fixed amount per patient for a given patient population. The providers assume responsibility for servicing all of the healthcare services needs of those patients, regardless of their condition. We believe that low cost providers will succeed in the POP environment because such companies have the ability to manage the cost of patient care.

The highly fragmented nature of the delivery of outpatient services has created an inefficient healthcare services environment for patients, payers and providers. MCOs and other payers must negotiate with multiple healthcare services providers, including physicians, hospitals and ancillary services providers, to provide geographic coverage to their patients. Physicians who practice alone or in small groups have experienced difficulty negotiating favorable contracts with managed care companies and have trouble providing the burdensome documentation required by such entities. Healthcare service providers may lose control of patients when they refer them out of their network for additional services that such providers do not offer. We will continue affiliating with physicians who are sole practitioners or who operate in small groups to staff and expand our CHS enabling us to be a provider of choice to MCOs.

Medicare

Currently, Medicare covers nearly 43 million Americans, approximately 14% of the United States population.1 The birth of the Medicare program in 1965 was forged for a beneficiary population of 19.1 million (1966).2 Today, we recognize that this program will be responsible for providing healthcare for more than 78 million Americans by the year 2030.3 This drastic growth is attributable to the “Baby Boomers” who are rapidly beginning to reach this milestone age.

Medicare benefits are expected to total $374 billion in 2006, a figure, which according to the Congressional Budget Office represents 14% of the federal budget. Further, the Centers for Medicare and Medicaid Services (CMS) expects that with the aging population and the new drug benefit, net federal spending on Medicare will rise from approximately $331 billion in 2006 to approximately $524 billion in 2011. Medicare spending as it relates to GDP is expected to rise from 2.7 percent in 2005 to 4.7 percent in 2020. 4

According to The Kaiser Family Foundation, while the number of people on Medicare will rise from 40 million to 78 million, the number of workers to support these beneficiaries is projected to decline from 4.0 workers per beneficiary to 2.4 workers per beneficiary.5 Ensuring the financial stability of this program, while meeting the healthcare needs of this dominant, aging population is a significant challenge.

———————

1

The Henry J. Kaiser Family Foundation. Florida: Medicare.

2

Centers for Medicare & Medicaid Services (CMS). Medicare Enrollment: National Trends 1966-2005.

3

The Henry J. Kaiser Family Foundation. (2005, April). Medicare: Medicare Spending and Financing

4

The Henry J. Kaiser Family Foundation. (2007, February). Medicare: Medicare at a Glance.

5

The Henry J. Kaiser Family Foundation. (2005, April). Medicare: Medicare Spending and Financing.

Medicare Advantage: Projected Growth in Federal Spending & Enrollment

Source: Congressional Budget Office, The Medicare Advantage Program: Trends and Options, March 21, 2007

Medicare Advantage

Medicare Advantage plans today are quickly gaining popularity due to their lower out-of-pocket costs and access to a greater number of covered services. However, from 1999 until 2003, enrollment followed a downward trend.1 With Medicare payments to Managed Care Organizations rising two percent annually, many insurance executives decided that they could no longer do business with the program because their Medicare-related costs were rising about 10 percent a year. As a result, during this time period health plans dropped more than 2.4 million Medicare beneficiaries. Some withdrew from Medicare entirely, while others curtailed their participation by withdrawing from specific counties.

The Centers for Medicare and Medicaid Services (CMS) predicted publicly that as a result of increased payments, which took effect March 1, 2004, many private plans would return to the Medicare program. The Congressional Budget Office (CBO) reported that payments to private health plans in the Medicare Advantage program increased from about $40 billion in 2004 to about $56 billion in 2006. CBO further projects that those payments will increase to $75 billion in 2007; $194 billion by 2017; and will total $1.5 trillion over the 2007-2017 periods.2 Today, approximately 19% of the total Medicare population is enrolled in a Medicare Advantage plan. The number of Medicare enrollees in private health plans increased from 5.3 million (across 285 contracts) in 2003 to 8.3 million (across 604 contracts) as of February 2007.3

———————

1

The Henry J. Kaiser Family Foundation. (2007, March). Medicare: Medicare Advantage.

2

Orszag, Peter R. “The Medicare Advantage Program: Trends and Options”. CBO Testimony. 2007, March 21.

3

The Henry J. Kaiser Family Foundation. (2007, March). Medicare: Medicare Advantage.

U.S. Healthcare Spending as a Percentage of GDP

Florida Healthcare Industry

Florida (our only business focus for the near future) is the fourth largest state in population and is on track to become the third largest within the next decade.1 Approximately 18 million people call Florida home; 3 million of which are over the age of 65. This senior population accounts for 16.8% of the total statewide population as compared to the national average of 12.4%.2

Florida has the largest senior population by percentage in the nation.3

Percentage of Total State Population that is 65+
1. Florida	16.8%
2. Pennsylvania	15.2%
3. West Virginia	15.3%
4. North Dakota	14.7%
5. Iowa	14.7%

Current demographers estimate that over 10 million people will move into Florida by the year 2030. As of today, over 1,000 people move here every single day. It is predicted that Florida will surpass New York in population by the year 2011.4

———————

1

Frater, Stephen. “Retiring baby boomers not all ‘Great Gatsbys’”. (2006, November 3). Herald Tribune.

2

U.S. Census Bureau. (2007, January 12). State & County Quick Facts.

3

The Henry J. Kaiser Family Foundation. (2007, March). Medicare: Medicare Advantage.

4

U.S. Census Bureau. (2007, January 12). State & County Quick Facts.

Projected Growth of Florida’s 65+ Population1 2 3 4 5

In the state of Florida alone, there are over 3.1 million people that are eligible to participate in Medicare Advantage programs.6 Currently, only 22% are enrolled statewide.7 What’s more, the healthcare industry in the state of Florida amounts to $95+ billion annually8 and boasts approximately 57,000 licensed physicians9

———————

1

Bureau of Economic and Business Research, University of Florida. (2005, June). Florida Population Growth: Past, Present and Future (Table 14).

2

Bureau of the Census. (1973, April) 1970 Census of Population. Florida (Table 138).

3

Bureau of the Census. (1983, October) 1980 Census of Population. Florida (Table 194).

4

Bureau of the Census. (1992, April) 1990 Census of Population: Florida. Section 1 (Table 17).

5

Bureau of the Census. (2002, November) 2000 Census of Population and Housing. Florida: 2000 (Table 1).

6

The Henry J. Kaiser Family Foundation. Medciare Beneficiaries: 2006 (Counties).

7

The Henry J. Kaiser Family Foundation. Medicare Advantage Plan Enrollment: 2006 (Counties).

8

Centers for Medicare & Medicaid Services. (2007, February) Healthcare Expenditures by State.

9

Physician Related Data Resources. (2006, August). AMA.

Business Strategy

Corporate History

The Quantum Group, Inc. is a Nevada corporation created for the sole purpose to reorganize and change the domicile of the predecessor company, Transform Pack International, Inc. Transform Pack was originally formed as a Minnesota corporation in February 1975 under the name Automated Multiple Systems, Inc., subsequently changed its name to Stylus, Inc., and then changed its name to Cybernetics, Inc. in December 1997. On May 28, 2003, Transform Pack completed the acquisition of Quantum HIPAA Consulting Group, Inc.; a Florida Corporation based in Wellington, Florida and changed the Company name to The Quantum Group, Inc. Quantum HIPAA Consulting Group was in the business of advising the healthcare industry on the implementation of regulations created to comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA). For accounting purposes, the acquisition of Quantum HIPAA Consulting Group was treated as a reorganization. Prior to the acquisition of Quantum HIPAA Consulting Group, there was no affiliation or other relationship between Transform Pack and Quantum HIPAA Consulting Group. Since Transform Pack no longer had any business or management connection with the state of Minnesota, the Board of Directors determined late in 2003, that the corporation could benefit from changing its domicile to a state such as Nevada. With the ratification by the shareholders of the Company on January 30, 2004, completed in February 2004, the Company changed its domicile to Nevada.

Mission, Vision and Values

Mission Statement: To identify and pursue leading edge opportunities within the healthcare industry, to develop efficient and cost effective healthcare solutions, to manage our patient’s treatment outcomes through a wellness concept.

Vision Statement: The Company seeks to develop productive, cost effective and innovative healthcare solutions through the integration of products, services, and technology, and partnering with healthcare professionals thus permitting the healthcare professional to effectively deliver highly personal, quality-focused healthcare services in a cost effective and profitable manner.

Values Statement: Provide leadership to our industry, our community and our employees; provide our patients with the products and services needed to ensure their wellness; and to ensure adherence to a high standard of corporate governance and ethics.

Corporate Structure

From inception, management’s efforts have been primarily focused on negotiations of managed care contacts, contracting a base of physicians, building support staff, market research, business development, developing a utilization team, developing system procedures and training personnel, and due diligence on potential acquisitions, joint ventures and licensing agreements. In other types of industries, all of these may have been referred to as research and development. In healthcare, it is generally referred to as infrastructure development.

Today, The Quantum Group is an assemblage of companies which span the most important segments of the healthcare industry. The company, from its conception, has been designed to encompass a multi-faceted approach that provides quality care and wellness outcomes to patients, and a lower cost of operation with greater efficiency and effectiveness to physicians and healthcare facilities.

To serve the various business requirements, The Quantum Group is organized into three distinct yet integrated operating divisions:

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Provider Systems

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Provider Support Services

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Provider Technology Solutions

The Quantum Group, Inc.
RHS Provider Systems
Quantum Provider Support Services
Quantum Provider Technology Solutions
Renaissance Health Systems, Inc.
Quantum Medical Management, Inc.
Quantum Medical Technologies, Inc.
RHS of FL, Inc.
Renaissance Administrative Solutions, Inc.
Third Party Administration
Renaissance Hospital Associates, Inc.
Hospitalists
The Quantum Agency, Inc.
QMed Billing, Inc.
PEO Services
Group Purchasing Services
Quantum Medical Web Services
Electronic Health Records
Billing System
Utilization Management

Provider Systems

Renaissance Health Systems

Renaissance Health Systems (RHS) (Provider Systems) contracts with Managed Care Organizations (MCOs) in Florida to coordinate the delivery of healthcare services via its proprietary model, the Community Health System (CHS), generally, in return for a percentage of Medicare premiums received by the MCO. We deliver our services through a network of over 1,300 affiliated physicians in south and central Florida, an area that represents 22 counties, with access to over 50 hospitals. As we expand further into Florida, we anticipate securing an additional 1,200 individual providers over the next twelve months. The 22 counties represent 77.0% of the Florida Medicare eligible population, of which 25.2% are currently enrolled in Medicare Advantage plans. Our expansion plans include the development of six additional counties by December 31, 2007, which will represent a total of 82.3% of the aforementioned statewide Medicare eligible population.

We expect that most of our revenue will be derived, directly or indirectly, from medical services to Medicare Advantage members. Medicare is offered to eligible beneficiaries on a fee-for-service basis or through a managed care plan that has contracted with CMS pursuant to the Medicare Advantage program. We believe that the projected favorable Medicare Advantage enrollment trends and the reforms proposed by the Medicare Modernization Act (MMA) will have a positive impact on our Medicare Advantage plans.

The Community Health System

RHS has developed a new model for managing the relationship between and among patients, providers, and insurers: the Community Health System (CHS). Geographically speaking, the CHS represents a county-wide network of Providers who care for the Medicare Advantage patients within their area. Philosophically speaking, in a

CHS, the patient is recognized as the true consumer of healthcare services. The doctor and patient, jointly make the critical decisions, not the MCO. Patients are actively involved in the improvement of their own well-being. We not only help and facilitate treating the sick, but proactively keep the patient healthy, thus reducing the overall costs for the patient and the industry. RHS will pay physicians to keep their patients healthy, and also intends to provide incentives to the patient at the end of each year for actively participating in his or her own health improvement.

MCO Arrangements

Similar companies engage in exclusive contracts with one managed care organization (in rare cases two). To date, we have negotiated contracts with five MCOs, four of which are operational; the remaining is currently in development. One operational contract started to accept patients in September 2005 in Volusia County, Florida, with Dade and Broward Counties later added in January 2006. Two other MCO contracts became operational December 1, 2006, and the last in January 2007. Further, the Company has been engaged in negotiations with additional MCOs. The Renaissance model allows for contracts with a multitude of MCOs thereby increasing its reach, diversification and potential for continued growth.

The terms of the active contracts detail that RHS will be responsible for arranging a Community Health System in named Florida counties. The contracts differ in terms regarding the type of delivery system and the way the capitations are set up, in addition to the way in which membership is established. The agreements call for RHS to collect a percentage of premiums received by the MCO from Medicare.

MCO enrollees may come to RHS from internal marketing, assignment by MCOs, the integration or acquisition of healthcare providing entities, as well as continuous additions of affiliated physicians to our network. We intend to enter into additional MCO agreements, which generally will be for a one-year term and subject to annual negotiation of rates, covered benefits and other terms and conditions. MCO agreements are often negotiated and executed in arrears.

Credentialing

Part of our responsibility in our current MCO contracts is to certify physician credentials. The RHS credentialing department became operational in September 2005. Credentialing is part of the underwriting process that the healthcare provider undergoes to participate with RHS. RHS has agreed contractually to perform “Delegated Credentialing” functions. The MCO delegates the credentialing process to RHS in order to proceed with contract negotiations. RHS must comply with all regulatory requirements and strict guidelines that the MCO is subjected to by the Agency for Health Care Administration (AHCA) and CMS. The MCO will perform periodic audits to ensure compliance.

When Providers contract with various MCOs, each MCO has its own, unique credentialing process with which they must comply. By participating with RHS, the provider only has to complete one credentialing application and undergo one credentialing process regardless of how many MCOs he/she participates with through RHS.

By performing the delegated credentialing functions, RHS has the ability to expedite and control the processing time when the MCO requests to submit a specific county for approval to CMS. This is consistent with our model where RHS establishes a direct relationship with the Provider. It is also an advantage that RHS does not have to rely on the Healthcare Plan’s processes to initiate a Provider.

RHS utilizes National Committee for Quality Assurance (NCQA) compliant software to manage this process. Currently, the credentialing service is extended to RHS Physicians. The Company is exploring the possibility of providing the service to hospitals.

We have established a Credentialing Committee for the purpose of making recommendations to approve or deny Provider participation in RHS. The Credentialing Committee is made up of practicing physicians with participation by the President and Vice President of RHS.

Renaissance Hospital Associates

The purpose of Renaissance Hospital Associates (RHA) is to manage patient care from admittance through release when hospital care is required. This service alleviates the time demands on PCPs imposed by rounds and the continual monitoring required to provide effective and efficient patient care. Further, RHA manages the communications and coordination of data transfer and treatment costs to the PCP to ensure the completeness of the patient’s health record. Additionally, RHA redirects patients to urgent care centers for non-emergency care needs. Renaissance Hospital Associates began providing its services in early 2007 and is a key component of the Company’s comprehensive enterprise system as it is an added measure towards controlling costs and redundancy, as well as insuring quality and appropriate patient care.

Renaissance Administrative Solutions, Inc. (RASI)

Renaissance Administrative Solutions, Inc. is currently in its development stage. RASI is intended to provide Third Party Administration (TPA) services, which are anticipated to be available by late 2007. A Third Party Administrator provides adjudication of claims and prompts payment of provider services rendered. The benefit to the Company providing this service is two-fold; 1) it provides an additional revenue stream for the Company and 2) when integrated with our enterprise approach it will be provide an overall improvement on denial rates and days sales outstanding (DSO), thus improving cash flow and revenues realized by our providers.

“Traditional Model” versus the “Quantum Model”.

The “traditional model” is typically used by Management Services Organizations (MSO). In this approach, the MSOs contract with one (in rare cases two) Managed Care Organizations (MCOs), also commonly known as a Health Maintenance Organizations (HMO), to manage the care of patients. The MCO builds the network and maintains ownership of the relationship with the Provider. The MSO then manages the care of the patients who are subscribed to the MCOs plan, utilizing the contracted Providers.

The MSO fulfills a service management role only, and is dependent upon the relationship with the single MCO/HMO for its revenue and profitability.

Our “Quantum Model” utilizes our own resources to contract with and support the providers directly; thereby creating a fully independent and stand alone provider system. We contract with multiple MCOs for our network and take responsibility for the relationship, servicing and credentialing with the provider.  If a contract with an MCO is terminated, we continue to maintain the value of our Community Health System (provider system or CHS) as we use our CHSs for the other MCOs with whom we are contracted. We believe the Quantum Model balances the power more equally between the MCO and the MSO, and generates a greater opportunity for stability, lower medical expenses and thus higher revenue potential. Through our model, we offer the MCO the opportunity to expand in to other markets quickly and with a lower start-up cost. Our model is beneficial for providers as well as they need only contact us for any needs or issues they may have with the payers with whom we are contracted, versus contacting multiple MCOs themselves.

Provider Support Services

Quantum Provider Support Services

Quantum Provider Support Services (PSS) provides healthcare support services, systems, technology solutions and management to physicians, labs, nursing homes, clinics and hospitals. The Company intends to strategically address many of the administrative needs of physicians, physician associations, testing facilities and hospitals that bring increased and highly valued efficiencies to this rapidly growing industry and allow the provider to focus on quality patient care.

We intend to provide a broad range of management systems, products and services to the healthcare community; consisting primarily of individual and small physician practices, ancillary providers and other small to mid-size healthcare facilities including hospitals. We believe that this is a highly underserved market, and when these businesses do receive management system services it is usually in a fragmented, sporadic and inefficient manner.

We intend to design solutions to enable clients to reap the benefits of their investments in new systems and information technology by improving financial performance, increasing clinical and administrative productivity and enhancing clinical performance.

To address the increased industry-wide focus on patient safety, clinical excellence, compliance with security regulations and financial performance, our Company’s ongoing mission is to design solutions that give the healthcare industry the tools and strategies they need to serve their customers effectively, improve the quality and safety of clinical care, secure and authenticate online healthcare transactions, reduce cost and ensure compliance with evolving government and industry requirements, including HIPAA and CCHIT (Certification Commission for Healthcare Information Technology).

Through our management team’s knowledge and experience in healthcare operations and workflow, IT and clinical systems, we intend to work with clients to leverage their existing systems and processes to accelerate their return on investments of assets and time. Our goal is to be the preferred, if not sole, provider of a broad range of support services and consulting solutions for each of our clients.

We intend to deliver a number of solutions designed to enhance the physician’s communications, workflow, patient wellness, and practice profitability. The purpose of these solutions is to act as a component of the Community Health System enterprise system. The Company utilizes our subsidiaries QMed BILLING (QMB) and The Quantum Agency (TQA) to deliver a number of the solutions.

The solutions currently delivered are:

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Medical billing and collections services

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Insurances – Malpractice, Health & Life, Property, Disability and Workers Comp

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Electronic Medical Records (EMR) including Electronic Prescription Writing, Practice Management tools, transcription and features integration to the QMed BILLING system.

Additional solutions to be added in fiscal years 2007 and 2008 include:

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Personal Health Record (PHR) – Provide patients of RHS doctors with a personal, portable health record of essential information.

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Patient Portal – Provide patients with access to online scheduling with their physician and to download their current PHR data.

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Personnel Employment Organization (PEO) – Provide physicians, clinics and hospitals with temporary and permanent staffing options, payroll services, tax filings, and benefit administration.

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Group Purchasing Organization (GPO) – Provide central purchasing with discounted pricing for clinical, office and personal luxury items.

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Physician Receivable Financing – Fund medical claims within 48 to 72 hours of claim submitted to our billing operations. Interest free line for first 30 days claim is receivable. Work with multiple banks to also offer other banking services to the physician and their practice throughout the state of Florida.

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Physician Accounting System – To be developed by Quantum Medical Technologies, this system will integrate with the EMR and billing system. It will allow the physician to know his true financial and cash position on a daily basis.

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Continuing Education Programs – Provide qualified CE programs to physicians and staff.

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Clinical Testing Programs – Become a Certified Research Organization (CRO) to coordinate drug and medical device clinical testing between RHS physicians and R&D groups.

These solutions are designed to integrate with the RHS systems including Utilization Management, Case Management, Disease Management, Credentialing, Risk Management and Patient Wellness Management. By integrating all of these solutions, the Company is establishing an enterprise system which electronically and clinically connects all aspects of RHS interests in managing the full purview of the MCO and the physician practice. Management believes establishing an enterprise system to manage RHS will be the most effective means to achieve the best returns as it relates to patient wellness. The utilization of the enterprise system and its support solutions will also provide the physician practice with added efficiency and profitability.

We will market these solutions as the products are launched under our Q-Care sm system. Some of the solutions will be revenue generating and others cost saving and communication enhancing. Unique to the healthcare industry, our comprehensive offerings will deliver a compact and complete healthcare system to individual communities.

The utilization of the solutions listed above allows the physician to:

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Better document the patient care, including storage of lab tests, x-rays, etc.

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Utilize best practices knowledge to diagnosis and treat patients

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Improve practice efficiency

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Focus more time resources on clinical issues vs. administrative issues

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Improve communications with hospitals and specialists

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Use Hospitalist services to monitor patients while they are in hospitals

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Improve the practice’s cash flow and profitability

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Improve marketing ability of the practice to attract patients

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Issue electronic prescriptions to the patient’s pharmacy

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Provide the patient with written instructions regarding medications, diets, surgery, exercise and other pertinent issues

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Monitor patient compliance with medications or vital signs

QMed BILLING, Inc. – Medical Billing and Collection Services

QMed BILLING, Inc. (QMB) was incorporated in the State of Florida on May 8, 2006. QMB’s plan is to satisfy the medical billing and collection needs of physicians and hospitals throughout the state through the use of healthcare technology and strategically located regional business offices. In the past year, QMB has entered into two Management Agreements with Florida based billing and collection companies serving the Southern and Central Florida regions. The Company has begun conducting the appropriate due diligence and pre-closing process necessary to facilitate full acquisitions. QMB expects to close these acquisitions within the next few months. The Company plans to continue to seek potential acquisitions of medical billing companies to complete certain portions of its strategic plan.

Our goal is to provide high quality and timely services that enable physicians to improve their practices. QMB provides services through traditional systems and through a new fully electronic, integrated system consisting of an advanced electronic health record (EHR) and a billing claims system. To help improve physician practices, QMB utilizes the electronic processing systems to more efficiently and timely process claims and collect payments.

Superbills, created and sent electronically in real time or batch mode, allow for improvement in the collection time for most physicians by 2-7 days. For high volume accounts, the time savings could be even greater. QMB is able to service any account in Florida from our two operation centers. In January 2007, QMB began marketing the combined solutions of EMR and billing under the Company’s “Q-Care”sm system.

QMB services include:

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Processing physician prepared superbills into valid medical claims

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Electronically forwarding the claim to the appropriate payer (insurance, government, private)

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Recording collections from all sources and preparing account receivable reports for the physician

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Preparation of Encounter Reports to CMS

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Invoicing for patient portion of charges

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Collection activities

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Follow up on denials and re-filing the claim

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Interfacing with payers regarding claim issues

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Advising physicians as to coding requirements and regulation/rate changes

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Providing an audit trail if the Physician utilizes the EMR/Billing solution

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Provide accumulation and preparation of data for the Physician Quality Reporting Index (PQRI)

The Quantum Agency, Inc. – Insurance Agency

The Quantum Agency (TQA) was incorporated in the State of Florida on October 20, 2003 to serve as an insurance broker exclusively to physicians in Florida. TQA specializes in the insurance programs most beneficial to medical practices and individual physicians. We offer an array of products including property/casualty liability, health savings accounts, workers’ compensation, individual health plans, malpractice, group health, life, disability and more.

The Quantum Agency has signed Memorandums of Understanding with multiple agents to service our clients. Each agent specializes in specific insurance products and  has agreed to assist in the development and implementation of programs tailored for the needs of our RHS providers. In addition, TQA has agreements with certain MCOs to assist in the recruitment of members.

Periodic free risk assessments will be offered to the physician and his practice and/or personal requirements.

Provider Technology Solutions

Quantum Medical Technologies, Inc.

Quantum Medical Technologies (QMT) was incorporated in January 18, 2000 to create a new model for managing information in the medical industry. In addition to acquiring and developing medical technologies to provide solutions in managed care, Quantum Medical Technologies was created to support the continued growth and development of RHS and PSS, in addition to acquiring licensing and developing medical technologies to provide solutions in managed care organizations, hospitals and physician support services - including medical billing, web services, and electronic health record management. As a result, we are growing an integrated practice management platform that will provide a full Health Insurance Portability and Accountability Act of 1996 (HIPAA) compliant health information system to connect physicians with their patients, hospitals, and payers. The opportunity is to leverage and cross-market this platform into the existing client base of RHS, as well as those physicians and future hospitals utilizing the support services offered by The Quantum Group. QMT has also recently developed a new aggregation of medical billing and electronic health records under the brand name of Q-Care sm systems.

A key component of QMT includes a business process branded as Cybernaptic sm which connects all of the “touch points” of healthcare in an “enterprise technology environment”, utilizing Application Service Provider (ASP), web based platforms. Cybernaptic sm will allow QMT clients to choose any combination of technical and software support. This will include: (i) full support servicing with data center consolidation, (ii) 24/7/365 network monitoring and help desk through our network control center, as well as (iii) facility management, application unification, application support servicing and interim management of the entire IT operations.

The healthcare technology environment is increasingly complex and costly as a result of the challenges inherent in developing and/or deploying new technologies to meet the growing needs of the industry and new objectives designed to improve clinical quality and patient safety. Maintaining or integrating legacy computer systems and deploying an IT function capable of achieving regulatory compliance, ensuring secure digital transactions, improving business operations and the revenue cycle as well as reducing supply costs proves to be costly and inefficient. As a result, we believe that the healthcare industry will continue to increase the percentage of its budget devoted to new technology solutions.

Computer-based patient record systems (electronic health records) and other technologies in the healthcare delivery process can enable organizations to improve their bottom line. These technologies help healthcare organizations reduce costs through clinical and supply chain efficiencies; enhance communications with physicians, patients, payers and other constituencies; improve care delivery and patient safety; and streamline activities such as claims processing, eligibility verification and billing. QMT is developing its “Q-Care”sm system, an enterprise solutions system, to help healthcare organizations reduce costs through clinical and supply chain efficiencies, improve care delivery and patient safety, and streamline administrative activities such as claims processing, eligibility verification and billing.

We believe that healthcare providers and facilities will continue to turn to outside consultants, external management of formerly internal information systems, application support and full support servicing arrangements as a means of coping with the financial and technical demands of information systems management and integration of web-based solutions. QMT is ahead of the industry in recognizing and developing the first of its kind ASP, web based Community Health System enterprise system. Through business services offered by the Company through our “Q-Care”sm system, we provide flexible business processes, technology outsource solutions and operations management. Through “Q-Care”sm clients can achieve their business process and information technology goals while remaining focused on expanding their primary business and reducing related capital outlay.

QMT licensed an electronic medical record (EMR) and an integrated billing system for use by physicians and QMed BILLING. It is an ASP, web based platform utilizing knowledge based workflow methodology familiar to physicians. The solution was developed to meet the latest industry standards and will be undergoing the 2007 CCHIT (Certification Commission for Healthcare Information Technology)certification examination. It also contains the ability to receive and send information in the HL7 and X12 formats, thus allowing physicians to transfer data and tests to and from hospitals and labs. Further, QMT developed a utilization management (UM) program which allows the Renaissance patient care coordination team to manage its patient base. Combined with the EMR, the UM program creates the core of the “Q-Care”sm system. Additional elements of the system will include:

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Disease Management

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Patient Health Record

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Case Management

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HMO Plan Administration

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Physician Accounting System

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A/R Financing Reporting and Reconciliation

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Management and Clinical Reporting

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Data transfer from hospitals and labs to physician

QMT provides in-house web services in developing and maintaining web sites for RHS and Quantum needs, and several county medical associations. In December 2006, QMT installed a credentialing program,

allowing Renaissance to credential its physicians for all MCO plans contracted. This service will be extended to hospitals in which RHS physicians hold or seek “active privileges.”

The Company seeks to assemble the solutions which become part of the Community Health Enterprise System. A number of additional solutions have been identified that the Company will acquire, or internally develop, to support the RHS and Quantum Medical Management’s operations.

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THE QUANTUM GROUP, INC.
Quantum
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A represented above, our Provider Support Services (PSS) was designed to provide healthcare support services, systems, technology solutions and management to our Provider System. In the example above we picture how our own contracted providers who, as illustrated on page 34, we showed as supporting our MCO operations, now can also  contract with us to strategically address many of their administrative needs. We believe that this model brings increased and highly valued efficiencies to this rapidly growing industry, allows the provider to focus on quality patient care, and allows us to build on an relationships we have already established.

Our Employees

We currently have 27 full-time employees at the Company’s executive offices in Wellington, Florida. No employees of the Company are covered by a collective bargaining agreement or are represented by a labor union. The Company considers its employee relations to be good.

Government Regulation

As a player in the healthcare industry, the Company’s operations and relationships are subject to extensive and increasing regulation by a number of governmental entities at the federal, state and local levels. The Company has structured its operations to be in material compliance with applicable laws. There can be no assurance that a review of the Company’s, or the affiliated physician’s business, by courts or regulatory authorities will not result in a determination that could adversely affect the operations of the Company, or the affiliated physicians, or that the healthcare regulatory environment will not change so as to restrict the Company’s, or the affiliated physicians’, existing operations or their expansion.

The laws of many states prohibit business corporations such as the Company from practicing medicine and employing physicians to practice medicine. In Florida, non-licensed persons or entities, such as the Company, are prohibited from engaging in the practice of medicine directly. However, Florida does not prohibit such non-licensed persons or entities from employing or otherwise retaining licensed physicians to practice medicine so long as the Company does not interfere with the physician’s exercise of independent medical judgment in the treatment of patients. The laws in most states, including Florida, regarding the corporate practice of medicine have been subjected to limited judicial and regulatory interpretation and, therefore, no assurances can be given that the Company’s activities will be found to be in compliance, if challenged.

There are also state and federal civil and criminal statutes imposing substantial penalties, including civil and criminal fines and imprisonment, administrative sanctions and possible exclusion from Medicare and other governmental programs on healthcare providers that fraudulently or wrongfully bill governmental or other third party payers for healthcare services. The federal law prohibiting false billings allows a private person to bring a civil action in the name of the United States government for violations of its provisions. Moreover, technical Medicare and other reimbursement rules affect the structure of physician and ancillary billing arrangements. The Company believes it will always be in material compliance with such laws, but there is no assurance that the Company’s activities will not be challenged or scrutinized in the future by courts or governmental authorities. Noncompliance with such laws may adversely affect the operation of the Company and subject it to penalties and additional costs.

Certain provisions of the Social Security Act, commonly referred to as the “Anti-Kickback Statute,” prohibit the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare or state health program patients or patient care opportunities, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered by Medicare or state health programs. The Anti-Kickback Statute is broad in scope and has been broadly interpreted by courts in many jurisdictions. Read literally, the statute places at risk many business arrangements, potentially subjecting such arrangements to lengthy, expensive investigations and prosecutions initiated by federal and state governmental officials. Violation of the Anti-Kickback Statute is a felony, punishable by significant fines and/or imprisonment. In addition, the Department of Health and Human Services may impose civil penalties excluding violators from participation in Medicare or state health programs.

The federal Health Insurance Portability and Accountability Act of 1996 (HIPAA) expands the government’s resources to combat healthcare fraud, creates several new criminal healthcare offenses, and establishes a new advisory opinion mechanism under which the Office of Inspector General is required to respond to requests for interpretation of the Anti-Kickback Statute, in an effort to bring clarity and relief to the uncertainty of the Anti-Kickback Statute. Due to the newness of the legislation, it is impossible to predict the impact of the new law on the Company’s operations.

Congress, in the Omnibus Budget Reconciliation Act of 1993, enacted significant prohibitions against physician referrals. These prohibitions, commonly known as “Stark II,” amended prior physician self-referral legislation known as “Stark I” by dramatically enlarging the field of physician owned or physician interested entities to which the referral prohibitions apply. Effective January 1, 1995, Stark II prohibits, subject to certain exceptions, including a group practice exception, a physician from referring Medicare or Medicaid patients to an entity providing “designated health services” in which the physician or immediate family member has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The designated health services include clinical laboratory services, radiology and other diagnostic services, radiation therapy services, physical and occupational therapy services, durable medical equipment, parenteral and enteral nutrients, equipment and supplies, prosthetics, orthotics, outpatient prescription drugs, home health services, and inpatient and outpatient hospital services. The penalties for violating Stark II include a prohibition on payment by these government programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a “circumvention scheme.” The Stark legislation is broad and ambiguous. Interpretive regulations clarifying the provisions of Stark II have not been issued. Florida has also enacted similar self-referral laws. The Florida Patient Self Referral Act of 1992 severely restricts patient referrals for certain services by physicians with ownership or investment interests, requires disclosure of physician ownership in businesses to which patients are referred and places other regulations on healthcare providers. While the Company believes it is in compliance with the Florida and Stark legislations and their exceptions, future laws, regulations, or interpretations of current law could require the Company to modify the form of its relationships with physicians and ancillary service providers. Moreover, the violation of Stark I or II or the Florida Patient Self Referral Law of 1992 by the Company’s Physician group could result in significant fines and loss of reimbursement, which would adversely affect the Company.

Legal Proceedings

We are not aware of any pending legal proceedings against us.

Corporate Information

Our corporate headquarters are located at 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414. Our telephone number is (561) 798-9800, and our fax number is (561) 296-3456.

Property

We leased a new facility to expand our corporate offices during the summer of 2006 located at 3420 Fairlane Farms Road, Suite C, Wellington, Florida. The 6,600 square foot facility was remodeled at a cost of $38,500 with a current monthly rent of $9,395 pursuant to lease expiring June 30, 2009. We also rent warehouse space at PSB Wellington Commerce Park I, LLC for $265 per month for two units and leased small flex offices to support field operations in Miami-Dade, Tampa area and Orlando area in 2006. In December 2006, concurrent with the two Management Agreements, the Company acquired offices in Miami and Clermont, Florida. In March 2007, the company entered into a five year, 1400+ sq ft office lease in Miami, to support the Renaissance operations.

We believe the space is adequate for our immediate needs. Additional space may be required as we expand our activities. We do not foresee any significant difficulties in obtaining any required additional space.

MANAGEMENT

The following table sets forth information regarding the members of our Board of Directors and our executive officers and other significant employees. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the board.

Name	Age	Positions	Since
Noel J. Guillama (4)	47	Chairman, President, and Director	2003
Donald B. Cohen (4)	53	Vice President, Chief Financial Officer
		and Director	2003
Susan D. Guillama	47	Vice President, Secretary,
		Chief Administrative Officer
		and Director	2003
James D. Baker (3)(4)(5)	63	Director	2003
Mark Haggerty (1)(2)(5)	59	Director	2003
Michael Rosenbaum (1)(3)(5)	69	Director	2006
Peter Nauert (2)(3)(5)	63	Director	2006

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(1)

Member of the Audit Committee.

(2)

Member of the Compensation & Options Committee.

(3)

Member of the Nominating and Governance Committee.

(4)

Member of the Executive Committee.

(5)

Independent Director.

Board of Directors

Our Board of Directors oversees the business affairs of our company and monitors the performance of our management. Our Board of Directors currently consists of 7 members. Each director and executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our Bylaws. All officers serve at the discretion of the Board and are elected annually at the annual meeting of our Board held after each annual meeting of shareholders. Our Board of Directors has determined that all directors, except for Noel Guillama, Donald Cohen and Susan Guillama, are independent within the meaning of the SEC Rule 10A-3. The Board of Directors has met 7 times during the current fiscal year.

Below are descriptions of the backgrounds of our executive officers and directors and their principal occupation for the last five years:

Noel J. Guillama, Chairman, President, and Director. Noel J. Guillama has been Founder, Chairman, President and CEO of The Quantum Group, Inc. since the Company’s inception in January 2000. Prior to The Quantum Group, Mr. Guillama was Founder, Chairman, President and Chief Executive Officer of Metropolitan Health Networks, Inc. of West Palm Beach, Florida, (AMEX:MDF) from its inception on January 16, 1996 to February 1, 2000. Metropolitan, at the time of Mr. Guillama's departure, had expanded from inception to 240 employees; experienced 400% annualized compounded growth, provided care to approximately 25,000 patients and reported revenues of $119 million in fiscal 2000. Mr. Guillama also serves as Director and/or Chairman of several of his family controlled businesses including Tektonica, Inc., MedTonics and Guillama, Inc. Mr. Guillama serves as a director of the Florida International University Foundation and as a director of the Palm Beach County Community College Foundation. Mr. Guillama is also a Trustee of Palms West Hospital in Loxahatchee, Florida. Further, Mr. Guillama is a member of the United States Chamber of Commerce Small Business Council. Mr. Guillama continues to hold active licensure as a Building Contractor, Real Estate Broker, Mortgage Broker and Insurance Broker in the State of Florida. Mr. Guillama is a graduate of Massachusetts Institute of Technology’s (MIT) Birthing of Giants Entrepreneurial Leadership Program (1997 – 1999).

Donald B. Cohen, Vice President, Chief Financial Officer and Director. Mr. Cohen is a co-founder of Quantum and has extensive experience in information systems and start-up ventures. Prior to joining Quantum, he served as Chief Financial Officer of I-Titan Communications Network, Inc. a technology design and manufacturer from April 2001 through January 2002. He also served as Chief Financial Officer and Director of Metropolitan

Health Networks, Inc. (AMEX:MDF) from April 1996 to April 1999. While at Metropolitan, Mr. Cohen was directly responsible for all accounting reporting and SEC disclosures and was instrumental in designing, installing and operations of the company’s extensive management information and billing and collections system connecting numerous sites into a state-of-the-art leading edge financial system. Mr. Cohen received a Bachelor of Science degree from California State University, Northridge, and was certified as a CPA in the State of California.

Susan D. Guillama, Vice President, Secretary, Chief Administrative Officer and Director. Mrs. Guillama joined Quantum in April 2003, before which she had been an outside consultant with Quantum from September 2000 to April 2003, when she joined Quantum fulltime. Prior to joining Quantum, she was with ALLTEL Information Services in early 2001 through April 2003 where she led the human resources and training departments for a national division focused on banking software solutions. Prior to this she was a consultant and focused on employee initiatives such as change management, outplacement and transition services, customer service and career workshops, general employment consulting, and other training initiatives. For almost 10 years previous to this, she was Director for People with ServiceMaster, in which she led human resource departments for the HealthCare Services and the Business & Industry Group. Mrs. Guillama is a certified master trainer, recruiter and interviewer and holds certifications from Gallup, London House, and DDI. Mrs. Guillama earned her Bachelor’s degree in Communication from the University of South Florida. Mrs. Guillama is the wife of Noel J. Guillama.

James D. Baker, Outside Director. Mr. Baker has been involved with integrated computer systems and cutting edge technology for over 30 years, having begun his business career with IBM. Since the end of 2006, Mr. Baker has been the CEO of AMD Telehealth, Inc. of Lowell, MA, a leading home health provider. Mr. Baker is currently the sole Director, President, and CEO, of Q-Net Technologies, Inc. which was a vehicle to introduce consumer technology and value added Internet services into the Chinese market. Mr. Baker was President of TargitInteractive, Inc., a leading interactive marketing services provider, from 1999 – 2003. In 1997, Mr. Baker became CEO and a Director for AegiSoft Corporation, a Digital Rights Management Company, and was also instrumental in both raising the capital and running the company from its inception. Real Networks acquired AegiSoft in 2000. Mr. Baker holds a B.S. degree from the University of Cincinnati and pursued a Masters in Business Administration from the University of Michigan.

Mark Haggerty, JD, Outside Director. In Mr. Haggerty’s 34 years as a lawyer he has served on many corporate boards and has specialized in corporate, securities and medical law; and has structured and closed over one billion dollars in financing for numerous projects including medical clinics and nursing homes throughout the United States. In 1996, Mr. Haggerty was a co-founder of Metropolitan Health Networks, Inc. and acted as Chairman of its advisory board. For the past 12 years he has served as one of five elected Commissioners for a 1,000 plus person AAA credit rated government agency with a $50,000,000 annual budget. From 1993 to 2003 he was President of a fully SEC reporting public company. At present he works as general counsel to a SEC licensed investment advisory firm. Mr. Haggerty was a guarantor for two corporations, which went insolvent which then caused him to file bankruptcy in October 2005. In addition to his being licensed to practice law in the Minnesota and United States Supreme Courts, he also is licensed as a series 7 and 63 securities representative from the NASD and the SEC. Mr. Haggerty is a graduate of the University of Minnesota Law School.

Peter Nauert, Outside Director. Mr. Nauert has over thirty years experience as a founder, creator and leader in the insurance industry with an emphasis on mergers and acquisitions, as well as funding. Mr. Nauert is nationally recognized as an entrepreneur and has an extensive success record in implementing public and private campaign funding vehicles. Currently, Mr. Nauert is President & CEO of Access Plans USA, Inc. This Company is the result of the merger agreement between Precis, Inc. and Insurance Capital Management (ICM), a national Company of which Mr. Nauert was Chairman and Founder, and provides marketing, web-based technology and specialty products for insurance and financial services. Prior to founding ICM, Mr. Nauert was Chairman and CEO of Ceres Group, Inc. (Nasdaq: CERG) from July 1998 to June 2002. In 1998, Mr. Nauert led an investor group that purchased Central Reserve Life Insurance Company (CRLC), a financially troubled health insurance company. He founded Ceres Group, Inc., as the new holding company of CRLC. As Chairman, Mr. Nauert increased Ceres’ gross revenue to $907 million. Mr. Nauert received a Bachelor of Science degree in Business Administration from Marquette University as well as a Juris Doctor (J.D.) from George Washington University.

Michael Rosenbaum, Outside Director. Mr. Rosenbaum has extensive experience in law, mergers and acquisitions, merchant banking and finance. Mr. Rosenbaum has served as a Director for Protrak International since 1984, and continues in this role today. Protrak is the global leader and a major innovative force in the development and delivery of Customer Relationship Management software (CRM) and Sales Force Automation (SFA) to the investment management industry. From 1998 to 2000, he served as a Director and Officer of Throttlebox Media, a company that specialized in the sales of downloadable multimedia entertainment. Further, Mr. Rosenbaum was a member of the Board of Advisors of South Beach Beverage Company, which was sold in 2002 to Pepsi. Mr. Rosenbaum has been active in Israeli Technology Partners for the last five years having also served as a Director from 2002 through 2004. He is also a Director of Soup Kitchen International, which manufactures soup and has franchise operations. Mr. Rosenbaum received a Bachelor of Arts degree from Yale in Economics and Political Science, as well as a Bachelor of Law (LL.B) from Columbia University. Additionally, Mr. Rosenbaum possesses a Master of International Affairs, also from Columbia University.

All officers of the Company devote their full-time attention to our business. Except for Noel and Susan Guillama, no director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director. There are no material proceedings to which any director, director nominee, executive officer or affiliate of the company, any owner of record or beneficially of more than five percent of any class of voting securities of the subsidiaries or the company, or any associate of any such director, officer, affiliate or security holder is a party adverse to us.

D & O Insurance

We currently maintain a directors’ and officers’ liability insurance policy with limits of $3.0 million.

Board Committees

The Company has four committees: Audit, Executive, Compensation, and an Option Committee.

•

The Audit Committee selects the independent auditors, reviews the results and scope of the audit and other services provided by independent auditors. It reviews and evaluates internal control functions. Audit Committee also reviews and discusses with management and the Board such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The Board of Directors has elected Mr. Haggerty as the chairman of the Audit Committee and as its “financial expert”; as such term is defined under Item 407(d)(5) of Regulation S-B. Mr. Haggerty is “independent” under Rule 10A-3 under the Securities Act. At the Board meeting June 9, 2006, Mr. Rosenbaum was re-elected to serve with Mr. Haggerty on the Audit Committee.

•

The Executive Committee may exercise the power of the Board of Directors in the management of business and affairs at any time when the Board of Directors is not in session. The Executive Committee shall, however, be subject to the specific directions of the Board of Directors, and is currently composed of Mr. Baker, Mr. Guillama and Mr. Cohen. All actions of the Executive Committee require a unanimous vote.

•

The Compensation & Options Committee makes recommendations to the Board of Directors concerning compensation for executive officers, employees and consultants of the Company and recommendations to the Board of Directors concerning the Company’s Stock Option Plan and administers it accordingly. All actions of the Compensation & Options Committee require a unanimous vote. The Compensation & Options Committee consists of Mr. Nauert and Mr. Haggerty. At the Board meeting June 9, 2006, the Board elected to combine the Compensation Committee with the Option Committee and elected Mr. Nauert to serve as chairman with Mr. Haggerty.

•

The Nomination & Governance Committee makes recommendations to the Board of Directors concerning nominations to the Board of Directors and development and review on an ongoing basis the adequacy of the corporate governance. The Nomination & Governance Committee consists of Mr. Rosenbaum, Mr. Baker and Mr. Nauert.

Director Independence

In determining director independence, we use independence definitions as set forth in the applicable rules of the SEC and the AmEx Company Guide Rule Sec 121. According to this definition, Messrs. Baker, Haggerty, Rosenbaum and Nauert are independent directors.

Code of Conduct

The Company has adopted three Codes of Conduct that collectively cover all officers, directors, employees, consultants and independent contractors of the Company. One Code of Conduct is for employees in general, the second Code of Conduct is for all consulting and/or contracted positions, and the third Code of Conduct addresses senior officers, board members and accounting personnel of the Company. The first and second Codes of Conduct set Company policy on inside information, conflicts of interest, trading of inside information, management and accounting ethics and compliance with all local, state, and federal laws. The third Code of Conduct has special consideration for the handling of corporate financials and disclosure information. The Codes of Conduct may be reviewed at the Company’s website www.QuantumMD.com. The Code of Ethics for Principal Executives has been previously filed with the Form 10-KSB for the fiscal year ending October 31, 2004.

The Code is designed to deter wrongdoing and to promote:

•

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•

Compliance with applicable governmental laws, rules and regulations;

•

The prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the Code.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information required under applicable SEC rules about the compensation for fiscal 2006 of (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) all our other executive officers (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Noel J. Guillama	2006	200,000	—	—	91,002	—	—	14,894	305,896
Chairman and Chief Executive Officer

Donald B. Cohen	2006	96,000	—	—	45,499	—	—	3,300	144,799
Chief Financial Officer

Susan D. Guillama	2006	96,000	—	—	45,499	—	—	2,994	144,493
Vice President

———————

(1)

The amounts in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the year ended October 31, 2006, in accordance with FAS 123(R). The grants include grants made in fiscal years ended October 31, 2003 and 2005. Assumptions used in the calculation of this amount.

(2)

“All Other Compensation” is comprised of auto allowances and Company paid portion of health insurance.

Option Grants in Last Fiscal Year

No options or common shares were granted to executives during the year ended October 31, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to the value of outstanding equity awards, at October 31, 2006, previously granted to the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date		Number of shares or Units of Stock That Have Not Been Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Noel J. Guillama	8,000	—	—	10.00	10/1/10		—	—	—	—
Chairman and Chief	14,674	9,326		12.50	12/26/12	(1)
Executive Officer

Donald B. Cohen	6,000			10.00	10/1/10		—	—	—	—
Chief Financial Officer	7,326	4,674		12.50	12/26/12	(1)

Susan D. Guillama				12.50	12/26/12	(1)	—	—	—	—
Vice President	7,326	4,674

———————

(1)

These stock options vest quarterly over a three-year period beginning on the date of grant.

Director Compensation

The Company reimburses all Directors for their expenses in connection with their activities as Directors of the Company. In addition, the Company has granted each outside Director annual compensation of 1,200 shares of stock, vested over three years, and $10,000 to be paid in stock, calculated by taking the average of the last 10 closing days prior to the end of the fiscal year. It is expected that compensation to outside Directors will increase as their responsibility expands and the Company develops. Mr. Haggerty will be compensated an additional $15,000, in cash and/or stock, for the extra duties of chairing the Audit Committee. The Directors will make themselves available to consult with the Company’s management as well as serve on one or more of its Committees. The Directors of the Company that are also employees of the Company do not receive additional compensation for their services as Directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Noel J. Guillama	—	—	—		—	—	—	—
Donald B. Cohen	—	—	—		—	—	—	—
Susan D. Guillama	—	—	—		—	—	—	—
James D. Baker	—	17,000	24,552	(1)	—	—	—	41,552
Mark Haggerty	1,500	17,000	24,552	(1)	—	—	—	43,052
Michael Rosenbaum	—	12,500			—	—	—	12,500
Peter Nauert	—	12,500			—	—	—	12,500

———————

(1)

The amounts in the “Option Awards” column reflect the dollar amount recognized for financial statement reporting purposes for the year ended October 31, 2006, in accordance with FAS 123(R), The grants include grants made in fiscal years ended October 31, 2003 and 2005. Assumptions used in the calculation of this amount are detailed in the annual report filed with SEC on Form 10-KSB/A.

Employment Agreements

The Company has no agreement or understanding, express or implied, with any officer, director, or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services, excluding those previously identified regarding outside directors above or those identified below.

The Company expects to pay Mr. Guillama, Mr. Cohen and Mrs. Guillama with permanent compensation and bonuses to be negotiated with Compensation Committee of the Company. As of October 31, 2006, the Company has accrued a total of $508,000 in compensation for Mr. Guillama, $151,000 for Mr. Cohen, and $124,011 for Mrs. Guillama. The Company has also accrued $73,900 for the compensation of Outside Directors. On April 30, 2007, the Board had approved annual compensation of $250,000 for Mr. Guillama, $150,000 for Mr. Cohen and $125,000 for Mrs. Guillama with bonuses of $200,000 to Mr. Guillama, $100,000 to Mr. Cohen and $75,000 to Mrs. Guillama. The management intends to convert a significant amount of the salary accruals and bonuses into common stock of the Company. The Company does not have any change of control, severance or pension arrangements or understandings with any of its management team other than set forth in this Prospectus.

Stock Option Plan

We have in place a 2003 Incentive Equity and Stock Option Plan, which we refer to as the ‘‘2003 Plan,’’ which has been approved by our stockholders. The purpose of the 2003 Plan is to further our growth and general prosperity by enabling our employees, contractors and service providers to acquire our common stock, increasing their personal involvement in us and thereby enabling us to attract and retain our employees.

The 2003 Plan, as amended, provides for the granting of options to purchase up to an aggregate of 200,000 shares of common stock, restated to reflect the Company’s 1 for 25 reverse stock split on March 29, 2007, to our employees, directors and other service providers. Any options that expire prior to exercise will become available for new grants from the ‘‘pool’’ of ungranted options. Options that are granted under the 2003 Plan may be either options that qualify as incentive stock options under the Internal Revenue Code or those that do not qualify as incentive stock options.

Incentive options under the 2003 Plan may not be granted at a purchase price less than the fair market value of our common stock on the date of the grant. Non-qualified options may not be granted at a purchase price less than 85% of fair market value on the date of grant, or, for an option granted to a person holding more than 10% of our voting stock, at less than 110% of fair market value.

The 2003 Plan is currently administered by our Board of Directors, although we expect that, in the future, it will be administered by a compensation committee appointed by our Board of Directors. As of March 30, 2007, shares or options to purchase shares in the aggregate of 2,400 shares have been issued under the 2003 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with our officers, directors, 5% or greater stockholders, and other affiliates are made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third-parties and must be approved by a majority of the independent, disinterested members of our Board of Directors.

On December 16, 2005, the Company executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due January 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of the Company’s common stock per month for each month the debt is outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board of Directors of the Company. On February 25, 2006, an additional $25,000 was advanced to the Company by Mrs. Rosenbaum for a total of $125,000. Mrs. Rosenbaum and the Company agreed to extend the term of the note with the issuance of 6,667 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan. The Company and the lender have agreed in principle for the repayment of the amounts owed which includes the issuance of an additional 8,485 shares of common stock.  The note plus accrued interest was repaid from the proceeds of the March 29, 2007 private placement which closed May 4, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 29, 2007 by:

•

Each person who is known by us to beneficially own 5% or more of our common stock;

•

Each of our directors;

•

Each of our executive officers named in the Summary Compensation Table; and

•

All of our directors and named executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is 3420 Fairlane Farms Road, Suite C, Wellington, FL 33414. Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of common stock exercisable within 60 days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Prior to Offering (1)	Percentage of Class Following Offering(2)
Guillama, Noel (3)(10)	468,493	24.56%	7.20%
Cohen, Donald B (4)	88,796	4.66%	1.36%
Guillama, Susan J. (5)(11)	76,106	3.99%	1.17%
Baker, James D. (6)	11,604	*	*
Haggerty, Mark (7)	11,404	*	*
Rosenbaum, Michael (8)	500	*	*
Nauert, Peter (9)	10,500	*	*
High Capital Funding LLC 333 Sandy Springs Circle, Suite 230 Atlanta, GA 30328	170,551	8.94%	2.62%

All directors and officers as a group (7 persons)	667,403

———————

*

Less than 1% of outstanding shares.

(1)

Based upon 1,907,430 shares of common stock outstanding on May 4, 2007 and including, with respect to each individual holder, rights to acquire common stock exercisable within 60 days.

(2)

Based upon 6,507,430 shares of common stock outstanding on May 4, 2007, 4,600,000 shares of common stock included in the units issued in this offering and including, with respect to each individual holder, rights to acquire common stock exercisable within 60 days.

(3)

Includes (a) 299,685 shares held by Mr. Guillama; (b) 20,804 shares held by Guillama Family Holdings, Inc.; (c) 40,000 held by Guillama, Inc.; (d) 8,000 shares issuable upon the exercise of options at $10.00 per share until October 1, 2010; (e) 20,004 shares issuable upon the exercise of options at $12.50 per share until June 26, 2012; and (f) 80,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2017. This does not include (a) 3,996 shares issuable upon the exercise of options at $12.50 per share until December 26, 2012 and (b) 320,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2021. Mr. Guillama disclaims all shares and has no interest in the holdings of Mrs. Guillama.

(4)

Includes (a) 42,800 shares; (b) 6,000 shares issuable upon the exercise of options at $10.00 per share until October 1, 2010; (c) 9,996 shares issuable upon the exercise of options at $12.50 per share until June 26, 2012; and (d) 30,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2017. Does not include (a) 2,004 shares issuable upon the exercise of options at $12.50 per share until December 26, 2012 and (b) 120,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2021.

(5)

Includes (a) 38,508 shares; (b) 7,602 shares held by her minor son; and (c) 9,996 shares issuable upon the exercise of options at $12.50 per share until June 26, 2012; and (d) 20,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2017. Does not include 2,004 shares issuable upon the exercise of options at $12.50 per share until December 26, 2012 and (b) 80,000 shares issuable upon the exercise of options at $3.50 per share until May 1, 2021. Mrs. Guillama disclaims all shares and has no interest in the holdings of Mr. Guillama.

(6)

Includes (a) 5,400 shares; (b) 800 shares transferable upon the exercise of options at $.25 per share owned by Mr. Guillama; (c) 400 shares issuable upon the exercise of options at $10.00 per share until October 1, 2010; and (d) 5,004 shares issuable upon the exercise of options at $12.50 per share until June 26, 2012. Does not include (a) 996 shares issuable upon the exercise of options at $12.50 per share until December 26, 2012 and (b) 700 shares issuable quarterly at a rate of 100 per quarter until January 31, 2009.

(7)

Includes (a) 4,000 shares; (b) 1,400 shares held by Linda Jean Haggerty (c) 100 shares transferable upon the exercise of options at $.25 per share on shares owned by Mr. Guillama until July 24, 2008; (d) 500 shares transferable upon the exercise of options at $.25 per share until July 24, 2008 held by Linda Jean Haggerty; (e) 400 shares issuable upon the exercise of options at $10.00 per share until October 1, 2010 and (f) 5,004 shares issuable upon the exercise of options at $12.50 per share until June 26, 2012. Does not include (a) 996 shares issuable upon the exercise of options at $12.50 per share until December 26, 2012 and (b) 700 shares issuable quarterly at a rate of 100 per quarter until January 31, 2009.

(8)

Includes 500 shares. Does not include (a) 700 shares issuable quarterly at a rate of 100 per quarter until January 31, 2009 and (b) 25,152 held by Maj-Britt Rosenbaum, his wife.

(9)

Includes 10,500 shares. Does not include (a) 700 shares issuable quarterly at a rate of 100 per quarter until January 31, 2009.

(10)

Mr. Guillama has granted options to purchase 10,306 shares of the Company at $.25 per share. 1,400 options were granted to Directors and their affiliated persons and 8,906 options were granted to unaffiliated persons.

(11)

Mrs. Guillama is the wife of Mr. Guillama.

DESCRIPTION OF SECURITIES

We are authorized to issue 170,000,000 shares of common stock, par value $0.001 per share and 30,000,000 shares of preferred stock. The preferred stock is subject to the rights and preferences as determined by our Board of Directors. On May 4, 2007, there were 1,907,430 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Units

We will issue 2,300,000 units in this offering, with each unit consisting of 2 shares of our common stock and two warrants to purchase 1 share of our common stock. The units will have no rights independent of the rights existing in the common stock and the warrants, which form the unit. Each unit will be divided into its separate components on the date which is the earlier of: (i) 90 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part of, or (ii) such time as the representative of the underwriters determines that separate trading should occur. We will issue a press release and notify the principal exchanges on which our securities are traded, and file a current report on Form 8-K, in order to inform investors of the separate trading of common stock and warrants 5 days prior thereto.  The units will cease to exist at that time.

Common Stock

The holders of common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds. However, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

The warrant issued as part of each unit will entitle the holder thereof to purchase 1 share of common stock at an exercise price equal to 125% of the unit offering price beginning on the date the units separate through the date which is five years after the date of this prospectus, subject to the redemption rights described below. The warrants will be issued pursuant to the terms of a warrant agreement between the warrant agent, Fidelity Transfer Company, and us. We have authorized and reserved for issuance 4,600,000 shares of our common stock underlying the warrants, plus an additional 690,000 shares of common stock in the event that the underwriters' exercise their over-allotment option in full.

The warrant exercise price and the number of shares of common stock purchased upon exercise of the warrants are subject to adjustment in the event of, among other events, a stock dividend on, or a subdivision, recapitalization or reorganization of, the common stock, or the merger or consolidation of us with or into another corporation or business entity.

We intend to use our best efforts to keep this registration statement, which covers the shares of common stock underlying the warrants, current, but we cannot assure you that such registration statement (or any other registration statement filed by us covering shares of common stock underlying the warrants) can be kept current. The shares of common stock underlying the warrants must also be registered or qualified for sale under the securities laws of the states in which the warrant holders reside. In the event this registration statement is not kept current, or if the common stock underlying the warrants is not registered or qualified for sale in the state in which a warrant holder resides, the warrants may be of no value.

We are not required to issue any fractional shares of common stock upon the exercise of warrants or upon the occurrence of adjustments pursuant to anti-dilution provisions. We will pay to holders of fractional shares an amount equal to the cash value of such fractional shares based upon the then-current market price of a share of common stock.

The warrants may be exercised upon surrender of the certificate representing such warrants on or prior to the expiration date (or earlier redemption date) of such warrants at the offices of the warrant agent with the form of ‘‘Subscription Form’’ on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price in cash or by official bank or certified check payable to the order of us for the number of warrants being exercised. Shares of common stock issued upon exercise of warrants for which payment has been received in accordance with the terms of the warrants will be fully paid and non-assessable. The warrants do not confer on the warrant holder any voting or other rights of our stockholders.

We may redeem all of the warrants at $.01 per warrant on 30 days’ prior written notice if the closing bid price of the common stock on the OTC-BB equals or exceeds 175% of the initial offering price per unit for a period of 20 trading days immediately preceding the call for redemption. A condition to such redemption is that, at the time of redemption and during the notice period, there is an effective registration statement covering the warrants and the resale of the shares of common stock issuable on exercise of the warrants. From and after the date of redemption specified in the notice (unless we default in providing money for the payment of the redemption price), all rights of the holder or holders as a warrant holder shall cease, except for the right to receive the redemption price hereof, without interest, and the warrants shall no longer be deemed outstanding.

In addition, we currently have outstanding warrants to purchase an aggregate of 89,173 shares of our common stock. The exercise prices of the warrants range from $5.00 per share to $12.50 per share. The warrants expire at various times from September 29, 2007 to March 14, 2012.

Convertible Debentures

During the period August 2006 through May 4, 2007, we sold 121 Bridge Units for $6,050,000. Each unit consisted of a $50,000 8% Secured Convertible Debenture (Debenture) and 6,061 shares of restricted common stock (Bridge Shares). The holders of the Bridge Shares have the right to exchange the Bridge Shares for offering units equivalent to their initial investment in the Bridge Units purchased. Therefore every 6,061 Bridge Shares issued can be exchanged for 7,693 offering units.  The first $1,300,000 of Debentures matures on May 30, 2007. The balance of the Debentures, $4,750,000, matures on June 30, 2007. Principal and interest on the Secured Convertible Debentures may be converted into offering units at a conversion price equal to 70% of the offering price. The Convertible Debentures are secured by the all the assets of the Company.

Anti-Takeover Effect of Nevada Law, Certain Charter and By-Law Provisions

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions have the following effects:

•

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of our company; and

•

they allow us to issue, without stockholder approval, up to 1,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock, as well.

Indemnification of Directors and Officers

Pursuant to the Nevada Revised Statutes (NRS), we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

Fidelity Transfer Company has been appointed as the transfer agent for our common stock.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated as of ______ __, 2007 (the “Underwriting Agreement”), the underwriters named below, for whom Newbridge Securities Corporation, the managing underwriter in this offering, is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, the number of units set forth in the table below.

Name	Number of Units
Newbridge Securities Corporation	[____________]
Total	[____________]

The underwriters are offering the units subject to their acceptance of units from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the units offered by this prospectus, if any such units are taken. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

The underwriters propose to offer the securities offered hereby to the public at the public offering price set forth on the cover of this prospectus. That price should not be considered an indication of the actual value of the securities and is subject to change as a result of market conditions and other factors. The underwriters may offer the securities to securities dealers at the price to the public less a concession not in excess of $____ per unit. After the securities are released for sale to the public, the underwriters may vary this offering price and other selling terms from time to time. No variation in those terms will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The public offering price of the securities offered hereby negotiated between us and the representatives.

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 345,000 additional units at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the units offered by this prospectus. To the extent this option is exercised, each underwriter will become obligated, subject to limited conditions, to purchase approximately the same percentage of additional units as the number listed next to the underwriter’s name in the preceding table bears to the total number of units listed next to the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $, the total underwriters’ discounts and commissions would be $, and total proceeds to us would be $. The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

Underwriting Compensation

The underwriters will purchase the units offered hereby at a discount of __% of the initial public offering price (or $____ per unit). We have agreed to pay the managing underwriter a non-accountable expense allowance equal to __% of the gross proceeds from the sale of the units offered hereby. Our agreement with the underwriters also provides that we will pay all expenses in connection with qualifying the units for sale under the laws of those states as the underwriter may designate and the costs of review by the NASD of the underwriting arrangements between the underwriters and us.

We will sell to the representatives upon the completion of this offering, for a total purchase price of $100, an option to purchase 345,000 units. The units will be identical to the units offered to the public, except that the warrant included in each unit will have an exercise price equal to 145% of the unit public offering price. The option will be exercisable one year from the date of this prospectus at an exercise price of 145% of the unit price in this offering. We have agreed to register for sale the common stock and warrants issuable upon exercise of the option and the common stock issuable upon exercise of the warrants underlying the option. The option (and the securities that may be acquired upon exercise of the option) may not be sold, pledged, transferred, hypothecated or assigned for a period of one year after the date of this prospectus except in accordance with Rule 2710(g)(2) of the NASD Conduct Rules. The warrants issuable upon exercise of the option will have an exercise price equal to 165% of the public offering price of our units. Except for the exercise price and transfer restrictions described above, the warrants issuable upon exercise of the option shall be identical to the warrants issued to the public in this offering.

Consulting Agreement

As of the closing of this offering, we will enter into a two-year consulting agreement with the managing underwriter whereby it will be retained as the Company’s non-exclusive financial advisor and investment banker to provide general financial advisory and investment banking services. Specifically, the managing underwriter will assist us in evaluating potential equity or debt financings, making recommendations concerning the relationships among our various lines of business and potential areas for business growth, and providing such other financial advisory and investment banking services upon which we may mutually agree. As consideration for the managing underwriter’s consulting services, we agreed to pay a fee of $30,000 per year for the term of this Agreement, with the aggregate fees under the agreement in the amount of $60,000 due and payable upon the execution of the agreement.

Warrant Solicitation Fee

We have agreed not to solicit exercise of the warrants other than through the underwriters. Upon any exercise of the warrants after the first anniversary of the date of this prospectus, to the extent not inconsistent with the NASD Rules and the SEC rules and regulations, we will pay the underwriters a fee of 1% of the aggregate warrant exercise price if: (i) the market price of our common stock on the date the warrants are exercised is greater than the then-exercise price of the warrants; (ii) the exercise of the warrants was solicited by a member of the NASD and such solicitation has been designated in writing by the warrant holder; (iii) the warrants are not held in a discretionary account; (iv) disclosure of the compensation arrangements was made both at the time of the offering and at the time of exercise of the warrants; and (v) the solicitation of exercise of the warrant was not in violation of Regulation M promulgated under the Exchange Act.

Stabilization

The rules of the SEC generally prohibit the underwriters from trading in our securities on the open market during this offering. However, the underwriters are allowed to engage in certain open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

•

stabilizing transactions consist of bids or purchases made by the representatives for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress;

•

short sales and over-allotments occur when the representatives, on behalf of the underwriters, sell more of our units than they purchase from us in this offering. In order to cover the resulting short position, the representatives may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of units sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement;

•

syndicate covering transactions are bids for or purchases of our securities on the open market by the representatives on behalf of the underwriters in order to reduce a short position incurred by the representatives on behalf of the underwriters; and

•

a penalty bid is an arrangement permitting the representatives to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the representatives and therefore was not effectively sold to the public by such underwriter.

If the underwriters commence these activities, they may discontinue them at any time without notice. The underwriters may carry out these transactions on Nasdaq or otherwise.

Indemnification

We have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any such liabilities.

Penalty Bids

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Arnstein & Lehr LLP, Fort Lauderdale, Florida. No affiliates of Arnstein & Lehr LLP beneficially own any shares of our common stock.

EXPERTS

Our balance sheet as of October 31, 2006, and the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended October 31, 2006 and 2005, have been included in this prospectus in reliance upon the report of Daszkal Bolton, LLP, independent registered public accounting firm, included herein, given on the authority of said firm as experts in accounting and auditing.

THE QUANTUM GROUP, INC.

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

The Quantum Group, Inc.

We have audited the accompanying consolidated balance sheet of The Quantum Group, Inc. as of October 31, 2006, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years ended October 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Quantum Group, Inc. at October 31, 2006 and the results of its operations and its cash flows for the years then ended October 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

These financial statements were previously issued and reported to, by us, on February 13, 2007. Since our report dated February 13, 2007, management has determined that warrants and the embedded derivatives issued in conjunction with the secured convertible debentures totaling $875,000 were valued incorrectly. In addition, the unearned shares of common stock granted to employees totaling 465,000 shares were incorrectly included in the outstanding common shares. Also the Company has reclassified accrued interest totaling $24,177 to Other Current Liabilities. These financial statements have been restated to reflect the amortization of these costs.

These financial statements were previously issued and reported on, by us, on March 16, 2007. On March 29, 2007 the Company completed its 1:25 reverse stock split. As more fully described in Note 2, the Company has restated its common stock share amounts for all periods to reflect the reverse stock split.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and had negative cash flows from operations which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do no include any adjustments that might result from the outcome of this uncertainty.

/s/ Daszkal-Bolton, LLP

Boca Raton, Florida

March 16, 2007, except for Note 2 which is May 12, 2007

THE QUANTUM GROUP, INC.

CONSOLIDATED BALANCE SHEET

AS OF OCTOBER 31, 2006

Assets
Current assets
Cash	$32,077
Credit line origination fee	519,476
Prepaid other	102,578
Other current assets	31,324
Total current assets	685,455

Property and equipment, net of accumulated depreciation of $91,803	152,571

Goodwill	23,300

Other assets
Software	219,250
Deposits	11,285
Total assets	$1,091,861

Liabilities and deficiency in assets
Current liabilities
Accounts payable	$251,388
Accrued liabilities	339,542
Accrued payroll and payroll taxes	1,193,344
Notes payable - interim bridge loans, net of discount of $77,893	578,409
Notes payable and accrued interest - shareholders	403,934
Notes payable - credit line	139,863
Notes payable - 8% convertible debentures - net of discount of $497,564	377,436
Loans payable - current portion	15,026
Capital lease obligation - current portion	8,314
Other current liabilities	29,748
Total current liabilities	3,337,004

Long-term debt
Loans payable - less current portion	108,502
Capital lease obligation - less current portion	9,215
Total long-term debt	117,717

Total liabilities	3,454,721

Commitments and contingencies

Shareholders’ deficit
Preferred Stock, par value $.001 per share authorized 30,000,000 shares none issued and outstanding	—
Common Stock, par value $.001 per share, 170,000,000 shares authorized; 1,248,033 shares issued and outstanding	1,248
Additional paid in capital	5,841,789
Warrants	215,941
Deferred compensation	(314,940)
Accumulated deficit	(8,106,897)
Total shareholders’ deficit	(2,362,860)
Total liabilities and deficiency in assets	$1,091,861

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Years Ended October 31,
	2006	2005
Revenues
Provider systems	$41,203	$1,119
Provider support services	54,050	—
	95,253	1,119

Direct costs
Provider systems	41,203	1,119
Provider support services	41,007	—
	82,210	1,119
Gross profit	13,043	—

Operating expenses
Salaries and employee costs	1,782,497	1,238,416
Consulting	308,282	169,641
Occupancy	114,492	59,525
Depreciation & amortization	62,126	23,186
Other general & administrative expenses	663,953	329,458
Total operating expenses	2,931,350	1,820,226

Loss from operations	(2,918,307)	(1,820,226)

Non-operating expenses
Amortization of debt discount	1,152,071	—
Amortization of financing costs	431,449	—
Interest	170,933	33,394
Total non-operating expenses	1,754,453	33,394

Loss before income tax provision	(4,672,760)	(1,853,620)

Income tax provision	—	—
Net loss	$(4,672,760)	$(1,853,620)

Basic and diluted (loss) per common share	$(4.72)	$(2.29)

Weighted average number of common shares outstanding	989,140	810,454

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

	Preferred Stock Par Value $.001 Per Share 30,000,000 Authorized		Common Stock Par Value $.001 Per Share 170,000,000 Authorized		Additional Paid-in Capital	Warrants	Deferred Compensation	Accumulated Deficit	Total Equity
	# of Shares	Amount	# of Shares	Amount

Balance at October 31, 2004	200,000	$200	732,291	$732	$903,142		$(199,867)	$(1,580,517)	$(876,310)

Issuance common stock - private placement			143,605	144	1,299,390				1,299,534
Grant of stock - deferred compensation					54,377		(54,377)		—
Issuance of common stock - deferred compensation			7,053	7	(7)				—
Issuance of common stock - stock based compensation			4,560	4	108,826				108,830
Issuance of common stock - in lieu of cash			12,703	13	260,227				260,240
Cancellation of preferred stock	(200,000)	(200)							(200)
Compensation related to deferred compensation							145,756		145,756
Stock issued for purchase of software			8,000	8	169,992	145,000			315,000
Grant of stock options					16,350		(16,350)		—
Net (loss)								(1,853,620)	(1,853,620)

Balance at October 31, 2005	—	$—	908,212	$22,705	$2,812,297	$145,000	$(124,838)	$(3,434,137)	$(600,771)

Issuance common stock - private placement			26,800	27	291,423				291,450
Grant of stock - deferred compensation					254,100		(254,100)		—
Issuance of common stock - deferred compensation			6,428	6	(6)				—
Issuance of common stock - in lieu of cash			9,590	10	165,660				165,670
Issuance of common stock - stock based compensation			6,074	6	96,064				96,070
Issuance of common stock warrants - private placement fees						215,941			215,941
Expiration of warrants						(145,000)			(145,000)
Compensation related to deferred compensation							67,148		67,148
Grant of stock options					3,150		(3,150)		—
Issuance of common stock - credit line fee			36,364	36	727,237				727,273
Issuance of common stock - in relation to bridge loans			134,832	135	860,407				860,542
Issuance of common stock - in relation to other loans			13,672	14	233,855				233,869
Issuance of common stock - in relation to PPM			106,061	106	397,602				397,708
Net (loss)								(4,672,760)	(4,672,760)
Balance at 10/31/06 (restated)	—	$—	1,248,033	$1,248	$5,841,789	$215,941	$(314,940)	$(8,106,897)	$(2,362,860)

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended October 31,
	2006	2005
	(restated)

Operating activities
Net loss	$(4,672,760)	$(1,853,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61,658	23,186
Amortization of debt discount	1,152,071	—
Amortization of financing fees	431,449
Amortization of deferred compensation	67,148	226,353
Issuance of stock for compensation	96,070	90,461
Issuance of stock in lieu of cash	29,150	65,463

Changes in operating assets and liabilities:
Decrease (increase) in other assets	143,183	6,102
Increase in accounts payable and accrued liabilities	771,680	396,731
Total adjustments	2,752,409	808,296
Net cash used in operating activities	(1,920,351)	(1,045,324)

Investing activities
Purchase of property and equipment	(47,533)	(71,403)
Purchase of software	—	(80,000)
Net cash used in investing activities	(47,533)	(151,403)

Financing activities
Proceeds from private placement	875,000
Proceeds from interim bridge financing	1,100,000
Proceeds from credit line	443,000
Proceeds from other loans	275,000
Proceeds from issuance of common stock	335,000	1,498,200
Payments of placement agent fees and expenses	(313,136)	(198,667)
Repayments on capital leases	(5,397)	(3,566)
Repayments on debt	(784,277)	(60,437)
Net cash provided by financing activities	1,925,190	1,235,530

Net (decrease) increase in cash	(42,694)	38,803
Cash at beginning of period	74,771	35,968
Cash at end of period	$32,077	$74,771

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$68,429	$53,931

Supplemental disclosures of non-cash investing and financing activities:
Capital lease obligations incurred on purchases of equipment	$16,047	$—
Acquisition of Biocard assets	$—	$315,000
Issuance of stock as deferred finance costs on loans	$235,095	$—
Issuance of stock credit line fee	$727,273	$—
Note payable - fixed asset acquisition	$47,977	$—
Note payable - software acquisition	$29,250	$—
Issuance of stock in lieu of cash	$165,670	$—

See accompanying notes to consolidated financial statements

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

OCTOBER 31, 2006

NOTE 1:  DESCRIPTION OF COMPANY

The Company’s business model is to become a provider of services to the healthcare industry in three complementary areas: providing healthcare services to consumers through its provider systems; providing provider support services, systems, technology solutions and management to physicians, Managed Care Organizations (MCOs), healthcare facilities and physician associations; and acquiring and developing new technologies for the healthcare delivery system.

The Company has one MCO contract providing members to a number of the Company’s Community Health Systems (CHS) in the State of Florida. The number of members under care has not reached the 300 member threshold requirement for the Company to be at full risk. The Company started providing healthcare support services by entering into a full risk management agreement with a billing company, whereby, the Company runs the operation and accepts all risk of ownership.

Prior to the year ended October 31, 2006, the Company was classified as a Development Stage Company, as it had not yet commenced substantive operations.

These financial statements have been restated, see Note 12.

Going Concern

The Company has limited revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. The Company’s ability to execute its business model will depend on its ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can any assurance be made that the Company will generate substantial revenues or that the business operations will prove to be profitable. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At October 31, 2006 there were no cash equivalents.

Property and Equipment

Furniture and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Research and Development Costs

Research and development costs are charged to expense when incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill

Goodwill is recorded in connection with business combinations as the excess purchase price over the fair value of the net assets acquired. Goodwill is not amortized, but tested for recoverability annually or more frequently if indicators of possible impairment exist. The Company will recognize an impairment loss if the carrying value of the asset exceeds the fair value determination. As of October 31, 2006, there was no impairment of goodwill.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows. During the year ended October 31, 2006, the Company determined that the software purchased in connection with the Biocard personal health record (PHR) was not going to be sufficient without further programming, however the Company believes that there is no change in the value of name and the domain name. The Company estimated the value of the software decreased by $145,000.

Principles of Consolidation

The accompanying consolidated financial statements for the period ended October 31, 2006 include the accounts of The Quantum Group, Inc. and its subsidiaries, Renaissance Health Systems, Inc., The Quantum Agency, Inc. and Quantum Medical Technologies, Inc. The accounts of the billing company in which the Company has full risk of the operations is a variable interest entity, as defined by FASB Interpretation No. 46 (R), and therefore has been consolidated. All intercompany accounts have been eliminated in consolidation.

Revenue Recognition

Provider Systems

The Company has entered into a full risk contract with an MCO. Commencing when the Company has 300 patients, the Company will receive monthly fee for each patient that chooses one of the Company’s physicians as their primary care physician. The fixed fee is based on a percentage of the premium the MCO receives. Revenue under this agreement is generally recorded in the period services are rendered at the rates then in effect with quarterly adjustments. The Company started treating patients in September 2005, but has not reached the 300 minimum by October 31, 2006. The Company has recorded income relating to the primary care physician’s charges which MCO has contracted with the Company to utilize. Medical costs associated with the revenue were equal to the revenue.

Provider Support Services

In June 2006, the Company entered into a management agreement with a medical billing and collection company. Under the terms of the agreement, the Company paid a fixed amount to the billing and collection company in order to assume all management responsibility and financial risk of the operation of the business. The Company has included all of the assets, liabilities, revenues and expenses for this operation in the Company’s consolidated financial statements. Revenues are recorded upon the collection of billed service for their clients.

The Company entered into an agreement with an MCO to assist in the recruitment of members for fixed fee per member enrolled. The Company recognizes revenue, net of commissions paid, in the month when the member signs up with the MCO.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Split

On August 31, 2006, the shareholders authorized the Board of Directors to effect a reverse stock of our outstanding common stock to comply with the initial listing requirements of a national securities exchange or initial quotation requirement on an automatic quotation system of a national securities association with the ratio to be determined by the Board in the best interest of the Company. On March 9, 2007, the Board of Directors approved a 1:25 reverse stock split to be effectuated on March 29, 2007.

All share and per share amounts have been restated to reflect the reverse stock split.

Stock Compensation

The Company has adopted Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-Based Compensation. SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards, under which the fair value of stock options is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees. Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earnings per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25. The Company accounts for stock options granted to consultants under the fair value provisions of SFAS 123.

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, Accounting for Stock Based Compensation, at October 31, the Company’s net loss and loss per share would have been increased to the pro forma amounts indicated below:

	2006	2005
Net income (loss)
As report	$(4,672,760)	$(1,853,620)
Pro forma	$(4,951,725)	$(2,132,585
Earnings per share
As reported	$(4.72)	$(2.29)
Pro Forma	$(5.01)	$(2.63)

The fair value of each option is estimated on the date of grant using the fair market value option-pricing model with the assumptions:

Risk-free interest rate

3%

Expected life (years)

3

Expected volatility

1.13

Expected dividends

None

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R Share-Based Payment (SFAS 123R), a revision to SFAS No. 123 Accounting for Stock-Based Compensation (SFAS 123), and superseding APB Opinion No. 25 Accounting for Stock Issued to Employees and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, including obtaining employee services in share-based payment transactions. SFAS 123R applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. Adoption of the provisions of SFAS 123R is effective as of the beginning of the first interim or annual reporting period of the first fiscal year beginning on or after December 15, 2005. The Company believes that the effect of the adoption of SFAS 123R in the quarter ending January 31, 2007 will result in increased expenses by approximately $470,000 over a period three year (vesting) period.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets — an Amendment of APB Opinion No. 29, which eliminated the exception for nonmonetary exchanges of similar productive assets and replaced it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company adopted SFAS No. 153 for nonmonetary asset exchanges occurring on or after July 1, 2005. The adoption SFAS No. 153 did not have a significant impact on the Company’s consolidated financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements—An Amendment of APB Opinion No. 28. SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principal unless it is not practicable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2007. Although the Company will continue to evaluate the application of SFAS No. 154, management does not currently believe adoption will have a material impact on the Company’s results of operations or financial position.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (SFAS 155). SFAS 155 allows any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to be carried at fair value in its entirety, with changes in fair value recognized in earnings. In addition, SFAS 155 requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or contain an embedded derivative. SFAS 155 also eliminates a prior restriction on the types of passive derivatives that a qualifying special purpose entity is permitted to hold. SFAS 155 is applicable to new or modified financial instruments in fiscal years beginning after September 15, 2006, though the provisions related to fair value accounting for hybrid financial instruments can also be applied to existing instruments. The Company is in the process of assessing the impact of the adoption of SFAS 155. The Company does not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position or results of operations.

In December 2006, the FASB issued a Staff Position 00-19-2 on issuer’s accounting for registration payment arrangements which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. The Company issued registration rights with a 2% stock penalty for failure to file by specific dates in connection with certain debt which the Company believes will probably be met.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 3:  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

NOTE 4:  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at October 31, 2006 and 2005:

	2006	2005
Computer and other equipment	$120,219	$77,259
Furniture and Fixtures	32,622	28,805
Automobile	38,953	—
Leasehold Improvements	52,580	24,754
	130,818	244,374
Less: Accumulated Depreciation	(91,803)	(30,145)
Total	$152,571	$100,673

Depreciation expense for the years ended October 31, 2006 and 2005 was $62,126 and $23,186. During the current year, leasehold improvements were abandoned when the prior lease was terminated. The remaining book value of the abandoned leasehold improvements was $11,765, which was fully depreciated over the shortened lease period.

NOTE 5:  DEBT

Interim Bridge Loans

On May 5, 2006, the Company agreed to a Bridge Financing Agreement with High Capital Funding LLC, the lead lender, for $501,000. The agreement included an issuance of an 8% Secured Promissory Note and 26,667 shares of the Company’s common stock valued at $500,000. Additional fees include a placement agent fee of $50,000 plus one 5-year warrant to purchase 2,667 shares of the Company’s common stock at a price of $5.00 per share, valued at $47,334 using the Black Scholes method, and a documentation fee of 1,333 shares of the Company’s common stock valued at $25,000. The common stock issued has registration rights. The value of the stock was determined by the closing market price on the date of the loan. The note was to mature upon the earlier of the 80th day following the receipt by the escrow agent of the $501,000, July 14, 2006, or the second business day following the closing of an aggregate of $1,000,000 of gross proceeds from a private placement. In June 2006, the Company raised an additional $150,000 under the same terms and issued 8,000 shares of the Company’s common stock at a value of $159,998. Additional fees include placement agent fee of $15,000 and one 5-year warrant to purchase 800 shares of the Company’s common stock at a price of $5.00 per share, valued at $15,200 using the Black Scholes method. When the note was not repaid at maturity, the interest rate increased to 18% retroactive to the closing date and the Company issued 1,333 shares valued at $26,666, as per the terms of the agreement. All fees and premiums are amortized over the term of the loans. On August 21, 2006, the Company and the lead lender agreed to a $1,000,000 Interim Bridge Financing Agreement whereby the amount owed under the above agreement, $651,000, was included in the amount loaned. The proceeds from the financing were allocated between the 8% Secured Promissory Note and the common stock issued based on the fair value. The Company allocated $323,331 to the Secured Promissory Note and $327,669 to the common stock.

On August 21, 2006 the Company signed an Interim Bridge Financing Agreement with the lead investor for a maximum of $1,000,000 to repay the original Bridge Financing Agreement, $501,000 (Tranche A) and the $150,000 additional bridge (Tranche B), and raise an additional $349,000 (Tranche C). The agreement provided for an additional $300,000 credit line. The agreement carries an interest rate of 18% on the first $651,000, the amount owed on the existing promissory notes above, and 8% on amounts in excess of $651,000. As additional compensation, the Company issued an additional 34,061 shares of common stock to the original lender, 10,182 shares to Tranche B investors and 42,316 shares to Tranche C investors. The proceeds from the financing were allocated between the 8% Secured Promissory Note and the common stock issued based on the fair value. The

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 5:  DEBT (continued)

Interim Bridge Loans (continued)

Company allocated $501,152 to the Secured Promissory Note and $598,848 to the common stock. The Company has also issued 36,364 shares of common stock to the original investor for the credit line agreement and recorded the fair value of the stock, $681,818, as a credit line fee to be amortized over the term of the credit line. The total value of the common stock issued was based on the closing price of the Company’s common stock on the date of the loan. Additional fees include a placement agent fee of $60,370 plus one 5-year warrant to purchase 12,122 shares of the Company’s common stock at a price of $5.00 per share, valued at $81,818 using the Black Scholes method. The terms of the loan include repayment of principal and interest from the proceeds of the subsequent private placement equal to 50% of the funds received until the loans are paid in full. As of October 31, 2006, $443,698 of the principal was repaid.

On July 6, 2006, the Company signed an 8% promissory note and financing agreement for $100,000 with a lender. The terms were consistent with the Bridge Financing Agreement except, among other items, that the note matures the earlier of 80 days from the funding of the note or the second day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The note is unsecured. The lender and the Company have agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006. Under this agreement, the lender will be issued 12,122 total shares. The proceeds from the financing were allocated between the 8% Secured Promissory note and the common stock issued based on the fair value. The Company allocated $48,387 to the Promissory Note and $51,613 to the common stock. The total value of the common stock issued was based on the closing price of the Company’s common stock on the date of the loan.

Secured Convertible Debentures

On August 29, 2006, the Company signed an agreement with a placement agent to raise $3,000,000 by selling 60 units. Each unit consists of a $50,000 8% Convertible Debenture and 6,061 shares of restricted common stock (Bridge Shares). Each note payable matures on March 31, 2007, but can be extended by 60 days by the placement agent. Principal and interest on the Secured Convertible Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the offering price. The placement agent fees are equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The private placement includes certain registration rights which generally require that if the Bridge Shares and the conversion shares are not registered by February 28, 2007, the Company will file a registration statement by March 31, 2007. A late registration penalty of 2% of the original principal amount in common stock, based upon average of the previous five days closing price bid prices (as reported on Bloomberg) if a registration is not filed by March 31, 2007. The Debentures are secured by all the assets of the Company subject to the investors in the interim bridge.

As of October 31, 2007, 17.5 units were sold and a placement agent fee and reimbursement of expenses of $142,967 plus one 5-year warrant to purchase 10,614 shares of the Company’s common stock at a price of $8.25 per share, valued at $71,592 using the Black Scholes method.

Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register. The Company analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, were not met. Based on this finding and pursuant to EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company has (i) allocated the proceeds received to the convertible instrument and the shares on a relative fair value basis, and (ii) recognized the beneficial conversion feature as a reduction to the carrying amount of the convertible debt and as additional paid-in capital. As a result, the Company allocated the

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 5:  DEBT (continued)

Secured Convertible Debentures (continued)

proceeds from the sale of units ($875,000) as follows: (1) $374,325 to the convertible debt (2) $340,288 to the shares and (3) $160,387 to the beneficial conversion feature.

Notes payable – shareholders

On November 1, 2002, the Company entered into an agreement with the Company’s CEO to purchase certain intellectual property integral to the Company’s business. In exchange, the company issued a three (3) year installment note for $179,080 with an interest rate of eighteen percent (18%) per annum. The price of the sale was equal to the cost the shareholder incurred to develop the property purchased. The note is payable monthly starting January 2003. The Company is in technical default of the terms of the note and has classified the note as current. The Company paid $23,308 of principal during the year ended October 31, 2006. The note balance is $138,105 and $161,413 at October 31, 2006 and 2005, respectively and interest accrued is $73,384 and $46,645 at October 31, 2006 and 2005, respectively.

On November 14, 2005, a shareholder advanced the Company $50,000. Subsequently, the Company and the shareholder agreed to a 12% interest rate on the unpaid balance and 400 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan.

On December 16, 2005, the Company executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due January 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of the Company’s common stock per month for each month the debt is outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board of Directors of the Company. On February 25, 2006, an additional $25,000 was advanced to the Company by Mrs. Rosenbaum for a total of $125,000. Total shares earned to May 5, 2006, was 3,113 shares valued at $50,625. Mrs. Rosenbaum and the Company agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement which includes the issuance of 6,667 shares of common stock valued at $125,000. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan. This loan was not repaid at maturity and is in default converting the interest rate to 18% from May 5, 2006.

NOTE 6:  DEFERRED INCOME TAXES

The Company’s evaluation of the tax benefit of its net operating loss carry forward is presented in the following table for years ended October 31, 2006 and 2005. At October 31, the tax amounts have been calculated using the 34% federal and 5.5% state income tax rate.

	2006	2005
Income tax (benefit) consists of
Current	$—	$—
Deferred	—	—
Provision (benefit) for income taxes	$—	$—

Reconciliation of the Federal statutory income tax rate to the Company’s effective tax rate is as follows:

	2006	2005
Taxes computed at combined Federal	$(1,588,745)	$(630,231)
Effect of non-deductible expenses	15,436	—
State income taxes, net of Federal income tax benefit	(167,974)	(67,286)
Increase (decrease) in deferred tax asset valuation allowance	(1,741,283)	(697,517)
Provision (benefit) for income taxes	$—	$—

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 6:  DEFERRED INCOME TAXES (continued)

The components of the deferred tax asset were as follows at October 31:

	2006	2005
Deferred tax assets:
Net operating loss carry forward and start up costs	$1,600,458	$523,435
Stock based compensation	359,652	214,144
Debt discount	433,713	—
Accrued compensation	434,859	377,657
Accrued interest	72,100	44,263
Total deferred tax assets	2,900,783	1,159,499

Valuation allowance:
Beginning of year	(1,159,499)	(461,983)
Decrease (increase) during	(1,741,284)	(697,516)
Ending balance	$(2,900,783)	$(1,159,499)

As of October 31, 2006, the Company had an unused net operating loss carry forward of approximately $4,253,145 available for use on its future corporate income tax returns. This net operating loss carry forward begins to expire in October 2025. Pursuant to Sections 382 and 383 of the Internal Revenue Code, annual use of any of the Company’s net operation loss and credit carry forwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period.

NOTE 7:  PAYROLL TAXES

Included in Accrued Payroll and Payroll Taxes is $151,500 that the Company owes in delinquent payroll taxes, which includes penalties and interest. These taxes relate to a period ending in the middle of September. The Company has paid all payroll taxes due on payrolls paid subsequent to that date.

NOTE 8:  LOSS PER SHARE

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share does not give effect to options granted, as the effects would be anti-dilutive.

NOTE 9:  LEASE COMMITMENTS

Certain non-cancelable leases are classified as capital leases and leased assets are included as part of property and equipment. Other leases are classified as operating leases and thus are not capitalized. The Company leases its corporate offices under operating lease agreements which expire June 30, 2009. Total rental expense amounted to $92,479 and $47,903 for the years ended October 31, 2006 and 2005, respectively. The Company is obligated under capital leases. The leased property under the capital leases had a cost of $37,608, and accumulated depreciation of $8,098 and $1,932, respectively. Amortization of the leased property is included in depreciation expense.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 9:  LEASE COMMITMENTS (continued)

Future minimum lease payments for these leases at October 31 are as follows:

Years Ending October 31,		Capital Leases	Operating Leases
	2007	$10,438	$112,741
	2008	6,728	112,741
	2009	3,738	75,160
	2010	—	—
	2011	—	—
Total minimum lease payments		$20,904	$300,642
Less: amount representing interest		(3,375)
Present value of net minimum lease payments		17,529
Less: current portion		(8,314)
Non-current portion		$9,215

NOTE 10:  INCENTIVE EQUITY AND STOCK OPTION PLAN

In October 2003, the Company adopted an incentive equity and stock option plan. The purpose of the plan is to advance the interests of the Company by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, independent contractors, Board members, advisory board members, officers and directors by authorizing the grant of awards of Common Stock and options to purchase Common Stock of the Company.

Options granted under this plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. Any incentive option must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more that 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more that 10% of the our common stock, no more than five years after the date of the grant. The Board of Directors shall determine the exercise price of non-qualified options.

The Company has reserved 200,000 shares of common stock under the plan. The Board of Directors or a committee of the Board of Directors will administer the plan including, without limitation, the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares subject to each plan options and the plan option price.

The per share exercise price of shares granted under the plan shall not be less than 90% of the fair market value of common stock on the grant date. Officers, directors and key employees of and consultants to Quantum will be eligible to receive non-qualified options or stock grants under the plan. Only officers, directors and employees of Quantum who are employed by Quantum or by any subsidiary thereof are eligible to receive incentive options.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 10:  INCENTIVE EQUITY AND STOCK OPTION PLAN (continued)

Under the plan, no options or stock were granted by the Company during the year ended October 31, 2006. 2,400 shares of common stock and no options were granted during the year ended October 31, 2005.

	2006			2005
		Options			Options
	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price

Outstanding at beginning of the period	2,400	—	$—	2,400	—	$—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Outstanding at October 31,	2,400	—		2,400	—
Exercisable at October 31,		—			—

Available for issuance at October 31 under the plan		197,600			197,600

NOTE 11:  OTHER EQUITY TRANSACTIONS

Deferred Compensation

The Company granted 24,280 and 3,758 shares of common stock to employees, directors and advisors in lieu of or as partial compensation for services performed for the Company for years ended October 31, 2006 and 2005, respectively. These shares vest over two and three year periods. The Company recorded $254,100 and $55,282 of deferred compensation for the years ended October 31, 2006 and 2005, respectively. The Company recognized $20,430 and $135,798 in compensation expense related to these stock grants for the years ended October 31, 2006 and 2005. During the year ended October 31, 2006, 6,428 shares were issued. During the year ended October 31, 2005, 321 shares were forfeited with a value of $6,627 and 5,503 shares were issued. The value of the stock was determined by the closing market price at the date of grant.

Additionally, during the year ended October 31, 2006, the Company granted 12,008 options at an average exercise price of $12.00 per share to employees and directors and granted 600 options at an average exercise price of $7.50 per share to consultants. All options granted during the year ended October 31, 2006 are to be vested over three years. These options start vesting October 31, 2006. In the year ended October 31, 2005, the Company granted 70,560 options at an average exercise price of $14.25 per share to employees and directors and granted 2,100 options at an average exercise price of $19.00 per share to consultants. All options granted during the year ended October 31, 2005, are to be vested over three years. These options started vesting January 27, 2005.

The Company has recognized $3,150 and $16,350 in deferred compensation in relation to the issuance of the stock options in conjunction with Statement of Financial Accounting Standard No. 123 for the years ended October 31, 2006 and 2005, respectively. The Company has recognized $43,258 and $84,235 in compensation expense related to stock option grants for the years ended October 31, 2006 and 2005, respectively.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 11:  OTHER EQUITY TRANSACTIONS (continued)

Other Sales of Common Stock

In December 2004, the Company sold 14,815 shares of common stock for $6.75 per share. The Company paid a placement company 13% of the proceeds, $13,000, and 1,482 warrants at an exercise price of $6.75 per share.

In December 2004, the Company agreed with a placement company to sell common stock of the Company at a price of $10.00 per share. The placement company received 13% cash commission and one warrant at an exercise price of $10.00 per share for every ten shares of common stock sold. The Company received $700,000 and issued 70,000 shares of common stock. The placement company received $91,000 in cash commissions and 7,000 warrants.

On July 6, 2005, the Company issued a private placement memorandum to raise $1,500,000 at a price of $12.50 per share. The terms include a 13% cash commission plus one common stock warrant at a price of $12.50 for every $250 raised. The Company realized proceeds of $971,300 on the sales of 77,704 shares of common stock and cash commissions to the placement agent of $126,269 and issued 3,886 warrants to the placement agent through May 3, 2006. In May 2006, the Company and the placement agent agreed to change the amount of warrants to 10% of shares issued which is consistent with prior agreements with the placement agent and therefore, the Company issued an additional 3,885 warrants.

NOTE 12:  RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its consolidated financial statements for 2006 (the Restatement), and certain disclosures in notes to the consolidated financial statements have been restated to reflect the Restatement adjustments. In the Restatement, the Company has made the following adjustments:

Allocation of financing components

In August 2006, the Company issued a Private Placement Memorandum in which the Company sold 17.5 units for $875,000. Each unit included a $50,000 8% Secured Convertible Debenture (Debt) and 6,061 shares of the Company’s common stock. Under the terms of the Debt, the holder has the right to convert the debt and accrued interest into common stock at a discount of 30% from a subsequent offering prior to maturity (beneficial conversion). Additionally, the Company must register the underlying shares with the Securities and Exchange Commission (SEC) within a specific period of time. In the event that a registration statement is not filed with SEC, the Company is required to pay liquidated damages to the holders of the Debt in shares of common stock of the Company equal to 2% of the of the face value of the Debt. The Company analyzed the transaction and the associated conversion features and determined that the three criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, were not met.

The Company has allocated the proceeds from the sale of units ($875,000) as follows: (1) $374,325 to Debt; (2) $340,288 to common stock and (3) $160,387 to the beneficial conversion feature included with the debt discount.

In August 2006, the Company signed a bridge agreement in which the Company sold $1,100,000 in 8% promissory notes and 92,620 shares of common stock. The Company has allocated the proceeds from the sale ($1,100,000) as follows: (1) $501,152 to the debt and (2) $598,848 to common stock.

In May 2006, the Company signed an interim bridge agreement in which the Company sold $751,000 in 8% promissory notes and 34,671 shares of common stock. The Company has allocated the proceeds from the sale ($751,000) as follows: (1) $371,718 to debt and (2) $379,282 to common stock.

The allocation of the proceeds from debt resulted in the reduction of Finance Premium by $292,556 and the reclassification of $519,477 from Finance Premium to Credit Line Fee and the reduction of amortization of Finance Premium by $1,496,175 and reclassifying $1,152,071 from Amortization of Finance Premium to Amortization of

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 12:  RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Allocation of financing components (continued)

Debt Discount. Additional Paid in Capital was reduced by $874,101 and common stock subject to redemption of $792,803 was eliminated.

Reclassification of accrued interest

Accrued interest in the amount of $22,004 in Notes Payable-Interim Bridge Loans and $2,173 in Note Payable Shareholders were reclassified to Other Current Liabilities.

Common Stock Outstanding

Unearned common stock granted to employees to be earned over a three year period and recorded as deferred compensation has been recorded to Additional Paid in Capital. The result was to: (1) reduce Common Stock by ($19); increase Additional Paid in Capital by $19 and reduce common stock outstanding by 18,600 shares.

	As Restated	As Reported
Consolidated Balance Sheet
Credit line fee	$519,477	$—
Finance premium	—	812,033
Current assets	1,091,861	1,384,418
Notes payable - interim bridge loans, net of discount of $77,893	578,409	678,305
Notes payable and accrued interest - shareholders	403,934	406,107
Notes payable - 8% convertible debentures - net of discount of $497,564	377,436	64,078
Beneficial Conversion Feature	—	377,074
Other current liabilities	29,748	5,572
Total current liabilities	3,337,005	3,478,613
Loans payable - less current portion	108,502	136,193
Total long term debt	117,717	145,408
Total liabilities	3,454,721	3,624,021
Common stock subject to redemption	—	792,803
Common stock	1,248	1,267
Additional paid in capital	5,841,789	6,685,495
Accumulated deficit	(8,106,897)	(9,650,545)
Total shareholders' deficit	$(2,362,860)	$(2,239,604)

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 12:  RESTATEMENT OF FINANCIAL STATEMENTS (continued)

	As Restated	As Reported
Consolidated Statement of Operations
Amortization of debt discount	$1,152,071	$—
Amortization of financing costs	431,449	3,079,695
Amortization of beneficial conversion feature	—	45,400
Interest	170,933	173,006
Total non-operating expenses	1,754,453	3,298,101
Loss before income tax provision	(4,672,760)	(6,216,408)
Net loss	(4,672,760)	(6,216,408)
Basic and diluted (loss) per common share	$(4.72)	$(6.28)
Weighted average shares outstanding	989,140	989,151

Consolidated Statements of Cash Flows
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of financing premium	$—	$3,079,695
Amortization of debt discount	1,152,071	—
Amortization of financing fees	431,449	—
Decrease (increase) in other assets	6,102	18,630
Increase in accounts payable and accrued liabilities	396,731	771,680
Proceeds from other loans	275,000	298,510
Repayments on capital leases	(5,397)	(10,687)
Repayments on debt	$784,277	$(841,600)

NOTE 13:  SUBSEQUENT EVENTS

In November 2006, the Company borrowed an additional $160,137 net of repayments on the line of credit. On December 15, 2006, the Company and the lender agreed to extend the credit line’s maturity date until December 18, 2006, increase the credit line $56,000 until January 15, 2007 and increase the interest rate to 18% per annum. In partial consideration for the changes in credit line, the Company issued 6,788 shares of restricted common stock valued at $44,121 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company borrowed the additional $56,000 from the increase in the credit line. On January 12, 2007, the Company and the lender agreed to extend the credit line’s maturity date to February 15, 2007 and increase the credit line by $95,000. In partial consideration for the changes in the credit line, the Company issued 11,516 shares of restricted common stock valued at $146,818 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company immediately borrowed $95,000. The Company paid off the credit line in full by the maturity date.

In November 2006, the Company sold an additional 8.5 units relating to the August 29, 2006 offering. The Company issued $425,000 in convertible debt and issued 51,516 shares valued at $558,941 based upon the closing price of the Company’s common stock on the date of the convertible debt. Additional fees include a placement agent fee and reimbursement of expenses of $66,975 plus one 5-year warrant to purchase 5,163 shares of the Company’s common stock at a price of $8.25 per share, valued at $50,229 using the Black Scholes method.

THE QUANTUM GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

OCTOBER 31, 2006

NOTE 13:  SUBSEQUENT EVENTS (continued)

During the period December 2006 through March, 2007, the Company sold 53.55 units for $2,677,500. Each unit includes $50,000 8% convertible debentures and 6,061 shares of unregistered common stock. Each note matures on June 30, 2007, but can be extended by 60 days by the placement agent. Principal and interest on the Secured Convertible Debentures may be converted into Company securities offered in the future at a conversion price of 70% of the offering price of any such securities. The placement agent fees are equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The Company has issued 324,579 shares in relation to the sale of these units.

On December 26, 2006, the Company signed an 8% promissory note for $50,000 with a lender. The note matured on the 30th day following receipt, or January 28, 2007. The lender was issued 400 shares of Common Stock, valued at the closing price of the Company’s common stock on the date of the loan, as a financing premium. The lender has the option to convert this loan into the private placement dated December 18, 2006. The note has not been repaid and the lender has not notified the Company of his intention to convert or notified the Company of a demand for payment.

On December 28, 2006, the Company signed an 8% promissory note for $40,000 with the Company’s placement agent, Newbridge Securities. The note matured on the 30th day following receipt, or January 27, 2007. The lender was issued 400 shares of Common Stock, valued at $5,100, using the closing price of the Company’s common stock on the date of the loan. The note has been repaid.

Effective December 2006, the Company signed a full risk contract with a New York Stock Exchange (NYSE) listed MCO for 4 counties in Florida. In January 2007, the Company signed a full risk contract with a Florida based MCO for three counties in Florida. Starting in January, the Company started realizing revenue and expense on these contracts.

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JANUARY 31, 2007

(UNAUDITED)

Assets
Current assets
Cash	$12,154
Accounts receivable	201,691
Credit line origination fee	327,728
Prepaid other	72,337
Other current assets	46,277
Total current assets	660,187
Property and equipment, net of accumulated depreciation of $107,971	155,169
Goodwill	23,300
Other assets
Software	211,938
Deposits	15,619
Total assets	$1,066,213
Liabilities and shareholders’ deficit
Current liabilities
Accounts payable	$256,529
Accrued liabilities	339,625
Accrued payroll and payroll taxes	1,252,991
Notes payable - interim bridge loans, net of discount of $0	345,971
Notes payable and accrued interest - shareholders	409,749
Notes payable - credit line	445,182
Notes payable - 8% convertible debentures - net of discount of $571,184	1,153,816
Loans payable - current portion	90,320
Capital lease obligation - current portion	9,221
Other current liabilities	52,614
Total current liabilities	4,356,018
Long-term debt
Loans payable - less current portion	36,604
Minority interest	234,449
Capital lease obligation - less current portion	11,968
Total long-term debt	283,021
Total liabilities	4,639,039
Commitments and contingencies
Shareholders’ deficit
Preferred Stock, par value $.001 per share Authorized 30,000,000 shares none issued and outstanding	—
Common Stock, par value $.001 per share, 170,000,000 shares authorized; 1,373,791 shares issued and outstanding	1,374
Additional paid in capital	6,549,178
Warrants	293,670
Deferred compensation	(292,911)
Accumulated deficit	(10,124,137)
Total shareholders’ deficit	(3,572,826)
Total liabilities and shareholders’ deficit	$1,066,213

See accompanying notes to condensed consolidated financial statements

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JANUARY 31, 2007 AND 2006

(UNAUDITED)

	For the three months ended January 31,
	2007	2006

Revenues
Provider systems	$80,476	$871
Provider support services	340,701	—
	421,177	871

Direct costs
Provider systems	87,076	871
Provider support services	196,885	—
	283,961	871

Gross profit	137,216	—

Operating expenses
Salaries and employee costs	622,672	395,544
Consulting	86,136	47,840
Occupancy	84,554	17,093
Depreciation & amortization	23,480	9,134
Other general & administrative expenses	268,627	106,555

Total operating expenses	1,085,469	576,166

Loss from operations	(948,253)	(576,166)

Non-operating expenses
Amortization of debt discount	599,096	—
Amortization of financing costs	392,888	—
Interest	77,003	26,543

Total non-operating expenses	1,068,987	26,543

Loss before income tax provision	(2,017,240)	(602,709)

Income tax provision	—	—

Net loss	$(2,017,240)	$(602,709)

Basic and diluted (loss) per common share	$(1.56)	$(0.66)

Weighted average number of common shares outstanding	1,289,850	911,819

See accompanying notes to condensed consolidated financial statements

THE QUANTUM GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JANUARY 31, 2007 AND 2006

(UNAUDITED)

	For the three months ended January 31,
	2007	2006

Operating activities
Net loss	$(2,017,240)	$(602,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	37,309	9,134
Amortization of debt discount	599,096
Amortization of loan fees	392,888
Amortization of deferred compensation	97,879
Issuance of stock for compensation	28,364	20,097
Issuance of stock in lieu of cash	15,285	31,275
Changes in operating assets and liabilities:
Decrease (increase) in other assets	(1,418)	31,798
Increase in accounts payable and accrued liabilities	121,263	93,629
Total adjustments	1,290,666	185,933
Net cash used in operating activities	(726,574)	(416,776)
Investing activities
Purchase of property and equipment	(460)	(2,000)
Net cash used in investing activities	(460)	(2,000)
Financing activities
Proceeds from private placement	850,000
Proceeds from interim bridge financing
Proceeds from credit line	306,371
Proceeds from other loans	90,000	237,000
Proceeds from issuance of common stock		114,200
Payments of placement agent fees and expenses	(122,874)
Repayments on capital leases	(2,577)	(960)
Repayments on debt	(413,809)	(3,765)
Net cash provided by financing activities	707,111	346,475
Net increase (decrease) in cash	(19,923)	(72,301)
Cash at beginning of period	32,077	74,771
Cash at end of period	$12,154	$2,470
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$29,190	$746
Supplemental disclosures of non-cash investing and financing activities:
Capital lease obligations incurred on purchases of equipment	$6,048	$—
Issuance of stock as deferred finance costs on loans	$11,779	$63,000
Issuance of stock credit line fee	$190,940
Note payable - fixed asset acquisition	$3,148	$36,953

See accompanying notes to condensed consolidated financial statements

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2007

(UNAUDITED)

NOTE 1:  DESCRIPTION OF COMPANY

The Company’s business model is to become a provider of services to the healthcare industry in three complementary areas: providing healthcare services to consumers through its provider systems; providing provider support services, systems, technology solutions and management to physicians, Managed Care Organizations (MCOs), healthcare facilities and physician associations; and acquiring and developing new technologies for the healthcare delivery system.

The Company has three MCO contracts providing members to a number of the Company’s Community Health Systems (CHS) in the State of Florida. Two of the three contracts became effective in January 2007 and are full risk. The third contract, which has been effective since September 2005, has not reached the minimum threshold of 300 members, which is required to be at full risk. The Company started providing healthcare support services by entering into full risk management agreements with three billing companies, whereby, the Company runs the operation and accepts all risk of ownership.

Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and Regulation SB. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

The accompanying condensed consolidated financial statements are unaudited. However, in the opinion of management, they include all adjustments necessary for a fair presentation of financial position, results of operations and cash flows. All adjustments made during the three months ended January 31, 2007, were of a normal, recurring nature. The amounts presented for the three months ended January 31, 2007, are not necessarily indicative of the results to be expected for any other interim period or for the entire fiscal year. Additional information is contained in the Annual Report on Form 10-KSB/A of the Company for the year ended October 31, 2006, which should be read in conjunction with this quarterly report.

Going Concern

The Company has limited revenues to date. Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company’s business plan will be successfully executed. The Company’s ability to execute its business model will depend on its ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Nor can any assurance be made that the Company will generate substantial revenues or that the business operations will prove to be profitable. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Stock Split

On August 31, 2006, the shareholders authorized the Board of Directors to effect a reverse stock of our outstanding common stock to comply with the initial listing requirements of a national securities exchange or initial quotation requirement on an automatic quotation system of a national securities association with the ratio to be determined by the Board in the best interest of the Company. On March 9, 2007, the Board of Directors approved a 1:25 reverse stock split to be effectuated on March 29, 2007.

All share and per share amounts have been restated to reflect the recapitalization.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At January 31, 2007, there were no cash equivalents.

Property and Equipment

Furniture and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to five years.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates and the differences could be material.

Income Taxes

The Company has not recognized any future tax benefit arising from net operating loss carry forward in the accompanying condensed consolidated financial statements in accordance with the provisions of SFAS No. 109, as the realization of this deferred tax benefit is not likely. A 100% valuation allowance has been established to offset the entire amount of the Company’s net deferred tax asset.

Goodwill

On an annual basis, management assesses the composition of the Company’s assets and liabilities, as well as the events that have occurred and the circumstances that have changed since the most recent fair value determination. If events occur or circumstances change that would more likely than not reduce the fair value of goodwill below its carrying amount, goodwill will be tested for impairment. The Company will recognize an impairment loss if the carrying value of the asset exceeds the fair value determination. There was no impairment of goodwill as of January 31, 2007.

Principles of Consolidation

The accompanying condensed consolidated financial statements for the period ended January 31, 2007 include the accounts of The Quantum Group, Inc. and its subsidiaries, Renaissance Health Systems, Inc., Quantum Medical Technologies, Inc., QMed Billing, Inc. and The Quantum Agency. The Company has entered into management agreements with three medical billing companies whereby the Company has agreed to accept full risk of operation for a fee paid by the Company to each of the medical billing companies. The financial results from these companies have been consolidated.

Revenue Recognition

The Company has entered into full risk contracts with three Health Maintenance Organizations (HMOs). The Company started treating patients for one of the contracts in September 2005, but is not full risk until the HMO provides a minimum of 300 members to the Company. The threshold of 300 patients has not been reached as of January 31, 2007. The Company has recorded income relating to the primary care physician’s charges for the three-month period ended January 31, 2007. Medical costs associated with the revenue were equal to the revenue. The other two contracts started in January 2007 and are full risk from inception. Under a full risk contract, the Company will receive a monthly fee for each patient that chooses one of the Company’s physicians as their primary care physician. The fixed fee is based on a percentage of the premium the HMO receives. Revenue under this agreement is generally recorded in the period services are rendered at the rates then in effect, with quarterly adjustments. The direct medical costs are a combination of actual medical costs paid by the HMO plus a reserve for future medical costs incurred but not reported (IBNR).

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Revenue Recognition (continued)

In June 2006, the Company entered into a management agreement with a medical billing and collection company. Under the terms of the agreement, the Company paid an amount to the billing and collection company and assumed all management responsibility and financial risk of the operation of the business. The Company has included all the revenues and expenses for this operation in the Company’s condensed consolidated financial statements. Revenues are recorded upon the collection of billed service for their clients.

Stock Compensation

Prior to November 1, 2006, the Company had followed Statement of Financial Accounting Standards  No. 123 (SFAS No. 123), Accounting for Stock Based Compensation whereby companies may measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees. No compensation expense was recognized in accounting for options granted to employees where the exercise price of the Company’s employee stock options equaled or exceeded the market price of the underlying stock on the date of grant. Stock options granted to consultants were accounted for in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation.

Effective November 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment, which is a revision of SFAS No. 123, using the modified prospective transition method. Under this method, stock based compensation expense for the first quarter of fiscal 2007 includes compensation cost for all share-based payments modified or granted prior to , but not yet vested as of November 1, 2006, based on the grant date intrinsic value estimated in accordance with the original provisions of SFAS No. 123. Results for the first quarter of fiscal 2005 have not been restated.

As a result of the adoption of SFAS No. 123(R) on November 1, 2006, the Company’s net loss for the three months ended January 31, 2007 was approximately $97,900 higher than if it had continued to account for the share-based compensation under APB No. 25. No options were exercised or granted during the three month period ended January 31, 2007.

Had the compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, “Accounting for Stock Based Compensation,” for the three month period ended January 31, 2006, the Company’s net loss and loss earnings per share would have been affected to the pro forma amounts indicated below:

Net loss
As reported	$(602,709)
Pro forma	$(686,611)
Loss per share
As reported	$(0.66)
Pro forma	$(0.75)

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

New Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (SAB 108), which added Section N to Topic 1, Financial Statements, of the Staff Accounting Bulletin Series. Section N provides guidance on the consideration of the effects of prior year misstatements when quantifying current year financial statement misstatements for the purpose of materiality assessment. The SEC concluded in SAB 108 that a registrant’s materiality evaluation of an identified unadjusted error should quantify the impact of correcting all misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. If either carryover or reversing effects of prior year misstatements is material, the misstatements should be corrected in the current year. If correcting an error in the current year for prior year misstatements causes the current year to be materially misstated, the prior year financial statements should be corrected, even though such revision previously was and continues to be immaterial to the prior year financial statements. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. Such correction may be made the next time the registrant files the prior year financial statements. The guidance of SAB 108 should be applied in the annual financial statements covering the fiscal year ending October 31, 2007. The Company does not believe SAB 108 will have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2006, the FASB issued a Staff Position 00-19-2 on issuer’s accounting for registration payment arrangements which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. The guidance in this FSP amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, and FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, to include scope exceptions for registration payment arrangements. The Company issued registration rights with a 2% stock penalty for failure to file by specific dates in connection with certain debt which the Company believes will probably be met.

Note 3:  Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts payable, notes payable and accrued liabilities approximate their fair value because of the short maturity of these financial instruments.

Note 4:  Loss Per Share

Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of common shares for the period. The computation of diluted loss per share is similar to basic loss per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares, such as options, had been issued. Diluted loss per share is not presented as the effects would be anti-dilutive.

The Company has 58,290 warrants, with exercise prices ranging from $5.00 to $12.50 per share, and 61,690 vested options with exercise prices ranging from $10.00 to $37.50 per share, exercisable at January 31, 2007.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 5:  ACCRUED PAYROLL AND PAYROLL TAXES

The Company owes executives earned, but unpaid compensation of $834,261. Additionally, the Company owes $134,000 in delinquent payroll taxes and penalties relating to a period prior to September 2006. All payroll taxes subsequent have been paid when due.

NOTE 6:  DEBT

Secured Convertible Debentures

On August 29, 2006, the Company signed an agreement with a placement agent to raise $3,000,000 by selling 60 units. Each unit consists of a $50,000 8% Convertible Debenture and 6,061 shares of restricted common stock (Bridge Shares). Each note payable matures on March 31, 2007, but has been extended without penalty by 60 days by the placement agent. Principal and interest on the Secured Convertible Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the offering price. The placement agent fees are equal to 10% commission of gross proceeds, 3% of gross proceeds for unaccountable expenses, one warrant for each unit sold to purchase 607 shares of common stock at $8.25 per share and expenses not to exceed $25,000. The private placement includes certain registration rights which generally require that if the Bridge Shares and the conversion shares are not registered by February 28, 2007, the Company will file a registration statement by March 31, 2007. A late registration penalty of 2% of the original principal amount in common stock, based upon average of the previous five days closing price bid prices (as reported on Bloomberg) if a registration is not filed by March 31, 2007. The Company is seeking to obtain an extension from the debt holders of this provision to June 30, 2007, to be consistent with units sold during December and January. The Debentures are secured by all the assets of the Company subject to the investors in the interim bridge. This private placement was ended on November 30, 2006 and 26 units were sold and a placement agent fee and reimbursement of expenses of $169,000 plus one 5-year warrant to purchase 15,777 shares of the Company’s common stock at a price of $8.25 per share, valued at $121,821 using the Black Scholes method. Under the agreement the Company is required to use its best efforts to register the underlying shares and the Bridge shares with the Securities and Exchange Commission (SEC). In the event that a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register. The Company analyzed the transaction and the associated embedded conversion features and determined that the criteria for bifurcating an embedded conversion feature, and measuring at fair value, as detailed in SFAS 133, Accounting for Derivative Instruments and Hedging Activities, were not met. Based on this finding and pursuant to EITF 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the Company has (i) allocated the proceeds received to the convertible instrument and the shares on a relative fair value basis, and (ii) recognized the beneficial conversion feature as a reduction to the carrying amount of the convertible debt and as additional paid-in capital. As a result, the Company allocated the proceeds from the sale of units ($1,300,000) as follows: (1) $534,975 to the convertible debt (2) $534,279 to the shares and (3) $230,746 to the beneficial conversion feature.

During December and January, the Company sold 8.5 additional units for $425,000 and issued 51,520 under the same terms described above except the maturity date of the convertible debt is June 30, 2007 and the Company is required to file a registration agreement by June 30, 2007. The Company allocated the proceeds from the sale of the units ($425,000) as follows: (1) $202,666 to the convertible debt (2) $140,333 to the shares and (3) $82,001 to the beneficial conversion.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 6:  DEBT (CONTINUED)

Notes Payable

On November 30, 2005, the Company entered into a 13% 2-year callable loan agreement for $100,000. The terms of the loan agreement include quarterly interest payments and the loan is callable by the lender if any interest payment is not paid within 15 days of being notified by the lender that the interest payment is late. Additional compensation includes 2,800 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan. The agreement contains an anti-dilution provision on the additional compensation shares whereby the lender will receive additional shares to maintain a specific percentage of ownership. The Company issued an additional 351 shares in common stock during the quarter ended January 31, 2007. The Company also paid $6,500 in commissions to a placement agent.

On July 6, 2006, the Company signed an 8% promissory note and financing agreement for $100,000 with a lender. The terms were consistent with the Bridge Financing Agreement except, among other items, that the note matures the earlier of 80 days from the funding of the note or the second day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The note is unsecured. The lender and the Company have agreed to extend the loan consistent with the Interim Bridge Financing Agreement dated August 21, 2006. Under this agreement, the lender will be issued 12,122 additional shares. The proceeds from the financing were allocated between the 8% Secured Promissory note and the common stock issued based on the fair value. The Company allocated $48,387 to the Promissory Note and $51,613 to the common stock. The total value of the common stock issued was based on the closing price of the Company’s common stock on the date of the loan.

On August 21, 2006 the Company signed an Interim Bridge Financing Agreement with the lead investor for $1,000,000. The Company has repaid all amounts owned under this agreement except $155,971 and the amount borrowed under the credit line portion of the agreement. On December 15, 2006, the Company and the lender agreed to extend the credit line’s maturity date until December 18, 2006, increase the credit line $56,000 until January 15, 2007 and increase the interest rate to 18% per annum. In partial consideration for the changes in credit line, the Company issued 6,788 shares of restricted common stock valued at $44,121 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company immediately borrowed the additional $56,000 from the increase in the credit line. On January 12, 2007, the Company and the lender agreed to extend the credit line’s maturity date to February 15, 2007 and increase the credit line by $95,000. In partial consideration for the changes in the credit line, the Company issued 11,516 shares of restricted common stock valued at $146,818 using the closing price of the Company’s common stock on the date of the loan, as a financing premium. The Company immediately borrowed $95,000. As of January 31, 2007, the outstanding balance on the credit line was $445,182.

On December 26, 2006, the Company signed an 8% promissory note for $50,000 with a lender. The note matured on the 30th day following receipt, or January 28, 2007. The lender was issued 400 shares of Common Stock, valued at the closing price of the Company’s common stock on the date of the loan, as a financing premium. The lender has the option to convert this loan into the private placement dated December 18, 2006. The note has not been repaid and the lender has not notified the Company of his intention to convert or notified the Company of a demand for payment.

On December 28, 2006, the Company signed an 8% promissory note for $40,000 with the Company’s placement agent, Newbridge Securities. The note matured on the 30th day following receipt, or January 27, 2007. The lender was issued 400 shares of Common Stock, valued at $5,100, using the closing price of the Company’s common stock on the date of the loan.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 7:  INCENTIVE EQUITY AND STOCK OPTION PLAN

In October 2003 the Company adopted a stock option plan. The purpose of the stock option plan was to increase the employees’ and non-employee directors’ proprietary interest in Quantum and to align more closely their interests with the interests of the shareholders of Quantum, as well as to enable Quantum to attract and retain the services of experienced and highly qualified employees and non-employee directors.

Options granted under this plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify. Any incentive option must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more that 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more that 10% of the our common stock, no more than five years after the date of the grant. The Board of Directors shall determine the exercise price of non-qualified options.

The Company has reserved 200,000 shares of common stock under the plan. The Board of Directors, or a committee of the Board of Directors, will administer the plan including, without limitation, the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares subject to each plan options and the plan option price.

The per share exercise price of shares granted under the plan may be adjusted in the event of certain changes in the total purchase price payable upon the exercise in full of options granted under the plan. Officers, directors, and key employees of and consultants to Quantum will be eligible to receive non-qualified options under the plan. Only officers, directors and employees of Quantum who are employed by Quantum, or by any subsidiary thereof, are eligible to receive incentive options.

A summary of options during the three months ended January 31, 2007 and 2006 is shown below:

	2007			2006
		Options			Options
	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price	Incentive Stock Grants	Number of Shares	Weighted Average Exercise Price

Outstanding at beginning of the period	2,400	—	$—	2,400	—	$—
Granted	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Outstanding at January 31,	2,400	—		2,400	—
Exercisable at January 31,		—			—

Available for issuance at January 31 under the plan		197,600			197,600

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 8:  OTHER COMMON STOCK TRANSACTIONS

Deferred Compensation

The Company, from time to time, grants shares of common stock to employees, directors and advisors in lieu of or as partial compensation for services performed for the Company. These shares vest over two and three year periods. The value of the stock is determined by the closing market price at the date of grant. The Company recognized $22,029 and $7,830 in compensation expense related to these stock grants for the three month periods ended January 31, 2007 and 2006. As of January 31, 2007, the Company has 73,745 vested options with exercise prices ranging from $10.00 to $37.50 per share and expiring in years 2008 through 2012. The Company did not grant any options during the three month period ended January 31, 2007.

Stock Compensation

From time to time, the Company issues stock to employees as length of service rewards and performance rewards. Additionally, the Company will issue shares to consultants in lieu of cash compensation. These stock issuances are not included in the Company’s Incentive Equity and Stock Option Plan. The total shares issued were 2,861 and 1,792 shares for the three month periods ended January 31, 2007 and 2006, respectively. The value of the stock is determined by the closing market price on the date earned.

NOTE 9:  RELATED PARTY TRANSACTIONS

On November 1, 2002, the Company entered into an agreement with a shareholder to purchase certain intellectual property integral to the Company’s business. In exchange, the company issued a three (3) year installment note for $179,080 with an interest rate of eighteen percent (18%) per annum. The price of the sale was equal to the cost the shareholder incurred to develop the property purchased. The note is payable monthly starting January 2003. The Company is in technical default as the Company has not made scheduled payments on the note. The Company is accruing interest at 18% per annum monthly on the unpaid principal balance and has classified the note as current as per the agreement. The principal balance outstanding is $130,775. The Company did not pay any interest during the three month periods ended January 31, 2007 or 2006. The interest accrued is $75,395 and $53,703 at January 31, 2007 and 2006, respectively.

On November 14, 2005, a shareholder advanced the Company $50,000. The Company and the shareholder agreed to a 12% interest rate on the unpaid balance and 400 shares of common stock.

On December 16, 2005, the Company executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due January 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of the Company’s common stock per month for each month the debt is outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board of Directors of the Company. On February 25, 2006, an additional $25,000 was advanced to the Company by Mrs. Rosenbaum for a total of $125,000. Mrs. Rosenbaum and the Company agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement which includes the issuance of 6,667 shares of common stock. The value of the stock was determined by the closing market price on the date of the loan and is amortized over term of the loan. This loan was not repaid at maturity and is in default converting the interest rate to 18% from May 5, 2006. The Company is currently seeking to negotiate payoff terms with lender.

THE QUANTUM GROUP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

JANUARY 31, 2007

(UNAUDITED)

NOTE 10:  SUBSEQUENT EVENTS

On February 9, 2007 the Company paid off the Newbridge $40,000 note.

On February 14, 2007, the Company repaid the credit line consistent with the terms of the agreement.

On March 19, 2007, the Company closed on the December 18, 2006 Private Placement Memorandum (PPM). Subsequent to the quarter ending January 31, 2007, an additional 51.5 subscription units were sold. These subscriptions raised an additional $2,575,000 in funding. The investors received 8% Convertible Debentures totaling $2,575,000 and 312,155 shares of restricted common stock. As a placement fee, the placement agent received 31,261 warrants. The total proceeds from the PPM were $3,000,000 in subscriptions, 363,675 shares issued and 36,419 placement agent warrants were granted.

The map pictured above features the entire state of Florida and its 67 counties. The area in red represents the counties in which we have completed Community Health Systems (provider systems) or are in final development. We expect to be fully operational by January 1, 2008 in these counties. The counties highlighted in green represent our expected expansion for 2008.  We would anticipate to be fully operational in these (green highlighted) counties by January 1, 2009. The counties in yellow highlight our expected expansion for 2009, and are anticipated to be operational by January 1, 2010. The counties identified in blue represent our expected expansion in 2010 and we expect to be operational by January 1, 2011. We have determined the size and order of this expansion based on the best demographical projections available to us, as well as in consultation with our current and possible contracted Managed Care Organization’s needs.

2,300,000 Units —————————————— PROSPECTUS —————————————— Newbridge Securities Corporation ___________ __, 2007

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Nevada Revised Statutes (NRS) permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our Articles of Incorporation (the "Articles") and Bylaws provide that we shall indemnify its directors and officers to the fullest extent permitted by the NRS.

The provisions of the NRS that authorize indemnification do not eliminate the duty of care of a director, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Nevada securities laws.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

We are paying all of the expenses related to this offering, including any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC registration fee	$1,100.00
AMEX Application fee	45,000.00
Accounting fees and expenses	25,000.00
Legal fees and expenses	75,000.00
Printing expenses	20,000.00
Miscellaneous fees and expenses	33,900.00
Total	$200,000.00

Item 26. Recent Sales of Unregistered Securities

During the past three years, we have issued the following unregistered securities. The securities in each one of the below-referenced transactions were (i) made without registration and (ii) were subject to restrictions under the Securities Act and the securities laws of certain states, in reliance on the private offering exemptions contained in Sections 4(2), 4(6) and/or 3(b) of the Securities Act and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering. Each of the investors had access to the kind of information about us that we would provide in a registration statement, was an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and represented to us his intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the certificates representing the securities issued. Unless stated otherwise, no placement or underwriting fees were paid in connection with these transactions. Proceeds from the sales of these securities were used for the Company’s general working capital purposes. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering.

Following a motion approved by the Company shareholders during a meeting January 30, 2004, the Board of Directors agreed to issue 532,006 post reverse common shares to the shareholders of both Quantum Medical Technologies, Inc. (QMT) and Renaissance Health Systems, Inc. (RHS) for the 80% of those companies which the Company does not already own. Control in the Company will not change, since all the shareholders in numbers and relative beneficial ownership of both QMT and RHS are also material and beneficial owners of the common shares of the Company today. The final merger was approved by the Board of Directors on August 16, 2004.

In June, 2004, an investor advanced the Company $30,000. On August 26, 2004, the Company issued 12,000 common shares to satisfy this obligation. The investor represented to us that he was an “accredited investor,” as defined under Rule 501 Regulation D of the Securities Act.  The shares were issued as restricted shares under the Securities Act and were endorsed with a restrictive legend.

During the period July through December 2004, the Company sold 55,482 shares of common stock to foreign investors for an average sale price of $6.88 per share under an agreement the Company signed with an investment group. Each investor represented to us that the investor was not a "U.S. Person,” as defined under Regulation S of the 1933 Act. The Company realized proceeds of $381,300. The Company paid a 10% placement fee of $38,130, a 3% unaccountable expense fee of $11,439 and issued 7,967 warrants to purchase common stock at a price of $6.88 per share to the placement company. Shares were issued to 152 investors.

On December 16, 2004, the Company sold 14,815 shares of common stock to a single investor for a price of $6.75 per share and realized proceeds of $100,000. The Company paid a 10% placement fee of $10,000, a 3% unaccountable expense fee of $3,000 and issued 1,482 warrants at an exercise price of $6.75 per share to the placement company. The investor represented to us that they were an “accredited investor,” as defined under Rule 501 Regulation D of the 1933 Act. The shares were issued as restricted shares under the 1933 Act and were endorsed with a restrictive legend.

During the period December 2004 through June 2005, the Company sold 70,000 shares of Common Stock for a price of $10.00 per share under an agreement signed with a placement company. The Company realized proceeds of $700,000. The Company paid a 10% placement fee of $70,000, a 3% unaccountable expense fee of $21,000 and issued 7,000 warrants with an exercise price of $10.00 per share as commission to the placement company.  Each investor represented to us that the investor was an “accredited investor,” as defined under Rule 501 Regulation D of the 1933 Act. The shares were issued as restricted shares under the 1933 Act and were endorsed with a restrictive legend.

On July 6, 2005, the Company issued a private placement memorandum to raise $1,500,000 at a price of $12.50 per share. The terms included a 10% cash commission plus 3% reimbursement of unaccountable expenses plus one common stock warrant at a price of $12.50 for every 10 shares issued. The Company realized proceeds of $971,300 on the sales of 77,704 shares of common stock through March 17, 2006, the closing date of the placement memorandum. The Company paid a 10% placement fee of $97,130, a 3% unaccountable expense reimbursement of $29,139 and issued 7,771 warrants with an exercise price of $12.50 per share as commission to the placement agent

On November 14, 2005, an investor advanced the Company $50,000. On March 20, 2006, the Company issued 400 common shares as additional compensation.

On November 30, 2005, the Company entered into a 13% 2-year callable loan agreement for $100,000. The terms included interest to be paid quarterly and the loan is callable by the lender if any interest payment is not paid within 15 days of being notified by the lender that the interest payment is late. Additional compensation included 2,800 shares of common stock valued at the closing price of the Company’s stock at the date of the loan. If the Company repays the loan with the first 365 days, the lender will return 700 of the shares and if the loan is repaid during the second year, the lender will return 120 shares. The Company also paid $6,500 in commissions to a placement agent. Due to an anti-dilution clause in the loan agreement, an additional 2,480 shares were issued through March 31, 2007.

On December 16, 2005, we executed a $100,000 promissory note payable to Maj-Britt Rosenbaum. This note was due January 31, 2006 and bore an interest rate of 8% per annum payable at term of the note. Additional compensation included 600 shares of the Company’s common stock per month for each month the debt is outstanding. On February 9, 2006, the husband of the note holder, Michael Rosenbaum, was elected to the Board of Directors of the Company. On February 25, 2006, an additional $25,000 was advanced to us by Mrs. Rosenbaum for a total of $125,000. Mrs. Rosenbaum and the Company agreed to extend the term of the note based on terms consistent with the Bridge Financing Agreement, dated May 5, 2006, which includes the issuance of 6,667 shares of common stock. The loan was not repaid at maturity and went into default. On April 23, 2007, an agreement was reached with Mrs. Rosenbaum to pay off the debt and the common stock granted for the entire term of the loan was increased to a total of 15,152 shares. Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

On May 5, 2006, the Company agreed to a Bridge Financing Agreement with High Capital Funding LLC, the lead lender, for $501,000. The agreement included an issuance of an 8% Secured Promissory Note in the amount of $501,000 and the issuance of 26,667 shares of the common stock. Additional fees include a placement agent fee of $50,000 and the Company issued one 5-year warrant to purchase 2,667 shares of the Company’s common stock at a price of $5.00 per share to the placement agent. A documentation fee of 1,334 shares of the Company’s common stock was issued to High Capital Funding, LLC. Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register. The note was to mature upon the earlier of 80th day following the receipt by the escrow agent of the $501,000, July 14, 2006, or the second business day following the closing of an aggregate of $1,000,000 of gross proceeds from a private placement. When the note was not repaid at maturity, the interest rate increased to 18% retroactive to the closing date and the Company issued 1,334 shares, as per the terms of the agreement.

In June 2006, the Company signed six 8% promissory notes for $25,000 each. The notes were issued pursuant to May 5, 2006 Bridge Financing Agreement with the lead investor, High Capital Funding, LLC. The Company realized proceeds of $150,000. The Company paid a 10% placement fee of $15,000, and issued 800 warrants with an exercise price of $20.00 per share as commission to the placement company. Each lender was issued 1,334 shares of common stock, or a total of 8,004 shares. The terms of the notes were the same as the May 5, 2006 Bridge Financing Agreement.

On July 6, 2006, the Company signed an 8% promissory note and financing agreement for $100,000 with Charlemagne Holdings, Inc. The terms were consistent with the May 5, 2006 Bridge Financing Agreement except that the note matured the earlier of 80 days from the funding of the note or the second day following the closing of an aggregate of $2,000,000 of gross proceeds from a private placement. The note is unsecured. The lender and the Company have agreed to extend the loan consistent with the Interim Bridge Financing agreement dated August 21, 2006. Under this agreement, the lender was issued 12,122 total shares. On April 25, 2007, the promissory note was converted to term consistent with the March 29, 2007 private placement memorandum and the investor was issued 12,122 shares of common stock, per the terms of the agreement.

On August 21, 2006, the Company signed an Interim Bridge Financing Agreement with the lead investor, High Capital Funding, LLC, for a maximum of $1,000,000 to repay the original Bridge Financing Agreement, $501,000 (Tranche A) and the $150,000 additional bridge notes (Tranche B), and raise an additional $349,000 (Tranche C). The agreement carried an interest rate of 18% on the first $651,000, the amount owed on the existing promissory notes above, and 8% on amounts in excess of $651,000. As additional compensation, the Company issued an additional 34,061 shares of common stock to the original lender, High Capital Funding, LLC, 10,182 shares to the six Tranche B investors and 42,316 shares to Tranche C investors. In conjunction with this agreement, High Capital Funding, LLC granted the Company a $300,000 credit line. The Company, as a credit line fee, issued 36,364 shares of common stock. Additional fees included a placement agent fee of $45,370 plus one 5-year warrant to purchase 12,122 shares of the Company’s common stock at a price of $5.00 per share to the placement agent. Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

On August 29, 2006, the Company signed an agreement with a placement agent to sell 60 units or $3,000,000. Each unit consisted of a $50,000 8% Convertible Debenture and 6,061 shares of common stock. The principal and interest on the Secured Convertible Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the current offering price. The Company realized proceeds of $1,300,000 on the sale of 26 units and issued 157,588 shares in connection with this private placement through November 29, 2006, the date the private placement closed. The Company paid a 10% placement fee of $130,000, a 3% unaccountable expense reimbursement of $39,000 and issued one 5-year warrant to purchase 15,777 shares of common stock at an exercise price of $8.25 per share as commission to the placement company. Under the agreement the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

On December 15, 2006, the Company and the lender, High Capital Funding, LLC, agreed to extend the credit line’s maturity date until January 15, 2007 and increase the credit line by $56,000. As compensation to the lender, the Company issued 6,788 shares of common stock. On January 12, 2007, the Company and the lender agreed to extend the credit line’s maturity date a second time to February 15, 2007, and increase the credit line by $95,000. In consideration for the changes in the credit line, the Company issued 11,516 shares of common stock. The shares were issued as restricted shares under the 1933 Act and were endorsed with a restrictive legend. The shares issued have the same registration rights as those issued under the original line of credit agreement.

On December 18, 2006, the Company signed an agreement with a placement agent to sell 50 units or $2,500,000, with an over allotment of 10 units or $500,000. Each unit consisted of a $50,000 8% Convertible Debenture and 6,061 shares of restricted common stock. The principal and interest on the Secured Convertible Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the current offering price. The Company realized proceeds of $3,000,000 on the sale of 60 units and issued 363,675 shares in connection with this private placement. The Company paid a 10% placement fee of $300,000, a 3% unaccountable expense reimbursement of $90,000 and issued one 5-year warrant to purchase 36,419 shares of common stock at an exercise price of $8.25 per share as commission to the placement company. Under the agreement, the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

On December 26, 2006, a lender advanced the Company $50,000 in exchange for an 8% promissory note. The lender was issued 400 shares of common stock. The lender had the option to be repaid or to convert this loan into a subsequent private placement subscription. On March 30, 2007, the lender advanced the Company another $50,000 and was issued 400 shares of common stock under the same terms as the first note. On April 25, 2007, the lender elected to convert both notes to the terms of the March 29, 2007 private placement memorandum and was issued an additional 11,322 shares of common stock. Under the agreement, the Company is required to use its best efforts to register the underlying shares with the Securities and Exchange Commission (SEC). In the event the a registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

On December 28, 2006, the Company signed an 8% promissory note for $40,000 with the Company’s private placement agent, Newbridge Securities. The note matured on the 30th day following receipt, or January 27, 2007. The lender was issued 400 shares of Common Stock.

On March 29, 2007, the Company signed an agreement with a placement agent to sell 20 units or $1,000,000, with an over allotment option of $550,000 or 11 units. Each unit consisted of a $50,000 8% Secured Convertible Debenture and 6,061 shares of restricted common stock. The principal and interest on the Debentures may be converted into certain future sale of the Company’s security at a conversion price equal to 70% of the current offering price. The Company realized proceeds of $1,550,000 on the sale of 31 units and issued 187,894 shares in connection with this private placement. The Company paid a 10% placement fee of $155,000, a 3% unaccountable expense reimbursement of $46,500 and issued one 5-year warrant to purchase 18,802 shares of common stock at an exercise price of $8.25 per share as commission to the placement company. Under the agreement, the Company is required to use its best efforts to register the underlying shares with the Securities and

Exchange Commission (SEC). In the event the registration statement is not filed with SEC, the Company is required to pay liquidated damages in the form of additional shares of common stock of the Company, which the Company is required to use its best efforts to register.

Item 27.

Exhibits.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit

Number

Description

1.1

Form of Underwriting Agreement (to be filed by amendment)

2.1

Exchange Agreement dated May 28, 2003 between Transform Pack International and Quantum HIPAA Consulting Group, Inc. (3)

2.3

Agreement and Plan of Exchange between The Quantum Group, Inc., Quantum Medical Technologies, Inc. and Noel J. Guillama, dated August 9, 2004 (2)

3.1

Articles of Incorporation of The Quantum Group, Inc. (Nevada) (1)

3.2

By-Laws of The Quantum Group, Inc. (Nevada) (1)

4.1

Form of Warrant Agreement (to be filed by amendment)

4.2

Form of Representatives’ Unit Purchase Option (to be filed by amendment)

4.3

Form of Unit Certificate (to be filed by amendment)

4.4

Form of Warrant Certificate (to be filed by amendment)

4.5

Form of Bridge Note (to be filed by amendment)

5.1

Opinion of Arnstein & Lehr LLP (to be filed by amendment)

10.1

2003 Incentive Equity and Option Plan (1)**

14.1

Code of Ethics (4)

23.1

Consent of Daszkal Bolton LLP*

23.2

Consent of Arnstein & Lehr LLP (included in Exhibit 5.1) (to be filed by amendment)

———————

*

Filed herewith

** *

Indicates a management contract or a compensatory plan or arrangement.

(1)

Incorporated by reference to the Company’s Schedule 14C Information Statement filed with the SEC on January 7, 2004.

(2)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2004.

(3)

Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 11, 2003.

(4)

Incorporated by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003, as filed with the SEC on February 13, 2004.

Item 28.

Undertakings.

The undersigned registrant hereby undertakes that it will:

1.

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a) (3) of the Securities Act;

ii.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the ‘‘Act’’) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

6.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Wellington, State of Florida, on May 15, 2007.

THE QUANTUM GROUP, INC.

By:	/s/ Noel J. Guillama
Noel J. Guillama,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Noel J. Guillama	/s/ Donald B. Cohen
Noel J. Guillama, Director	Donald B. Cohen, Director
President and Chief Executive Officer	Vice President and Chief Financial Officer (Principal Accounting Officer)
Date: May 15, 2007	Date: May 15, 2007

/s/ Mark Haggerty	/s/ Susan D. Guillama
Mark Haggerty, Director	Susan D. Guillama, Director
Date: May 15, 2007	Vice President
Date: May 15, 2007

/s/ James D. Baker
James D. Baker, Director	Michael Rosenbaum, Director
Date: May 15, 2007	Date:

Peter Nauert, Director
Date: